EXECUTION COPY

SALE AND SERVICING AGREEMENT

Among

KEYCORP STUDENT LOAN TRUST 2006-A

as Issuer,

KEY CONSUMER RECEIVABLES LLC,

as Depositor,

KEYBANK NATIONAL ASSOCIATION

as Master Servicer and Seller,

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION

not in its individual capacity but solely
as Eligible Lender Trustee and as Depositor Eligible Lender Trustee,

and

KEYBANK NATIONAL ASSOCIATION

as Administrator

Dated as of December 1, 2006

TABLE OF CONTENTS

PAGE

ARTICLE I

DEFINITIONS AND USAGE

1

ARTICLE II

CONVEYANCE OF FINANCED STUDENT LOANS

1

SECTION 2.01.  Conveyance of Financed Student Loans

1

SECTION 2.02.  Conveyance of Financed Student Loans by the Eligible Lender Trustee

to the Depositor in Connection with Consolidation Loans

2

SECTION 2.03.  Add-On Consolidation Loans

2

SECTION 2.04.  Indorsement

2

SECTION 2.05.  Sale Not Secured Financing

3

SECTION 2.06.  MPN Loans

4

ARTICLE III

THE FINANCED STUDENT LOANS

5

SECTION 3.01.  Representations and Warranties of Depositor with Respect to the

Financed Student Loans

5

SECTION 3.02.  Repurchase or Substitution upon Breach; Reimbursement

10

SECTION 3.03.  Custody of Financed Student Loan Files

12

SECTION 3.04.  Duties of Master Servicer as Custodian

13

SECTION 3.05.  Instructions; Authority To Act

14

SECTION 3.06.  Custodian’s Indemnification

14

SECTION 3.07.  Effective Period and Termination

14

SECTION 3.08.  Schedule of Financed Student Loans

15

ARTICLE IV

ADMINISTRATION AND SERVICING OF FINANCED STUDENT LOANS

15

SECTION 4.01.  Duties of Master Servicer

15

SECTION 4.02.  Collection of Financed Student Loan Payments

17

SECTION 4.03.  Realization upon Financed Student Loans

18

SECTION 4.04.  Computation of Note Interest Rate

18

SECTION 4.05.  No Impairment

18

SECTION 4.06.  Purchase or Substitution of Financed Student Loans; Reimbursement

18

SECTION 4.07.  Master Servicing Fee

20

SECTION 4.08.  Administrator’s Certificate; Servicer’s Report

20

SECTION 4.09.  Annual Statement as to Compliance; Notice of Default

21

SECTION 4.10.  Annual Independent Certified Public Accountants’ Report

21

SECTION 4.11.  Access to Certain Documentation and Information Regarding Financed

Student Loans

22

SECTION 4.12.  Master Servicer and Administrator Expenses

23

SECTION 4.13.  Appointment of Subservicers.

23

SECTION 4.14.  Special Programs

24

SECTION 4.15.  Maintenance of Fidelity Bond and Errors and Omission Policy

24

ARTICLE V

DISTRIBUTIONS; ACCOUNTS; STATEMENTS TO NOTEHOLDERS

25

SECTION 5.01.  Establishment of Trust Accounts

25

SECTION 5.02.  Collections

27

SECTION 5.03.  Application of Collections

28

SECTION 5.04.  Additional Deposits

28

SECTION 5.05.  Distributions

29

SECTION 5.06.  Reserve Accounts

33

SECTION 5.07.  Statements to Noteholders

37

SECTION 5.08.  [Reserved]

37

SECTION 5.09.  [Reserved]

38

SECTION 5.10.  Paying Agent

38

ARTICLE VI

THE ADMINISTRATOR AND THE DEPOSITOR

38

SECTION 6.01.  Representations of the Administrator

38

SECTION 6.02.  Representations of the Depositor

40

SECTION 6.03.  Existence

41

SECTION 6.04.  Liability of the Depositor; Indemnities

41

SECTION 6.05.  Liability of Administrator; Indemnities

43

SECTION 6.06.  Merger or Consolidation of, or Assumption of the Obligations of, the

Administrator and the Depositor

43

SECTION 6.07.  Limitation on Liability of the Depositor, Administrator and Others

44

SECTION 6.08.  Ownership by the Depositor, KBNA and its Affiliates

45

SECTION 6.09.  KBNA Not To Resign as Administrator

45

ARTICLE VII

THE MASTER SERVICER

46

SECTION 7.01.  Representations of Master Servicer

46

SECTION 7.02.  Indemnities of Master Servicer

47

SECTION 7.03.  Merger or Consolidation of, or Assumption of the Obligations of,

Master Servicer

48

SECTION 7.04.  Limitation on Liability of Master Servicer and Others

49

SECTION 7.05.  KBNA Not To Resign as Master Servicer

49

ARTICLE VIII

DEFAULT

50

SECTION 8.01.  Master Servicer Default; Administrator Default

50

SECTION 8.02.  Appointment of Successor

53

SECTION 8.03.  Notification to Noteholders

54

SECTION 8.04.  Waiver of Past Defaults

54

ARTICLE IX

TERMINATION

55

SECTION 9.01.  Termination

55

ARTICLE X

ADDITIONAL PROVISIONS REGARDING FINANCED STUDENT LOANS

56

SECTION 10.01.  Periodic Reports

56

SECTION 10.02.  Cooperation

57

SECTION 10.03.  Confidentiality

57

SECTION 10.04.  Future Purchases

58

SECTION 10.05.  Private Guarantee Fee

58

SECTION 10.06.  Bids/First Refusal Rights

58

SECTION 10.07.  Consolidation Loans

59

ARTICLE XI

MISCELLANEOUS

59

SECTION 11.01.  Amendment

59

SECTION 11.02.  Protection of Interests in Trust

60

SECTION 11.03.  Notices

63

SECTION 11.04.  Assignment

64

SECTION 11.05.  Limitations on Rights of Others

64

SECTION 11.06.  Severability

64

SECTION 11.07.  Separate Counterparts

64

SECTION 11.08.  Headings

64

SECTION 11.09.  Governing Law

64

SECTION 11.10.  Assignment to Indenture Trustee

64

SECTION 11.11.  Nonpetition Covenants

65

SECTION 11.12.  Limitation of Liability of Eligible Lender Trustee and Indenture

Trustee

65

SECTION 11.13.  Third-Party Beneficiaries

66

ARTICLE XII

REGULATION AB

66

SECTION 12.01.  Intent of the Parties; Reasonableness

66

SECTION 12.02.  Reporting Requirements.

67

SECTION 12.03.  Servicer Compliance Statement

67

SECTION 12.04.  Report on Assessment of Compliance and Attestation.

67

APPENDIX A	Definitions and Usage

SCHEDULE A-1	Schedule of Group I Student Loans
SCHEDULE A-2	Schedule of Group II Student Loans
SCHEDULE B	[Reserved]
SCHEDULE C	Location of Financed Student Loan Files
SCHEDULE D	[Reserved]
SCHEDULE E	Servicing Fees Schedule

EXHIBIT A	Form of Report to Noteholders
EXHIBIT B	[Reserved]
EXHIBIT C	[Reserved]
EXHIBIT D	Form of Assignment on Closing Date
EXHIBIT E	[Reserved]
EXHIBIT F	Servicing Criteria
EXHIBIT G	Annual Certification

SALE AND SERVICING AGREEMENT dated as of December 1, 2006, among KEYCORP STUDENT LOAN TRUST 2006-A, a Delaware statutory trust (the “Issuer”), KEYBANK NATIONAL ASSOCIATION, a national banking association, as master servicer (the “Master Servicer”) and seller (the “Seller”), KEY CONSUMER RECEIVABLES LLC, a Delaware limited liability company, as depositor (the “Depositor”), JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, a national banking association, solely as eligible lender trustee on behalf of the Issuer and not in its individual capacity (the “Eligible Lender Trustee”) and as depositor eligible lender trustee (the “Depositor Eligible Lender Trustee”) on behalf of  the Depositor, and KEYBANK NATIONAL ASSOCIATION, a national banking association, as administrator (the “Administrator”).

WHEREAS, the Depositor and, with respect to legal title, the Depositor Eligible Lender Trustee, intends to assign to the Issuer and, with respect to legal title, the Eligible Lender Trustee, its rights in a portfolio of student loans purchased from KeyBank National Association (“KBNA” or the “Seller”);

WHEREAS, the Issuer and, with respect to legal title, the Eligible Lender Trustee, desires to purchase, and the Depositor and, with respect to legal title, the Depositor Eligible Lender Trustee, is willing to sell to the Issuer and, with respect to legal title, the Eligible Lender Trustee, such student loans;

WHEREAS, the Eligible Lender Trustee is willing to hold legal title to, and serve as eligible lender trustee with respect to, such student loans on behalf of the Issuer;

WHEREAS, the Master Servicer is willing to master service such student loans; and

WHEREAS, the Administrator is willing to undertake certain administrative functions with respect to such student loans.

NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS AND USAGE

Capitalized terms used but not defined herein are defined in Appendix A hereto, which also contains rules as to usage and construction that shall be applicable herein.

ARTICLE II

CONVEYANCE OF FINANCED STUDENT LOANS

SECTION 2.01.  Conveyance of Financed Student Loans.  In consideration of the Issuer’s delivery to or upon the order of the Depositor on the Closing Date of the Certificates and of the net proceeds from the sale of the Notes and the other amounts to be distributed from time to time to the Depositor in accordance with the terms of this Agreement, the Depositor (and with respect to legal title, the Depositor Eligible Lender Trustee, on behalf of the Depositor) does hereby, as evidenced by a duly executed written assignment in the form of Exhibit D, sell, transfer, assign, set over and otherwise convey to the Issuer (and with respect to legal title, to the Eligible Lender Trustee on behalf of the Issuer), without recourse (subject to the obligations herein):

(i)

all right, title and interest of the Depositor (and, with respect to legal title, the Depositor Eligible Lender Trustee on behalf of the Depositor) in and to the Financed Student Loans and all obligations of the Obligors thereunder, including all moneys paid thereunder, and all written communications received by the Depositor (and the Depositor Eligible Lender Trustee) with respect thereto (including borrower correspondence, notices of death, disability or bankruptcy and requests for deferrals or forbearances), on or after the Cutoff Date;

(ii)

(x) all right, title and interest of the Depositor (and, with respect to legal title, the Depositor Eligible Lender Trustee, on behalf of the Depositor) as assigned to the Depositor by the Seller, under the Assigned Agreements insofar as they relate to the Financed Guaranteed Private Loans but not with respect to any other loans covered thereby and (y) all right, title and interest of the Depositor (and the Depositor Eligible Lender Trustee) in and to (but none of the obligations under) the Student Loan Transfer Agreement (collectively, the “Assigned Rights”);

(iii)

all right, title and interest of the Depositor in and to all funds on deposit from time to time in the Trust Accounts, including, but not limited to, the Group I and Group II Reserve Account Initial Deposit (including all income thereon) and the Group I Capitalized Interest Account; and

(iv)

the proceeds of any and all of the foregoing.

SECTION 2.02.  [Reserved]

SECTION 2.03.  Add-On Consolidation Loans.

(a)

During the Consolidation Loan Add-On Period, the Trust will be permitted to fund Add-On Consolidation Loans, up to an aggregate principal amount of $500,000, but only to the extent of principal collections received from the Group I Student Loans during such period.

(b)

If principal collections are insufficient to fund an Add-On Consolidation Loan, the Depositor hereby convents, represents and warrants that it will repurchase the related Federal Consolidation Loan or substitute (or cause the Seller to do so) in the manner set forth in Section 3.02.

(c)

Add-On Consolidation Loans will be funded by the Issuer at a price equal to their aggregate outstanding principal balance plus accrued and unpaid interest, if any, thereon, and following the repayment in full of the related outstanding eligible education loan which the applicable Obligor wants to add to an existing Federal Consolidation Loan, the aggregate outstanding principal balance of the related Federal Consolidation Loan will be increased by the amount withdrawn from the Group I Collection Account to fund such Add-On Consolidation Loan.  In addition, the Master Servicer shall cause the related Subservicer to revise the related Schedule of Financed Student Loans to reflect the addition of any Add-On Consolidation Loan to the Trust Estate.

(d)

For all purposes hereunder, including without limitation the representations and warranties contained in Section 3.01, an Add-On Consolidation Loan shall be deemed to be an integral part of the related Federal Consolidation Loan and may not be separated from such Federal Consolidation Loan.

SECTION 2.04.  Indorsement.  The Depositor (and the Depositor Eligible Lender Trustee, each) hereby appoints each of the Eligible Lender Trustee and the Indenture Trustee as the Depositor’s (and the Depositor Eligible Lender Trustee’s) true and lawful attorney-in-fact with full power of substitution to indorse the Depositor’s (and the Depositor Eligible Lender Trustee’s) name on any promissory note evidencing the Financed Student Loans transferred to the Issuer (and with respect to legal title, to the Eligible Lender Trustee on behalf of the Issuer) pursuant to Section 2.01.  The Depositor (and the Depositor Eligible Lender Trustee each) acknowledges and agrees that this power of attorney shall be construed as a power coupled with an interest, shall be irrevocable as long as the Trust Agreement remains in effect and shall continue in effect until the Trust Agreement terminates.

SECTION 2.05.  Sale Not Secured Financing.  It is the express intent of the parties hereto that the conveyance of the Financed Student Loans by the Depositor to the Issuer, as contemplated by this Agreement be (and be treated as) a sale.  It is, further, not the intention of the parties that such conveyance be deemed a pledge of any such Financed Student Loans by the Depositor to the Issuer to secure a debt or other obligation of the Depositor.  However, in the event that, notwithstanding the intent of the parties, any of the Financed Student Loans are held by a court to continue to be property of the Depositor, then (a) this Agreement shall also be deemed to be a security agreement within the meaning of Articles 8 and 9 of the applicable Uniform Commercial Code; (b) the transfer of such Financed Student Loans and all such other items set forth in Section 2.01 provided for herein shall be deemed to be a grant by the Depositor and the Depositor Eligible Lender Trustee on behalf of the Depositor to the Issuer and the Eligible Lender Trustee on behalf of the Issuer of a security interest in all of the Depositor’s right, title and interest in and to such Financed Student Loans and all amounts payable to the holders of such Financed Student Loans and all such items set forth in Section 2.01 in accordance with the terms thereof and all proceeds of the conversion, voluntary or involuntary, of the foregoing into cash, instruments, securities or other property, to the extent the Issuer would otherwise be entitled to own such Financed Student Loans and proceeds pursuant to Article II hereof, including all amounts, from time to time held or invested in any Trust Accounts created pursuant to this Agreement, whether in the form of cash, instruments, securities or other property; (c) the possession by the Master Servicer or the Subservicers, as applicable, of each Financed Student Loan File or by the Indenture Trustee of each applicable Trust Account, and such other items of property as constitute instruments, money, negotiable documents or tangible chattel paper shall be deemed to be “possession by the secured party” for purposes of perfecting the security interest pursuant to Section 9-313(a) (or comparable provision) of the applicable Uniform Commercial Code; and (d) notifications to persons holding such property, and acknowledgments, receipts or confirmations from persons holding such property, shall be deemed notifications to, or acknowledgments, receipts or confirmations from, financial intermediaries, bailees or agents (as applicable) of the Issuer for the purpose of perfecting such security interest under applicable law.  Any assignment of the interest of the Issuer pursuant to any provision hereof or pursuant to the Indenture shall also be deemed to be an assignment of any security interest created hereby.  The Depositor and the Issuer shall, to the extent consistent with this Agreement, take such actions as may be reasonably necessary to ensure that, if this Agreement were deemed to create a security interest in the Financed Student Loans, such security interest would be deemed to be a perfected security interest of first priority under applicable law and will be maintained as such throughout the term of this Agreement and the Indenture.

SECTION 2.06.  MPN Loans.  With respect to each Transferred MPN Loan and each related Master Note that relates to a Student Loan, the Depositor hereby represents and warrants, and KBNA, as the applicable MPN Holder, on an on-going basis, hereby covenants as follows:

(A)

Transfer of Beneficial Interest in Transferred MPN Loan.  Each Transferred MPN Loan represents a 100% beneficial interest in such MPN Loan, and is being transferred to the Issuer pursuant to this Agreement.  The MPN Holder shall hold bare legal title to the Master Note solely for the benefit of all MPN Loan Holders; provided, however, that the MPN Holder may also be an MPN Loan Holder. The sale of an MPN Loan excludes an assignment of the Depositor’s right to offer future MPN Loans under a Master Note. The MPN Holder shall not provide to MPN Loan Holders more than one copy of the Master Note for each MPN Loan, to be marked “Official Copy” in red ink.

(B)

Custody of Master Note.  The MPN Holder shall hold, or cause the Master Servicer or a Subservicer to hold, the Master Note underlying each Transferred MPN Loan for the use and benefit of all present and future MPN Loan Holders.  The MPN Holder shall maintain, or cause the Master Servicer or a Subservicer to maintain, continuous and exclusive possession, dominion and control over the Master Note and related documents.

(C)

MPN Loan Transfers.  The MPN Holder shall maintain book-entry records with respect to the identity of present and future MPN Loan Holders.  The MPN Holder shall not transfer or register the transfer of any MPN Loan to any other person except in accordance with the instructions of the person identified on its books and records as the MPN Loan Holder.

(D)

MPN Loan Modification; Subsequent Advances; Copies of Master Note.  The MPN Holder shall not agree to any modification, waiver, forbearance or amendment of any term of any Transferred MPN Loan other than as provided in Section 4.01 of this Agreement.  The MPN Holder shall make no subsequent advances to a borrower under the related Master Note except pursuant to a separate MPN Loan. The MPN Holder shall not provide to any person other than an MPN Loan Holder any copy of a Master Note except to the Master Servicer or a Subservicer for administrative purposes or for the MPN Holder’s internal administrative purposes.

(E)

Access to Information.  The MPN Holder shall furnish to the Indenture Trustee from time to time upon written request of the Indenture Trustee (i) a list of the names and addresses of all MPN Loan Holders, (ii) a list containing the names and social security numbers of the borrowers under the related Master Notes, (iii) access to inspect the Master Notes and related records upon reasonable advance notice, and (iv) such other information with respect to the Master Notes which is reasonably requested by the Indenture Trustee.

(F)

Resignation or Removal of MPN Holder.  The MPN Holder may at any time resign by giving written notice thereof to the Indenture Trustee and delivering all related Master Notes to a successor MPN Holder, which agrees to the terms of this Agreement, or to the Indenture Trustee. If at any time the MPN Holder shall fail to perform its duties hereunder, or shall be adjudged bankrupt or insolvent, then the Indenture Trustee, at the written direction of a majority in interest of the Group I Controlling Parties (with respect to the Group I Student Loans) may remove the MPN Holder and appoint a successor MPN Holder, which agrees to the terms of this Agreement by written instrument, a copy of which instrument shall be delivered to the MPN Holder so removed, or may require the MPN Holder to deliver the related Master Notes to the Indenture Trustee.

(G)

MPN Holder Other Than KBNA.  So long as KBNA has not transferred all of its right, title and interest in a related Master Note, if KBNA is not the MPN Holder, KBNA shall cause such other MPN Holder to perform all covenants of the MPN Holder set forth in this Agreement.

(H)

Financing Statements and Further Assurances.  KBNA will cause to be filed all necessary financing statements or other instruments necessary to be kept and filed in such manner and in such places as may be required by law to give to and maintain (i) with the Eligible Lender Trustee, on behalf of the Issuer, a first priority perfected ownership interest in such MPN Loans, and (ii) with the Indenture Trustee, for the benefit of the Noteholders, a first priority perfected security interest in such MPN Loans.  KBNA shall from time to time, execute, acknowledge and deliver, or cause to be executed, acknowledged and delivered, within 10 days of such request, such amendments to the Basic Documents and such further instruments and take such further action as may be reasonably necessary to maintain such first priority perfected ownership and security interests.

ARTICLE III

THE FINANCED STUDENT LOANS

SECTION 3.01.  Representations and Warranties of Depositor with Respect to the Financed Student Loans.  The Depositor makes the following representations and warranties as to the Financed Student Loans on which each of the Issuer and the Eligible Lender Trustee is deemed to have relied in acquiring the Financed Student Loans, and which are made for the benefit of the Issuer, the Noteholders and the Indenture Trustee.  Such representations and warranties speak as of the execution and delivery of this Agreement and as of the Closing Date, in the case of the Financed Student Loans and as of the applicable Subsequent Transfer Date, in the case of Substituted Student Loans (in which case the term Closing Date shall be substituted with the term Subsequent Transfer Date, unless otherwise indicated), but, in either case, shall survive the sale, transfer and assignment of the Financed Student Loans to the Issuer (and with respect to legal title to the Eligible Lender Trustee on behalf of the Issuer) and the pledge thereof to the Indenture Trustee pursuant to the Indenture.

(i)

Characteristics of Financed Student Loans.  Each Financed Student Loan (A) was originated in the United States of America, its territories, its possessions or other areas subject to its jurisdiction by the Seller (or originated by KBUSA as predecessor to the Seller or by another lender in the United States of America and purchased by KBUSA or the Seller) in the ordinary course of its business to an eligible borrower under applicable law and agreements and was fully and properly executed by the parties thereto, and in connection with the Financed Student Loans except for a small number of borrowers of in-school consolidation loans who are in deferral status, to an eligible borrower who (or with respect to certain loans, to a parent or sponsor of a student who) has graduated or otherwise left school or is expected to graduate or otherwise leave school by December 31, 2006, and (B) provides or, when the payment schedule with respect thereto is determined, will provide for payments on a periodic basis that fully amortize the principal amount of such Financed Student Loan by its maturity and yield interest at the rate applicable thereto, as such maturity may be modified in accordance with any applicable deferral or forbearance periods granted in accordance with applicable laws and restrictions, including those of the Higher Education Act, any Guarantee Agreement or the Programs.  Each Financed Student Loan that is a Financed Federal Loan qualifies the holder thereof to receive Interest Subsidy Payments (other than SLS Loans, unsubsidized Stafford Loans and certain Consolidation Loans) and Special Allowance Payments from the Department and Guarantee Payments from the applicable Guarantor and qualifies the applicable Guarantor to receive reinsurance payments thereon from the Department.  Each Financed Student Loan that is a Financed Guaranteed Private Loan qualifies the holder thereof to receive Guarantee Payments from the applicable Guarantor pursuant to the related Guarantee Agreement.

(ii)

Schedules of Financed Student Loans.  The information set forth in Schedule A-1 (with respect to all Financed Student Loans that are Group I Student Loans) and Schedule A-2 (with respect to all Financed Student Loans that are Group II Student Loans), to this Agreement is true and correct in all material respects as of the opening of business on the Cutoff Date and no selection procedures believed to be adverse to the Holders of Notes or Certificateholders were utilized in selecting the Financed Student Loans.  The computer tapes regarding the Group I and Group II Student Loans made available to the Issuer and its assigns are true and correct in all material respects as of the Cutoff Date.  There will be no material changes made to either Schedule A-1 or A-2 to this Agreement without the acknowledgement of the Rating Agencies that such material change will not affect the ratings assigned to any Class of the Notes.

(iii)

Compliance with Law.  Each Financed Student Loan complied at the time it was originated or made and at the execution of this Agreement, complies, and the Depositor and its agents (including for such purpose, the Seller), with respect to each such Financed Student Loan, have at all times complied, in all material respects with all requirements of applicable Federal, state and local laws and regulations thereunder, including the Higher Education Act (with respect to the Group I Student Loans), usury law, the Federal Truth-in-Lending Act, the Equal Credit Opportunity Act, the Federal Reserve Board’s Regulation B and other consumer credit laws and equal credit opportunity and disclosure laws and all applicable requirements of any Guarantee Agreements.

(iv)

Binding Obligation.  Each Financed Student Loan represents the genuine, legal, valid and binding payment obligation in writing (or a single authoritative original of the Electronic Note in the case of an Electronic Loan) of the borrower thereof, enforceable by or on behalf of the holder thereof in accordance with its terms, and no Financed Student Loan has been satisfied, subordinated or rescinded, subject to clause (xiii) below.

(v)

No Defenses.  No right of rescission, setoff, counterclaim or defense has been asserted or threatened or exists with respect to any Financed Student Loan.

(vi)

No Default.  No Financed Student Loan has a payment that is more than 268 days past due as of the Cutoff Date for Group I Student Loans, or 150 days past due as of the Cutoff Date for Group II Student Loans and, except as permitted in this paragraph and Section 3.01(xix) below, no default, breach, violation or event permitting acceleration under the terms of any Financed Student Loan has occurred; and neither the Depositor nor the Seller, has waived and neither the Depositor nor KBNA shall waive any of the foregoing other than as permitted by the Basic Documents.

(vii)

Title.  It is the intention of the Depositor that the transfer and assignment herein contemplated constitute a sale of the Financed Student Loans from the Depositor (and, with respect to legal title, the Depositor Eligible Lender Trustee) to the Issuer (and with respect to legal title to the Eligible Lender Trustee on behalf of the Issuer) and that the beneficial interest in and title to such Financed Student Loans not be part of the debtor’s estate in the event of an insolvency or bankruptcy proceeding with respect to the Depositor.  No Financed Student Loan has been sold, transferred, assigned or pledged by the Depositor to any Person other than the Issuer (and with respect to legal title to the Eligible Lender Trustee on behalf of the Issuer).  Immediately prior to the transfer and assignment herein contemplated, the Depositor had good title to each Financed Student Loan, free and clear of all Liens and, immediately upon the transfer thereof, the Eligible Lender Trustee on behalf of the Issuer shall have good legal title to each such Financed Student Loan, free and clear of all Liens and the transfer shall have been perfected under the UCC and the Issuer shall be the sole owner of the beneficial interest therein.

(viii)

Lawful Assignment.  No Financed Student Loan has been originated in, or is subject to the laws of, any jurisdiction under which the sale, transfer and assignment of such Financed Student Loan is unlawful, void or voidable.

(ix)

Security Interest Perfected; Delivery of Loan Files.  All filings (including UCC filings) and/or delivery requirements necessary in any jurisdiction to give the Eligible Lender Trustee on behalf of the Issuer a first perfected ownership interest in the Financed Student Loans, and to give the Indenture Trustee a first perfected security interest therein pursuant to the security interest granted under the Indenture, have been made or satisfied, as the case may be.  A Financed Student Loan File has been delivered to the Master Servicer (or a Subservicer) for each Financed Student Loan and each such file contains the original fully executed note (or a copy of a fully executed master promissory note) or the Electronic Note in the case of an Electronic Loan evidencing such Financed Student Loan.  The promissory notes that constitute or evidence the Financed Student Loans do not have any marks or notations indicating that they have been pledged, assigned or otherwise conveyed to any Person other than the Eligible Lender Trustee on behalf of the Issuer and the Indenture Trustee on behalf of the Noteholders. All financing statements filed or to be filed promptly after closing against the Depositor in favor of the Eligible Lender Trustee on behalf of the Issuer in connection herewith, and the Indenture Trustee on behalf of the Noteholders, describing the Financed Student Loans contain or will contain a statement to the following effect: “A purchase of or security interest in any collateral described in this financing statement will violate the rights of the Secured Party other than a purchase of such collateral from the Secured Party as contemplated by a written agreement among the Debtor and the Secured Parties.”

(x)

One Original.  With respect to each Financed Student Loan other than an Electronic Loan, there is only one original executed copy of the promissory note evidencing such Financed Student Loan.  With respect to each Electronic Loan, there is a single authoritative original of the Electronic Note evidencing such Electronic Loan.

(xi)

Principal Balance.  The aggregate principal balance of the Group I Student Loans, plus accrued interest to be capitalized with respect thereto, as of the Cutoff Date, is $230,019,650 and the aggregate principal balance of the Group II Student Loans, plus accrued interest to be capitalized with respect thereto, as of the Cutoff Date, is $792,818,839.

(xii)

No Claims.  As of the Cutoff Date, no claim for payment with respect to a Financed Student Loan has been made to a Guarantor.

(xiii)

No Bankruptcies or Deaths.  No borrower of any Financed Student Loan as of the Cutoff Date was noted in the related Financed Student Loan File as being currently the subject of a bankruptcy proceeding or as having died.

(xiv)

Interest Accruing.  Each Financed Student Loan is accruing interest (whether or not such interest is being paid currently, by the borrower or by the Department, or is being capitalized), except as otherwise expressly permitted by the Basic Documents.

(xv)

No Government Borrower.  No borrower of a Financed Student Loan is the United States of America or any State or any agency, department, subdivision or instrumentality thereof.

(xvi)

Origination.  KBNA (or its predecessor, KBUSA) had all necessary licenses and permits to originate or originally purchase each Financed Student Loan at the time of its origination or purchase of such Financed Student Loan.

(xvii)

Origination Practices.  The origination practices used by the originator or KBNA or its predecessor, KBUSA, with respect to the Financed Student Loans have been in all respects in compliance with all applicable laws and regulations.

(xviii)

Conformance with Underwriting Guidelines.  Each Group II Student Loan was underwritten in accordance with the guidelines of the originator or KBNA or its predecessor, KBUSA, in existence at the time of origination and made available to the Underwriters and the Rating Agencies prior to sale hereunder.

(xix)

No Sub-Prime Student Loans.  Except with respect to Rehabilitated Student Loans, the Financed Student Loans do not and will not include any Financed Student Loans originated to individuals who have previously defaulted on their student loans.

(xx)

No Non-Performing Loans.  No Financed Student Loan, as of the Cutoff Date, is in default nor does the Depositor expect to write-off any amount thereof as a loss.

(xxi)

Instrument or Payment Intangible.  Each promissory note executed by a borrower evidencing a Financed Student Loan (other than any master promissory note) constitutes an “instrument” or in the case of any Electronic Note, a “payment intangible” within the meaning of the UCC as in effect in the states in which each such borrower resides at origination.

(xxii)

Depositor’s Representations.  The representations and warranties of the Depositor contained in Section 6.02 hereof are true and correct.

(xxiii)

MPN Loans.  The Depositor shall cause KBNA to adhere to the covenants set forth in Section 2.06 with respect to such Transferred MPN Loans.

(xxiv)

Security Interest Granted Hereunder.  To the extent any conveyance of a Financed Student Loan by the Depositor to the Issuer is determined not to be a sale, the transfer of such Financed Student Loan provided for herein creates a valid and continuing security interest in such Financed Student Loan in favor of the Issuer and the Eligible Lender Trustee on behalf of the Issuer, which security interest is prior to all other Liens, and is enforceable as such against creditors and purchasers of the Depositor.

(xxv)

Security Interest Granted Under the Indenture.  The Indenture creates a valid and continuing security interest in the Financed Student Loans in favor of the Indenture Trustee on behalf of the Noteholders, which security interest is prior to all other Liens, and is enforceable as such against creditors and purchasers of the Issuer.

(xxvi)

Issuer Ownership.  Immediately prior to grant of the security interest under the Indenture, the Issuer and, with respect to legal title, the Eligible Lender Trustee on behalf of the Issuer, will own and have good and marketable title to each Financed Student Loan free and clear of any Lien, claim or encumbrance of any Person.

(xxvii)

 Consents.  The Depositor has received all consents and approvals (if any) required for the sale of the Financed Student Loans hereunder to the Issuer (and with respect to legal title the Eligible Lender Trustee on behalf of the Issuer).

(xxviii)

No Other Security Interests Granted.  Other than (x) the sale to the Issuer (or with respect to legal title, to the Eligible Lender Trustee on behalf of the Issuer) hereunder (and/or the security interest granted to the Eligible Lender Trustee on behalf of the Issuer pursuant to Section 2.05 of this Agreement), and (y) the grant of the security interest granted to the Indenture Trustee on behalf of Noteholders, neither the Depositor nor the Issuer, respectively, has  pledged, assigned, sold, granted a security interest in, or otherwise conveyed any of the Financed Student Loans other than security interests to be released in connection with the sale to the Issuer hereunder.  Neither the Depositor nor the Issuer has authorized the filing or is aware of any financing statements against the Depositor or the Issuer, respectively, that includes a description of collateral relating to the Financed Student Loans other than any financing statement relating to the security interest granted to the Issuer and, with respect to legal title, the Eligible Lender Trustee on behalf of the Issuer under the Sale and Servicing Agreement, or by the Issuer and, with respect to legal title, the Eligible Lender Trustee to the Indenture Trustee on behalf of the Noteholders under the Indenture.  The Depositor is not aware of any judgment or tax lien filings against the Depositor or the Issuer.

(xxix)

No Prior Obligation.  No Financed Student Loan consists of a Student Loan that was subject to the Seller’s prior obligation to sell such loan to a third party.

(xxx)

Title IV Eligible School.  No Financed Student Loan was originated to a student attending a non-Title IV eligible school.

SECTION 3.02.  Repurchase or Substitution upon Breach; Reimbursement.  (a) The Depositor, the Master Servicer , the Issuer or the Eligible Lender Trustee, as the case may be, shall inform the other parties to this Agreement and the Indenture Trustee promptly, in writing, upon the discovery of any breach of the representations, warranties or covenants made pursuant to Section 3.01 or Section 6.02.  Unless any such breach shall have been cured within 60 days following the discovery thereof by the Issuer and the Eligible Lender Trustee or receipt by the Issuer and the Eligible Lender Trustee of written notice from the Depositor or the Master Servicer of such breach, the Depositor shall be obligated to repurchase or substitute (or shall cause KBNA to repurchase or substitute) any such Financed Student Loan if the interests of the Holders of related group of Notes in the Group I Student Loans or Group II Student Loans, as applicable, are materially and adversely affected by any such breach (as determined by the Master Servicer), as of the first day succeeding the end of such 60-day period that is the last day of a Collection Period; provided that it is understood that any such breach that does not affect any Guarantor’s obligation to guarantee payment of each Financed Student Loan that is a Financed Guaranteed Loan to the Eligible Lender Trustee in accordance with the related Guarantee Agreements will not be considered in determining whether there has been a material adverse effect for this purpose.  In consideration of and simultaneously with the repurchase or substitution of any Financed Student Loan, the Depositor (or KBNA on its behalf) shall remit, with respect to a repurchase, the Purchase Amount, or, with respect to a substitution, the amount of any shortfall (the “Substitution Shortfall”) between the Purchase Amount of the Substituted Student Loans and the Purchase Amount of the Financed Student Loans for which they are being substituted, in the manner specified in Section 5.04, and the Issuer shall execute such assignments and other documents reasonably requested by the Depositor (or KBNA on its behalf) in order to effect such transfer.  Upon any such transfer or substitution of a Financed Student Loan, legal title to and beneficial ownership and control of the related Financed Student Loan File will thereafter belong to the Depositor and the Depositor Eligible Lender Trustee (or KBNA as their designee).  In addition, if any such breach does not trigger such a repurchase or substitution obligation but does result in the refusal by a Federal Guarantor to guarantee all or a portion of the accrued interest, or the loss (including any obligation of the Issuer to repay to the Department) of certain Interest Subsidy Payments and Special Allowance Payments, with respect to a Financed Federal Loan, then, unless such breach, if curable, is cured within 60 days, the Depositor (or KBNA on its behalf) shall reimburse the Issuer by remitting an amount equal to the sum of all such non-guaranteed interest amounts not otherwise paid, and such forfeited Interest Subsidy Payments and Special Allowance Payments (with respect to the Group I Student Loans) in the manner specified in Section 5.04.

(b)

In the event of a substitution pursuant to Section 3.02(a) above, the Depositor shall substitute Student Loans or arrange for the substitution of Student Loans by KBNA on its behalf which are substantially similar on an aggregate basis as of the date of substitution to the Financed Student Loans for which they are being substituted with respect to the following characteristics:

(i)

Status (i.e., in-school, grace, deferment, forbearance or repayment);

(ii)

Program type;

(iii)

Interest rate;

(iv)

Principal balance; and

(v)

Remaining term to maturity;

In addition, each Substituted Student Loan under this Section 3.02(b), as of the date of substitution (such date to be the applicable “Subsequent Transfer Date”), will be no more than 90 days overdue and will comply with all of the representations and warranties made hereunder. In choosing Student Loans to be substituted pursuant to this Section 3.02(b), the Administrator shall make a reasonable determination that the Student Loans to be substituted will not have a material adverse effect on the Noteholders.

(c)

Subject to the provisions of Section 6.03 hereof, the sole remedy of the Issuer, the Eligible Lender Trustee, the Indenture Trustee and the Holders of related group of Notes with respect to a breach of representations and warranties pursuant to Section 3.01 and the agreement contained in this Section shall be to require the Depositor (or KBNA on its behalf) to repurchase or substitute such Financed Student Loans or to reimburse the Issuer as provided above pursuant to this Section, subject to the conditions contained herein.

SECTION 3.03.  Custody of Financed Student Loan Files.  To assure uniform quality in servicing the Financed Student Loans and to reduce administrative costs, the Issuer hereby appoints the Master Servicer, and the Master Servicer hereby accepts such appointment, to act for the benefit of the Noteholders, the Issuer and the Indenture Trustee as custodian of the following documents or instruments related to the Group I and Group II Student Loans (as set forth in Schedules A-1 and A-2 hereto), which are also hereby constructively delivered to the Indenture Trustee, as pledgee of the Issuer (or, in the case of the Substituted Student Loans, will be, as of the applicable Subsequent Transfer Date, constructively delivered to the Indenture Trustee, as pledgee of the Issuer) with respect to each Financed Student Loan:

(a)

the Financed Student Loan Note or Electronic Note in the case of an Electronic Loan;

(b)

the original loan application fully executed by the borrower or the electronic loan application duly authenticated by the borrower in the case of an Electronic Loan; and

(c)

any and all other documents and computerized records that any of the Master Servicer (or a Subservicer on behalf of the Master Servicer), the Administrator, the Depositor, or the Seller shall keep on file, in accordance with its customary procedures, relating to such Financed Student Loan or any Obligor with respect thereto (collectively, the items in clauses (a), (b) and (c) are referred to as the “Financed Student Loan Files”).

Notwithstanding the foregoing, and without releasing the Master Servicer from its duties and obligations hereunder, for so long as KBNA, or an affiliate thereof, is the Master Servicer hereunder, the Master Servicer shall (and in all other cases, may) appoint one or more Subservicers to act as “custodian” on behalf of the Issuer and the Indenture Trustee (but at the direction of the Master Servicer) with respect to the Financed Student Loans such Subservicer is servicing, in each case consistent with the terms of this Article III, and all references to the Master Servicer, as custodian shall be read to apply to such Subservicer acting as custodian pursuant to this Agreement and the related subservicing agreement; and, provided, further, that if KBNA is the Master Servicer, the Master Servicer shall not replace such Subservicer unless and until a successor Subservicer assumes the role of “custodian” on behalf of the Issuer and the Indenture Trustee with respect to all the Financed Student Loans it will be servicing.  Notwithstanding the foregoing, the Master Servicer shall be responsible hereunder for any breaches by any Subservicer of its obligations as custodian hereunder.

Notwithstanding the foregoing, in the event that the Master Servicer is directly servicing any Financed Student Loan (other than an Electronic Loan), the Master Servicer shall appoint a separate custodian, at its sole cost and expense, for all Financed Student Loan Files relating to those Financed Student Loans pursuant to a separate custodial agreement and such third party custodian shall relinquish possession of a Financed Student Loan File, as applicable, under the terms of and for the limited purposes set forth in the related custodial agreement.

The appointment of the Master Servicer or any Subservicer as custodian hereunder is for administrative purposes only and does not, and is not intended to, transfer any of the Issuer’s or the Indenture Trustee’s right, title or interest in or to the Financed Student Loans to the Master Servicer or such Subservicer and the Master Servicer hereby acknowledges that it has not and will not obtain any such right, title or interest in or to such Financed Student Loans.  The Master Servicer (so long as it is KBNA) hereby acknowledges that it does not currently have possession, and agrees that it will not at any time in the future take physical possession, of any Financed Student Loan Files (other than an Electronic Loan).

SECTION 3.04.  Duties of Master Servicer as Custodian.  (a)  Safekeeping.  The Master Servicer, as custodian, shall (or shall cause the applicable Subservicers to) hold the Financed Student Loan Files for the benefit of the Noteholders, the Issuer, the Eligible Lender Trustee and the Indenture Trustee and maintain such accurate and complete accounts, records and computer systems pertaining to each Financed Student Loan File as shall enable the Issuer to comply with this Agreement.  In performing its duties as custodian the Master Servicer shall (or shall cause the applicable Subservicers to) act with reasonable care, using that degree of skill and attention that the Master Servicer (or such Subservicer) exercises with respect to the student loan files relating to other comparable student loans held in securitization trusts that the Master Servicer (or such Subservicer) services but in any event, in accordance with customary and usual standards of practice of prudent loan servicers administering similar loans and shall ensure that it complies fully and completely with all applicable Federal and State laws, including the Higher Education Act, with respect thereto.  The Master Servicer shall (or shall cause the applicable Subservicers to) conduct, or cause to be conducted, periodic audits of the Financed Student Loan Files held by it under this Agreement and of the related accounts, records and computer systems, in such a manner as shall enable the Issuer or the Indenture Trustee to verify the accuracy of the Master Servicer’s (or such Subservicer’s) record keeping.  The Master Servicer shall (or shall cause the applicable Subservicers to) promptly report to the Issuer and the Indenture Trustee any failure on its part (or on the part of a Subservicer) to hold the Financed Student Loan Files and maintain its accounts, records and computer systems as herein provided and promptly take appropriate action to remedy any such failure.  The Master Servicer shall (or shall cause each Subservicer to) deliver the Trust Receipts to the Issuer and the Indenture Trustee on the Closing Date.  Nothing herein shall be deemed to require any periodic review by the Issuer, the Eligible Lender Trustee or the Indenture Trustee of the Financed Student Loan Files.

(b)

Maintenance of and Access to Records.  The Master Servicer, as custodian, shall (or shall cause the applicable Subservicers to) maintain each Financed Student Loan File at one of its offices (or the offices of the applicable Subservicer) specified in Schedule C to this Agreement or at such other office as shall be specified by written notice to the Issuer and the Indenture Trustee not later than 60 days prior to any change in location.  Upon reasonable prior notice, the Master Servicer shall (or shall cause the applicable Subservicers to) make available to the Issuer and the Indenture Trustee or their respective duly authorized representatives, attorneys or auditors a list of locations of the Financed Student Loan Files and the related accounts, records and computer systems maintained by the Master Servicer (or such Subservicer) at such times during normal business hours as the Issuer or the Indenture Trustee shall instruct.

(c)

Release of Documents.  Upon instruction from the Indenture Trustee, the Master Servicer, as custodian, shall (or shall cause the applicable Subservicers to) release any Financed Student Loan File to the Indenture Trustee, the Indenture Trustee’s agent, or the Indenture Trustee’s designee, as the case may be, at such place or places as the Indenture Trustee may designate, as soon as practicable.

SECTION 3.05.  Instructions; Authority To Act.  The Master Servicer, as custodian, shall be deemed to have received proper instructions with respect to the Financed Student Loan Files upon its receipt of written instructions signed by a Responsible Officer of the Indenture Trustee.

SECTION 3.06.  Custodian’s Indemnification.  The Master Servicer as custodian shall pay for any loss, liability or expense, including reasonable attorney’s fees, that may be imposed on, incurred by or asserted against the Issuer, the Eligible Lender Trustee or the Indenture Trustee or any of their officers, directors, employees and agents as the result of any improper act or omission in any way relating to the maintenance and custody by the Master Servicer (or any Subservicer) as custodian of the Financed Student Loan Files where the final determination that any such improper act or omission by the Master Servicer resulted in such loss, liability or expense is established by a court of law, by an arbitrator or by way of settlement agreed to by the Master Servicer; provided, however, that the Master Servicer shall not be liable to the Eligible Lender Trustee for any portion of any such amount resulting from the willful misfeasance, bad faith or negligence of the Eligible Lender Trustee and the Master Servicer shall not be liable to the Indenture Trustee for any portion of any such amount resulting from the willful misfeasance, bad faith or negligence of the Indenture Trustee.

The obligation of the Master Servicer to indemnify the Issuer, the Eligible Lender Trustee or the Indenture Trustee, or any of their officers, directors, employees and agents, under this Section 3.06 shall survive the termination of this Agreement.  If the Master Servicer shall have made any payments pursuant to this Section and the Person to or on behalf of whom such payments are made thereafter collects any of such amounts from others, such Person shall promptly repay such amounts to the Master Servicer, without interest.

SECTION 3.07.  Effective Period and Termination.  The appointment of the Master Servicer as custodian shall become effective as of the Closing Date and shall continue in full force and effect for so long as the Master Servicer shall remain the Master Servicer hereunder, subject to the requirements of Section 3.03 hereof.  If the Master Servicer or any successor Master Servicer shall resign as Master Servicer in accordance with the provisions of this Agreement or if all the rights and obligations of the Master Servicer or any such successor Master Servicer shall have been terminated under Section 8.01, the appointment of the Master Servicer or such successor Master Servicer as custodian shall be terminated simultaneously with the effectiveness of such resignation or termination.  As soon as practicable on or after any termination of such appointment  (and in any event within (i) 10 Business Days, with respect to that portion of the Financed Student Loan Files it holds consisting of electronic records and information, and (ii) 40 Business Days, with respect to the remaining portion of the Financed Student Loan Files it holds), the Master Servicer shall (or shall cause the applicable Subservicers to) deliver the Financed Student Loan Files it holds to the Indenture Trustee or the Indenture Trustee’s agent at such place or places as the Indenture Trustee may reasonably designate; provided, however, that until such time as such Financed Student Loan Files have been delivered, the Master Servicer shall continue to be responsible for the custody of such Financed Student Loan Files.

SECTION 3.08.  Schedule of Financed Student Loans.  Schedules A-1 and A-2 hereto shall indicate by name any Subservicer who has been appointed by the Master Servicer to service, on behalf of the Master Servicer, each Group I or Group II Student Loan, as applicable.  Such Schedule shall also indicate whether a Subservicer is in possession of the related Financed Student Loan File.  Such indication may be amended by the Master Servicer, from time to time, to replace the name of the applicable Subservicer, in accordance with the provisions of this Agreement relating to the servicing of the Financed Student Loans.

ARTICLE IV

ADMINISTRATION AND SERVICING OF FINANCED STUDENT LOANS

SECTION 4.01.  Duties of Master Servicer.  The Master Servicer, for the benefit of the Noteholders and the Issuer (to the extent provided herein), shall (or shall cause the applicable Subservicers to) follow the Accepted Servicing Procedures with reasonable care, using that degree of skill and attention that the Master Servicer (or such Subservicer) exercises with respect to comparable student loans held in securitization trusts that it services but in any event, in accordance with customary and usual standards of practice of prudent loan servicers administering similar student loans and in accordance with Section 3.04 hereof.  Without limiting the generality of the foregoing or of any other provision set forth in this Agreement and notwithstanding any other provision to the contrary set forth herein, the Master Servicer shall (or shall cause the applicable Subservicer to) manage, service, administer and make collections with respect to the Financed Student Loans (other than collection of any Interest Subsidy Payments and Special Allowance Payments, which the Eligible Lender Trustee will perform on behalf of the Trust in accordance with Section 4.02(c) hereof) in accordance with, and otherwise comply with, all applicable Federal and state laws, including all applicable standards, guidelines and requirements of the Higher Education Act (in the case of the Financed Federal Loans) and any Guarantee Agreement (in the case of the Financed Guaranteed Loans), the failure to comply with which would adversely affect the eligibility of one or more of the Financed Federal Loans for federal reinsurance or Interest Subsidy Payments or Special Allowance Payments or one or more of the Financed Guaranteed Loans for receipt of Guarantee Payments or would have an adverse effect on the Holders of Group I or Group II Notes, as applicable.

The Master Servicer’s duties (or the duties of the applicable Subservicers on behalf of the Master Servicer) shall include collection and posting of all payments, responding to inquiries of borrowers on such Financed Student Loans, monitoring borrowers’ status, making required disclosures to borrowers, investigating delinquencies, sending payment coupons to borrowers and otherwise establishing repayment terms, reporting tax information to borrowers, if applicable, accounting for collections and furnishing monthly and annual statements with respect thereto to the Administrator.  The Master Servicer shall (or shall cause the applicable Subservicers to) keep separate records with respect to the Group I and Group II Student Loans so that separate reports can be generated with respect to each group of Financed Student Loans.  Subject to the provisions of Section 4.02 and the first paragraph of this Section 4.01, the Master Servicer shall (or shall cause the applicable Subservicer to) follow its customary standards, policies and procedures in performing its duties as Master Servicer (or Subservicer, as the case may be).  Without limiting the generality of the foregoing, the Master Servicer is authorized and empowered to execute and deliver (and may cause the applicable Subservicer to execute and deliver), on behalf of itself, the Issuer, the Eligible Lender Trustee, the Indenture Trustee and the Holders of the related group of Notes or any of them, instruments of satisfaction or cancellation, or partial or full release or discharge, and all other comparable instruments, with respect to such Group I or Group II Student Loans; provided, however, that the Master Servicer agrees that it will not (nor will it permit a Subservicer to) (a) permit any rescission or cancellation of a Group I or Group II Student Loan except as ordered by a court of competent jurisdiction or governmental authority or as otherwise consented to in writing by the Issuer and the Indenture Trustee or (b) reschedule, revise, defer or otherwise compromise with respect to payments due on any Group I or Group II Student Loan except pursuant to any applicable deferral or forbearance periods or otherwise in accordance with all applicable standards, guidelines and requirements of the Higher Education Act, any Guarantee Agreement or the Programs with respect to the servicing of the Group I and Group II Student Loans and except as otherwise permitted in accordance with Section 4.14; provided further, however, that the Master Servicer shall not agree (nor shall it permit any Subservicer to agree) to any decrease of the interest rate on, or the principal amount payable with respect to, any Group I or Group II Student Loan except in accordance with the applicable standards, guidelines and requirements of the Higher Education Act, any Guarantee Agreement or the Programs or otherwise in a manner consistent with the treatment of similar student loans owned or serviced by the Master Servicer and as otherwise permitted in accordance with Section 4.14.  The Issuer and the Eligible Lender Trustee on behalf of the Issuer each hereby grants a power of attorney and all necessary authorization to the Master Servicer to (or to cause the applicable Subservicer to) maintain any and all collection procedures with respect to the Group I and Group II Student Loans it services (or subservices), including filing, pursuing and recovering claims against the Guarantors for Guarantee Payments and taking any steps to enforce such Group I and Group II Student Loan such as commencing a legal proceeding to enforce a Group I or Group II Student Loan in the name of the Issuer, the Eligible Lender Trustee, the Indenture Trustee or the Holders of the related group of Notes.  The Issuer, the Eligible Lender Trustee or the Indenture Trustee shall, upon the written request of the Master Servicer or the Administrator, furnish the Master Servicer or the Administrator (or at the written direction of the Master Servicer or the Administrator, the related Subservicer) with any other powers of attorney and other documents reasonably necessary or appropriate to enable the Master Servicer or the Administrator (or related Subservicer) to carry out their servicing and administrative duties hereunder (or under the related Subservicing Agreement).

Notwithstanding the foregoing, and without releasing the Master Servicer from its duties and obligations hereunder, the Master Servicer has appointed PHEAA and GLELSI as Subservicers and may appoint one or more additional Subservicers to act as “subservicer” on its behalf with respect to the Financed Student Loans such Subservicer is subservicing, in each case consistent with the terms of this Article IV and any other provision of this Agreement, and all references to the Master Servicer shall be read to apply to such Subservicer acting on behalf of the Master Servicer.  In addition, the Master Servicer may, in the event that a Subservicer has been terminated or is no longer servicing the Financed Student Loans, perform the servicing functions required hereunder for up to 180 days, or a longer period of time if the Rating Agency Condition is met.

In addition, none of KBNA, the Depositor or the Master Servicer shall make any change to a Program that affects any Group I or Group II Student Loan, if such change would have a material adverse effect on the interests of the Group I or Group II Noteholders, as applicable.

SECTION 4.02.  Collection of Financed Student Loan Payments.  (a)  The Master Servicer shall (or shall cause the applicable Subservicers to) make reasonable efforts (including all efforts that may be specified under the Higher Education Act or any Guarantee Agreement) to collect all payments called for under the terms and provisions of the Group I or Group II Student Loans as and when the same shall become due and shall follow the Accepted Servicing Procedures.  The Master Servicer shall (or shall cause the applicable Subservicer to) allocate collections with respect to the Group I and Group II Student Loans between principal and interest in accordance with Section 5.03.  With the written consent of the Administrator, the Master Servicer (or at the direction of the Master Servicer, the related Subservicer) may in its discretion waive any charge or any other fee that may be collected in the ordinary course of servicing a Group I or Group II Student Loan.

(b)

The Master Servicer shall (or shall cause the applicable Subservicer to) make reasonable efforts to claim, pursue and collect all Guarantee Payments from the Guarantors pursuant to the Guarantee Agreements with respect to any of the Financed Guaranteed Loans as and when the same shall become due and payable, shall comply with all applicable laws and agreements with respect to claiming, pursuing and collecting such payments and shall follow such practices and procedures as it follows with respect to other comparable guarantee agreements and other student loans held in securitization trusts that it services.  In connection therewith, the Master Servicer is hereby authorized and empowered (or at the direction of the Master Servicer, the related Subservicer is authorized and empowered) to convey to any Guarantor the note and the related Financed Student Loan File representing any Financed Guaranteed Loan in connection with submitting a claim to such Guarantor for a Guarantee Payment in accordance with the terms of the applicable Guarantee Agreement.

(c)

The Eligible Lender Trustee shall, with the assistance of the Administrator as set forth below and on behalf of the Issuer, make reasonable efforts to claim, pursue and collect all Interest Subsidy Payments and Special Allowance Payments from the Department with respect to any of the Financed Federal Loans as and when the same shall become due and payable, shall comply with all applicable laws and agreements with respect to claiming, pursuing and collecting such payments and shall follow such practices and procedures as the Administrator follows with respect to other comparable student loans held in securitization trusts.  All amounts so collected by the Eligible Lender Trustee shall constitute Group I Available Funds for the applicable Collection Period and shall be deposited into the Group I Collection Account, in accordance with Section 5.02.  In connection therewith, the Administrator shall prepare and file with the Department on a timely basis all claims forms and other documents and filings necessary or appropriate in connection with the claiming of Interest Subsidy Payments and Special Allowance Payments on behalf of the Eligible Lender Trustee.  The Eligible Lender Trustee shall upon the written request of the Administrator furnish the Administrator with any power of attorney and other documents reasonably necessary or appropriate to enable the Administrator to prepare and file such claims forms and other documents and filings.

The Eligible Lender Trustee may permit trusts, other than the Trust, established by the Depositor, KBUSA or KBNA to securitize student loans to use the Department lender identification number applicable to the Trust.  In such event, the Eligible Lender Trustee may claim and collect Interest Subsidy Payments and Special Allowance Payments with respect to Group I Student Loans in the Trust and student loans in such other trusts using such common lender identification number.  Notwithstanding anything herein or in the Basic Documents to the contrary, any amounts assessed against payments (including, but not limited to, Interest Subsidy Payments and Special Allowance Payments) due from the Department or any Federal Guarantor to any such other trust using such common lender identification number as a result of amounts (including, but not limited to, the Federal Consolidation Loan Rebate) owing to the Department or any Federal Guarantor from the Trust will be deemed for all purposes hereof and of the Basic Documents (including for purposes of determining amounts paid by the Department or any Federal Guarantor with respect to the student loans in the Trust and such other trust) to have been assessed against the Trust and shall be deducted by the Eligible Lender Trustee or the Master Servicer and paid to such other trust from any collections made by them which would otherwise have been payable to the Group I Collection Account for the Trust.  If so specified in the servicing agreement applicable to any such other trust, any amounts assessed against payments due from the Department or any Federal Guarantor to the Trust as a result of amounts owing to the Department or any Federal Guarantor from such other trust using such common lender identification number will be deemed to have been assessed against such other trust and will be deducted by the Eligible Lender Trustee or the Master Servicer from any collections made by them which would otherwise be payable to the collection account for such other trust and paid to the Trust.

SECTION 4.03.  Realization upon Financed Student Loans.  For the benefit of the Noteholders and the Issuer, the Master Servicer shall (or shall cause the applicable Subservicer to) use reasonable efforts consistent with the Accepted Servicing Procedures in its servicing (or subservicing) of any delinquent Group I or Group II Student Loans.

SECTION 4.04.  Computation of Note Interest Rate.  Prior to each Determination Date, the Administrator shall determine each Note Interest Rate that will be applicable to the Distribution Date following such Determination Date, in compliance with its obligation to prepare and deliver an Administrator’s Certificate on such Determination Date pursuant to Section 4.08.  In connection therewith, the Administrator shall calculate Three-Month LIBOR in accordance with the definition thereof with respect to such Distribution Date.

SECTION 4.05.  No Impairment.  The Master Servicer shall not (nor shall it permit the applicable Subservicer to) impair the rights of the Issuer, the Eligible Lender Trustee, the Indenture Trustee or the Holders of Notes in such Financed Student Loans; provided, however, that all obligations, servicing standards, servicing requirements and other provisions dealing with the obligations or conduct of the Master Servicer (or applicable Subservicer) set forth in this Agreement shall in no event be deemed to impair such rights.

SECTION 4.06.  Purchase or Substitution of Financed Student Loans; Reimbursement.  (a) The Issuer, the Eligible Lender Trustee or the Master Servicer (or the applicable Subservicer on its behalf) shall inform the other party as well as the Indenture Trustee, the Depositor and KBNA promptly, in writing, upon the discovery of any breach pursuant to Section 4.01, 4.02, 4.03 or 4.05.  Unless the breach shall have been cured within 60 days following such discovery (or, at the Master Servicer’s election, the last day of the first month following such discovery), the Master Servicer shall purchase or substitute (or shall cause the applicable Subservicer to purchase or substitute) any Group I or Group II Student Loan if the interests of the Holders of related group of Notes are materially and adversely affected in the aggregate by any such breach (as determined by the Master Servicer), as of the first day succeeding the end of such 60-day period that is the last day of a Collection Period (it being understood that any such breach that does not affect any Guarantor’s obligation to guarantee payment of such Group I or Group II Student Loan in accordance with Guarantee Agreements will not be considered to have a material adverse effect for this purpose).  If the Master Servicer takes any action or fails to take any action (including, without limitation, all actions taken or not taken by a Subservicer on its behalf) during any Collection Period pursuant to the sections referred to above that impairs the rights of the Issuer, the Indenture Trustee, the Eligible Lender Trustee or the Holders of the related group of Notes in any Financed Student Loan or otherwise than as provided in such sections, the Master Servicer shall purchase or substitute (or shall cause the applicable Subservicer to purchase or substitute) such Group I or Group II Student Loan as of the last day of such Collection Period.  In consideration of the purchase or substitution of any such Group I or Group II Student Loan pursuant to either of the two preceding sentences, the Master Servicer shall remit (or shall cause the applicable Subservicer to remit) the related Purchase Amount or Substitution Shortfall in the manner specified in Section 5.04. Upon any such transfer or substitution of a Financed Student Loan, legal title to and beneficial ownership and control of the related Financed Student Loan File will thereafter belong to the Master Servicer (or applicable Subservicer).  In addition, if any such breach by the Master Servicer (or a Subservicer acting on its behalf) does not trigger such a purchase or substitution obligation but does result in the refusal by a Federal Guarantor to guarantee all or a portion of the accrued interest, or the loss (including any obligation of the Issuer to repay to the Department) of certain Interest Subsidy Payments and Special Allowance Payments, with respect to a Financed Federal Loan, then, unless such breach, if curable, is cured within 60 days, the Master Servicer shall reimburse (or shall cause the applicable Subservicer to reimburse) the Issuer by remitting an amount equal to the sum of all such non-guaranteed interest amounts, not previously paid, and such forfeited Interest Subsidy Payments and Special Allowance Payments in the manner specified in Section 5.04.  Subject to Section 7.02, the sole remedy of the Issuer, the Eligible Lender Trustee, the Indenture Trustee and the Holders of related group of Notes with respect to a breach pursuant to Section 4.01, 4.02, 4.03 or 4.05 shall be to require the Master Servicer to purchase or substitute (or shall cause the applicable Subservicer to purchase or substitute) such Group I and/or Group II Student Loans or to reimburse the Issuer as provided above pursuant to this Section.  The Eligible Lender Trustee shall have no duty to conduct any affirmative investigation as to the occurrence of any condition requiring the purchase of any Group I or Group II Student Loan or the reimbursement for any interest penalty pursuant to this Section 4.06.

(b) In the event of a substitution pursuant to Section 4.06(a) above, the Master Servicer shall substitute Student Loans or arrange for the substitution of Student Loans by the applicable Subservicer on its behalf which are substantially similar on an aggregate basis as of the date of substitution to the Financed Student Loans for which they are being substituted with respect to the following characteristics:

(i)

Status (i.e., in-school, grace, deferment, forbearance or repayment);

(ii)

Program type;

(iii)

Interest rate;

(iv)

Principal balance; and

(v)

Remaining term to maturity;

In addition, each Substituted Student Loan substituted under this Section 4.06(b), as of the date of substitution (such date to be the applicable “Subsequent Transfer Date”), will be no more than 90 days overdue and will comply with all of the representations and warranties made hereunder. In choosing Student Loans to be substituted pursuant to this Section 4.06(b), the Administrator shall make a reasonable determination that the Student Loans to be substituted will not have a material adverse effect on the Noteholders.

SECTION 4.07.  Master Servicing Fee.  (a)  The Master Servicing Fee for each calendar month and each group of Financed Student Loans payable on each Monthly Servicing Payment Date shall be equal to the amounts determined by reference to the schedule of fees as set forth in the Servicing Fee Schedule, attached hereto as Schedule E.  In addition to the Master Servicing Fee, the Master Servicer shall be entitled to retain applicable administrative fees, late fees and similar charges collected with respect to the Financed Student Loans.

(b)

[Reserved].

SECTION 4.08.  Administrator’s Certificate; Servicer’s Report.  (a)  On or before the Closing Date or the fifteenth day of each month (or, if any such day is not a Business Day, on the next succeeding Business Day) the Master Servicer shall (or shall cause each Subservicer to) deliver to the Administrator a Servicer’s Report with respect to the preceding calendar month containing all information necessary for the Administrator’s preparation of the Administrator’s Officer’s Certificate and the Administrator’s Certificate covering such calendar month referred to in paragraphs (b) and (c) below.

(b)

On each Determination Date prior to a Monthly Servicing Payment Date that is not a Distribution Date, the Administrator shall deliver to the Owner Trustee, the Indenture Trustee, the Depositor and (if KBNA is not the Administrator) KBNA, an Officer’s Certificate of the Administrator containing all information necessary to pay the Master Servicer the related Master Servicing Fee for each group of Financed Student Loans due on such Monthly Servicing Payment Date pursuant to Sections 5.05(b) and 5.06, as well as any Campus Door Fees payable to the Master Servicer on such Monthly Servicing Payment Date.

(c)

On each Determination Date prior to a Distribution Date, the Administrator shall deliver to the Eligible Lender Trustee, the Owner Trustee,  the Indenture Trustee, the Paying Agent, the Depositor and (if KBNA is not the Administrator) to KBNA, with a copy to the Rating Agencies, an Administrator’s Certificate containing all information necessary to make the distributions pursuant to Sections 5.05 and 5.06, if applicable, for the Collection Period preceding the date of such Administrator’s Certificate.  All Group I and/or Group II Student Loans to be repurchased or substituted by the Depositor (or KBNA on its behalf) or purchased or substituted by the Master Servicer (or a Subservicer on its behalf) or acquired by any Guarantor shall be identified by the Administrator by type of loan and unique loan identification number with respect to such Group I or Group II Student Loan (as specified in Schedule A-1 and A-2, as the case may be).

SECTION 4.09.  Annual Statement as to Compliance; Notice of Default.  (a) Each of the Administrator and the Master Servicer shall (and the Master Servicer shall cause each Subservicer to) deliver to the Depositor, KBNA, the Eligible Lender Trustee, the Owner Trustee and the Indenture Trustee, on or before March 15, 2007 and on or before March 15 each year thereafter (or, in each case, such earlier date required to permit timely filing of the Issuer’s Exchange Act filings, if any, in accordance with then-current Commission rules and regulations), an Officers’ Certificate of the Administrator or Master Servicer (and each Subservicer) as the case may be, dated as of December 31 of the preceding year, stating that (i) a review of the activities of the Administrator or the Master Servicer (and each Subservicer on its behalf), as the case may be, during the preceding 12-month period (or, in the case of the first such certificate, during the period from the Closing Date to December 31, 2006) and of its performance under this Agreement (or the related Subservicing Agreement, as applicable) has been made under such officers’ supervision and (ii) to the best of such officers’ knowledge, based on such review, the Administrator or the Master Servicer (or such Subservicer), as the case may be, has fulfilled all its obligations under this Agreement and the Administration Agreement (or the related Subservicing Agreement), as applicable, throughout such year or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officers and the nature and status thereof.  The Indenture Trustee shall send a copy of each such Officers’ Certificate and each report referred to in Section 4.10 to the Rating Agencies.  A copy of each such Officers’ Certificate and each report referred to in Section 4.10 may be obtained by any Holder of Notes or Note Owner by a request in writing to the Indenture Trustee addressed to its Corporate Trust Office, together with evidence satisfactory to the Indenture Trustee that such Person is one of the foregoing parties.  Upon the written request of the Owner Trustee or KBNA, the Indenture Trustee will promptly furnish the Owner Trustee or KBNA a list of Holders of Notes as of the date specified by the Owner Trustee or KBNA.

(b)

The Master Servicer shall deliver to the Owner Trustee, the Indenture Trustee, the Depositor and the Rating Agencies, promptly after having obtained knowledge thereof, but in no event later than five Business Days thereafter, written notice in an Officers’ Certificate of the Master Servicer of any event which with the giving of notice or lapse of time, or both, would become a Master Servicer Default under Section 8.01(a)(1), (2) or (5).

(c)

The Administrator shall deliver to the Eligible Lender Trustee, the Owner Trustee, the Indenture Trustee, the Master Servicer, KBNA, the Depositor and the Rating Agencies, promptly after having obtained knowledge thereof, but in no event later than five Business Days thereafter, written notice in an Officers’ Certificate of the Administrator of any event which with the giving of notice or lapse of time, or both, would become an Administrator Default under Section 8.01(b)(1), (2) or (4).

SECTION 4.10.  Annual Independent Certified Public Accountants’ Report.  Each of the Administrator and the Master Servicer shall (or the Master Servicer shall cause each Subservicer to) cause a registered public accounting firm (as the term is used in Section 1122 of Regulation AB), which may also render other services to the Administrator or the Master Servicer (or such Subservicer), as the case may be, to deliver to the Depositor, the Eligible Lender Trustee, the Owner Trustee and the Indenture Trustee on or before March 15 of each year beginning March 15, 2007 (or, in each case, such earlier date required to permit timely filing of the Issuer’s Exchange Act filings, if any, in accordance with then-current Commission rules and regulations), a report addressed to the said parties, to the effect that such firm has examined certain documents and records relating to the servicing of the Financed Student Loans during the preceding calendar year (or, in the case of the first such report, during the period from the Closing Date to December 31, 2006), and that, on the basis of the accounting and auditing procedures considered appropriate under the circumstances (but in any event, in accordance with standards established by the American Institute of Certified Public Accountants and the Public Company Accounting Oversight Board, as applicable), such firm is of the opinion that such servicing was conducted in compliance with the terms of this Agreement, except for (i) such exceptions as such firm shall believe to be immaterial and (ii) such other exceptions as shall be set forth in such report.  In the event such firm requires the Indenture Trustee, the Eligible Lender Trustee and the Owner Trustee to agree to the procedures performed by such firm, the Administrator shall direct the Indenture Trustee and the Owner Trustee in writing to so agree; it being understood and agreed that the Indenture Trustee and the Owner Trustee will deliver such letter of agreement in conclusive reliance upon the direction of the Administrator, and the Indenture Trustee and the Owner Trustee make no independent inquiry or investigation as to, and shall have no obligation or liability in respect of, the sufficiency, validity or correctness of such procedures.

Such report will also indicate that the firm is independent of the Administrator or the Master Servicer (or such Subservicer), as the case may be, within the meaning of the Code of Professional Ethics of the American Institute of Certified Public Accountants.

In addition, the Master Servicer (and each Subservicer) shall comply with, and the examination performed by each such firm of independent certified public accountants as required by this Section 4.10 will be performed and delivered in accordance with the, Audit Guide, Compliance Audits (Attestation Engagements) for Lenders and Lender Servicers Participating in the Federal Family Education Loan Program (Audit Guide), issued by the Department, Office of the Inspector General, dated October 1996 or as subsequently revised and deliver such report in accordance with regulation.

SECTION 4.11.  Access to Certain Documentation and Information Regarding Financed Student Loans.  Upon reasonable prior notice, the Master Servicer shall (or shall cause the Subservicers to) provide to the Depositor, the Indenture Trustee and the Holders of the related group of Notes access to the related Financed Student Loan Files in such cases where the Holders of the related group of Notes shall be required by applicable statutes or regulations to review such documentation, as demonstrated by evidence satisfactory to the Master Servicer (the applicable Subservicer under the related Subservicing Agreement) in its (or their) reasonable judgment.  Access shall be afforded without charge, but only upon reasonable request and during the normal business hours at the respective offices of the Master Servicer (or the applicable Subservicer).  Nothing in this Section shall affect the obligation of the Master Servicer (or the applicable Subservicer on its behalf) to observe any applicable law prohibiting disclosure of information regarding the Obligors and the failure of the Master Servicer (or the applicable Subservicer) to provide access to information as a result of such obligation shall not constitute a breach of this Section.

SECTION 4.12.  Master Servicer and Administrator Expenses.  The Master Servicer and the Administrator shall be severally required to pay or cause to be paid all expenses incurred by it (or its agents acting on its behalf) in connection with its activities hereunder, including fees and disbursements of independent accountants, taxes imposed on the Master Servicer or the Administrator, as the case may be, and expenses incurred in connection with distributions and reports to the Administrator, the Depositor, the Eligible Lender Trustee, the Owner Trustee, or to the Holders of the related group of Notes, as the case may be; provided, however, that any amounts expended by the Master Servicer (or any Subservicer on its behalf) in connection with Liquidation Proceeds or Recoveries shall be netted out of Liquidation Proceeds or Recoveries, as the case may be, and retained by the Master Servicer or the Subservicer, as the case may be.

SECTION 4.13.  Appointment of Subservicers.

(a)

The Master Servicer may at any time, (i) upon the written consent of the Administrator, appoint one or more Subservicers to perform all or any portion of its obligations as Master Servicer hereunder, provided, that the Rating Agency Condition shall have been satisfied in connection therewith, and (ii) without notice or consent, delegate specific duties to sub-contractors who are in the business of performing such duties; provided, however,  that the Master Servicer shall remain obligated and be liable to the Issuer, the Eligible Lender Trustee, the Indenture Trustee and the Holders of the related group of Notes for the servicing and administering of the Group I and Group II Student Loans, in accordance with the provisions hereof without diminution of such obligation and liability by virtue of the appointment of such Subservicer (and any such sub-contractors) or other delegation of such duties and to the same extent and under the same terms and conditions as if the Master Servicer alone were servicing and administering the Group I and Group II Student Loans.  The fees and expenses of each Subservicer (and any such sub-contractors) shall be as agreed between the Master Servicer and the applicable Subservicer or sub-contractor from time to time and none of the Issuer, the Eligible Lender Trustee, the Indenture Trustee or the Holders of Notes shall have any responsibility therefor.  The parties hereto hereby acknowledge and consent to the appointment of PHEAA and GLELSI as the initial Subservicers (and custodians of the Financed Student Loans each such Subservicer is servicing) pursuant to the PHEAA Subservicing Agreements and the GLELSI Subservicing Agreements, respectively, and acknowledge that the requirements of this Section 4.13 are deemed to have been met with respect to PHEAA and GLELSI.

(b)

The Master Servicer shall cause any Subservicer used by the Master Servicer (or by any Subservicer) for the benefit of the Issuer to comply with the provisions of the reporting and compliance provisions of this Agreement to the same extent as if such Subservicer were the Master Servicer, and to provide the information required with respect to such Subservicer as is required to be filed  with the Commission.  The Master Servicer shall be responsible for obtaining from each Subservicer and delivering to the Issuer and the Administrator any servicer compliance statement required to be delivered by such Subservicer, any assessment of compliance and attestation required to be delivered by such Subservicer each as set forth in Article VII of this Agreement and any certification required to be delivered to the Person that will be responsible for signing a Sarbanes Certification on behalf of the Issuer as and when required to be delivered.

(c)

 The Master Servicer shall promptly upon request provide (or cause any applicable Subservicer to provide) to the Issuer a written description (in form and substance satisfactory to the Issuer) of the role and function of each Subcontractor utilized by the Master Servicer or any Subservicer, specifying (i) the identity of each such Subcontractor, (ii) which (if any) of such Subcontractors are “participating in the servicing function” within the meaning of Item 1122 of Regulation AB, and (iii) which, if any, elements of the Servicing Criteria will be addressed in assessments of compliance provided by each Subcontractor identified in clause (ii) of this paragraph.

(d)

As a condition to the utilization of any Subcontractor determined to be “participating in the servicing function” within the meaning of Item 1122 of Regulation AB, the Master Servicer shall cause (or cause any applicable Subservicer to cause) any such Subcontractor used by the Master Servicer (or by any Subservicer) for the benefit of the Issuer to comply with the reporting and compliance provisions of Article VII of this Agreement to the same extent as if such Subcontractor were the Master Servicer (or any Subservicer).  The Master Servicer shall be responsible for obtaining from each Subcontractor and delivering to the Issuer and the Administrator any assessment of compliance and attestation required to be delivered by such Subcontractor, each as set forth in Article VII of this Agreement, in each case as and when required to be delivered.

SECTION 4.14.  Special Programs.  The Master Servicer may at its option, but is under no obligation to, offer (and may permit the Subservicers to offer) borrowers of the Group I and Group II Student Loans certain special incentive programs, whether or not in existence as of the date of this Agreement, generally offered to the obligors of comparable loans originated by the Seller and/or serviced by the Master Servicer; provided, however, that unless such programs are: (a) in existence as of the date of this Agreement or (b) required by the Higher Education Act (in the case of the Financed Federal Loans), or (c) part of the special incentive program designated as the “Keys2Repay Program”, no such programs shall have the effect of reducing the yield on the related Group I or Group II Student Loans (either by reducing borrower payments or reducing principal balance).

SECTION 4.15.  Maintenance of Fidelity Bond and Errors and Omission Policy.  The Master Servicer shall maintain in full force and effect, at such time as its long-term debt is rated less than “A-” by S&P or “A3” by Moody’s, a policy or policies of insurance covering errors and omissions and a fidelity bond in respect of its officers, employees and agents with a fidelity bond provider rated not less than “A-” by S&P, “A-1” by Fitch, “A3” by Moody’s or “A-” by A.M. Best Company, Inc.  Such policy or policies and such fidelity bond shall be in such form and amounts as is generally customary among Persons that service a portfolio of student loans having an aggregate principal amount of $100,000,000 or more and that are generally regarded as servicers acceptable to institutional investors.

ARTICLE V

DISTRIBUTIONS; ACCOUNTS;
STATEMENTS TO NOTEHOLDERS

SECTION 5.01.  Establishment of Trust Accounts.  (a) (i)  The Administrator, for the benefit of the Noteholders and the Issuer, shall establish and maintain in the name of the Indenture Trustee two Eligible Deposit Accounts (the “Collection Accounts”), one with respect to the Group I Student Loans (the “Group I Collection Account”) and the other with respect to the Group II Student Loans (the “Group II Collection Account”), each bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Noteholders and the Issuer.  Collections with respect to the Group I Student Loans will be deposited into the Group I Collection Account for the benefit of the Group I Noteholders, and collections with respect to the Group II Student Loans will be deposited into the Group II Collection Account for the benefit of the Group II Noteholders.  The Collection Accounts will initially be established as segregated accounts at KBNA in the name of the Indenture Trustee.  The Depositor will make an initial deposit on the Closing Date into (x) the Group I Collection Account of cash or certain Eligible Investments equal to $0 and (y) the Group II Collection Account of cash or certain Eligible Investments equal to $0.

(ii)

The Administrator, for the benefit of the Noteholders and the Issuer, shall establish and maintain in the name of the Indenture Trustee two Eligible Deposit Accounts (the “Reserve Accounts”), one with respect to the Group I Notes (the “Group I Reserve Account”) and the other with respect to the Group II Notes (the “Group II Reserve Account”) each bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Noteholders and the Issuer.  The Reserve Accounts each initially will be established as segregated accounts at KBNA in the name of the Indenture Trustee. The Depositor will make an initial deposit on the Closing Date into (x) the Group I Reserve Account of cash or certain Eligible Investments equal to $575,049 and (y) the Group II Reserve Account of cash or certain Eligible Investments equal to $27,748,659.

(iii)

The Administrator, for the benefit of the Noteholders and the Issuer, shall establish and maintain in the name of the Indenture Trustee the Group I Capitalized Interest Account with respect to the Group I Notes bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Noteholders and the Issuer.  The Group I Capitalized Interest Account will be established as a segregated account at KBNA in the name of the Indenture Trustee. The Depositor will make an initial deposit on the Closing Date into Group I Capitalized Interest Account of cash or certain Eligible Investments equal to $5,500,000.

(iv)

 [Reserved]

(b)

Funds on deposit in the Collection Accounts, the Group I Capitalized Interest Account and the Reserve Accounts (collectively, the “Trust Accounts”) shall be invested by the Indenture Trustee (or any custodian or designated agent with respect to any amounts on deposit in such accounts) in Eligible Investments pursuant to written instructions by the Administrator; provided, however, it is understood and agreed that neither the Administrator nor the Indenture Trustee shall be liable for any loss arising from such investment in Eligible Investments.  All such Eligible Investments shall be held by (or by any custodian on behalf of) the Indenture Trustee for the benefit of the Noteholders and the Issuer; provided that on the Business Day preceding each Distribution Date all interest and other investment income (net of losses and investment expenses) on funds on deposit therein (the “Investment Earnings”) shall be deposited into the Group I Collection Account (with respect to all Trust Accounts relating to the Group I Notes or the Group I Student Loans) or the Group II Collection Account (with respect to all Trust Accounts relating to the Group II Notes or the Group II Student Loans) and shall constitute a portion of the Group I or Group II Available Funds, respectively, for such Distribution Date.  Other than as described in the following proviso or as otherwise permitted by the Rating Agencies, funds on deposit in the Trust Accounts shall be invested in Eligible Investments that will mature so that such funds will be available at the close of business on the Business Day preceding the following Distribution Date (provided, however, that any other investments that may be permitted by the Rating Agencies shall comply with the requirements of Paragraph 35(c)(6) of FAS 140).  Funds deposited in a Trust Account on a Business Day which immediately precedes a Distribution Date upon the maturity of any Eligible Investments are not required to be invested overnight.

(c)

(i) The Indenture Trustee, on behalf of the related group of Noteholders, shall possess all right, title and interest in all funds on deposit from time to time in the Trust Accounts and in all proceeds thereof (including all income thereon) and all such funds, investments, proceeds and income shall be part of the Indenture Trust Estate.  Subject to the Administrator’s power to instruct the Indenture Trustee pursuant to paragraph 5.01(b) above and paragraph 5.01(c)(ii) below, the Trust Accounts shall be under the sole dominion and control of the Indenture Trustee for the benefit of the related group of Noteholders.  If, at any time, any of the Trust Accounts ceases to be an Eligible Deposit Account, the Indenture Trustee (or the Administrator on its behalf) agrees, by its acceptance hereto, that it shall within 5 Business Days (or such longer period, not to exceed 30 calendar days, as to which each Rating Agency may consent), upon receipt of written notice from KBNA if such account is maintained with KBNA, establish a new Trust Account as an Eligible Deposit Account and shall transfer any cash and/or any investments to such new Trust Account.  In connection with the foregoing, the Administrator agrees that, in the event that any of the Trust Accounts are not accounts with the Indenture Trustee, the Administrator shall notify the Indenture Trustee, in writing, promptly upon any of such Trust Accounts ceasing to be an Eligible Deposit Account.  In the event that KBNA is no longer the Administrator and the Master Servicer, the Indenture Trustee shall establish new Trust Accounts at an institution other than KBNA.

(ii)

With respect to the Trust Account Property, the Indenture Trustee agrees, by its acceptance hereof, that:

(A)

any Trust Account Property that is held in deposit accounts shall be held solely in Eligible Deposit Accounts, subject to the penultimate sentence of Section 5.01(c)(i); and, subject to Section 5.01(b), each such Eligible Deposit Account shall be subject to the exclusive control of the Indenture Trustee, and the Indenture Trustee shall have sole signature authority with respect thereto;

(B)

any Trust Account Property shall be Delivered to the Indenture Trustee in accordance with the definition of “Delivery” and shall be held, pending maturity or disposition, solely by the Indenture Trustee or such other Person acting solely for the Indenture Trustee as required for Delivery;

(C)

In the event that KBNA or the Indenture Trustee acting in its capacity as securities intermediary, has or subsequently obtains by agreement, operation of law or otherwise a security interest in the Trust Accounts or any security entitlement credited thereto, KBNA or the Indenture Trustee acting in its capacity as securities intermediary hereby agrees that such security interest shall be subordinate to the security interest of KBNA or the Indenture Trustee, as applicable.  The financial assets and other items deposited to the Trust Accounts will not be subject to deduction, set-off, banker’s lien, or any other right in favor of any person other than the Indenture Trustee (except that KBNA or the Indenture Trustee acting in its capacity as securities intermediary may set off (i) the face amount of any checks which have been credited to the Trust Accounts but are subsequently returned unpaid because of uncollected or insufficient funds, and (ii) all amounts due to it in respect of its customary fees and expenses for the routine maintenance and operation of the Trust Accounts).

(D)

The Administrator shall have the power, revocable for cause or upon the occurrence and during the continuance of an Administrator Default by the Indenture Trustee or by the Owner Trustee with the consent of the Indenture Trustee, to instruct the Indenture Trustee to make withdrawals and payments from the Trust Accounts for the purpose of permitting the Master Servicer, the Administrator, the Owner Trustee or the Eligible Lender Trustee to carry out its respective duties hereunder or permitting the Indenture Trustee to carry out its duties under the Indenture.

SECTION 5.02.  Collections.  The Master Servicer shall (or shall cause the applicable Subservicers to) remit within two Business Days of receipt thereof to the Group I Collection Account (with respect to the Group I Student Loans) or the Group II Collection Account (with respect to the Group II Student Loans) all payments by or on behalf of the Obligors with respect to the Group I and Group II Student Loans, respectively (other than Purchased Student Loans and subject to the definition of Group I and Group II Available Funds), and all related Liquidation Proceeds and Recoveries, as collected during the Collection Period.  Notwithstanding the foregoing, for so long as (i) KBNA (or its Affiliate) is the Master Servicer, (ii) no Master Servicer Default shall have occurred and be continuing, (iii) the Master Servicer’s long-term debt is rated at least “A-” by S&P and its short-term debt is rated at least “P-1” by Moody’s and at least “F-1” by Fitch and (iv) prior to ceasing daily remittances to the applicable Collection Account, the Rating Agency Condition shall have been satisfied (which the parties hereto agree shall be deemed to have been satisfied on the Closing Date) (and any conditions or limitations imposed by the Rating Agencies in connection therewith are complied with), the Master Servicer shall (or shall cause the applicable Subservicers to) remit such collections within two Business Days of receipt thereof to the Master Servicer, and the Master Servicer need not deposit such collections into the Group I Collection Account or the Group II Collection Account, as applicable, until one Business Day immediately prior to the next following Distribution Date or Redemption Date; provided, however, that, notwithstanding the foregoing, on or before the Business Day preceding each Monthly Servicing Payment Date that is not a Distribution Date, the Master Servicer shall deposit into the Group I Collection Account or the Group II Collection Account, as applicable, that portion of such amounts received by it that is equal to the related Master Servicing Fee payable on such date; provided further however, that for so long as KBNA is the Master Servicer, for administrative convenience, Master Servicing Fees and Administration Fees due and payable to KBNA need not be deposited into the Collection Accounts, but rather may be retained by KBNA and all such amounts shall be deemed to have been paid out of the Collection Accounts and shall be accounted as such.  In the event that any of the foregoing conditions for ceasing daily remittances shall no longer be satisfied, then the Master Servicer shall deposit all collections held by it into the Group I Collection Account or the Group II Collection Account, as applicable, within two Business Days of receipt thereof.  For purposes of this Article V, the phrase “payments by or on behalf of Obligors” shall mean payments (other than administrative fees, late fees and similar charges and subject to the definition of Group I and Group II Available Funds) made with respect to the Group I or Group II Student Loans, as applicable, by or on behalf of borrowers thereof and the Guarantors (but excluding the Department).

SECTION 5.03.  Application of Collections.  (a)  With respect to each Group I and Group II Student Loan, all collections (including all Guarantee Payments) with respect thereto that constitute Available Funds for any Collection Period shall be applied to interest and principal on such Group I or Group II Student Loan, as applicable, by the Master Servicer (or the applicable Subservicer on its behalf) in accordance with its customary practice with respect to other comparable student loans held in securitization trusts by allocating to interest the portion of such collection equal to the product of (A) the applicable interest rate on such Group I or Group II Student Loan, as applicable (B) the unpaid principal balance of such Group I or Group II Student Loan, as applicable, and (C) the period of time elapsed since the preceding payment of interest on such Group I or Group II Student Loan, as applicable, was made (over the actual number of days in a year) (“Interest Collections”) and by allocating the remainder of such collection to principal.

(b)

All Liquidation Proceeds  and Recoveries shall be applied to the related Group I or Group II Student Loan, as applicable.

SECTION 5.04.  Additional Deposits.  (a)  Within two Business Days after receipt thereof, the Eligible Lender Trustee or the Administrator, as the case may be, shall deposit in the Group I Collection Account the aggregate amount of Interest Subsidy Payments and Special Allowance Payments received by it with respect to the Financed Federal Loans.

(b)

 The Master Servicer shall (or shall cause the applicable Subservicers to) deposit in the Group I Collection Account or the Group II Collection Account, as applicable, the aggregate Purchase Amount with respect to Purchased Student Loans and the aggregate Substitution Shortfall with respect to Substituted Student Loans, which are Group I or Group II Student Loans, and all other amounts to be paid by the Master Servicer under Section 4.06 when such amounts are due, and the Depositor (or KBNA on its behalf) shall deposit or cause to be deposited therein the aggregate Purchase Amount with respect to Purchased Student Loans and the aggregate Substitution Shortfall with respect to Substituted Student Loans and all other amounts to be paid by the Depositor (or KBNA on its behalf) or the Master Servicer, as applicable, under Sections 3.02, 4.06 and 9.01 when such amounts are due.

SECTION 5.05.  Distributions.  (A)  On each Determination Date, the Administrator shall calculate all amounts required to determine the amounts to be transferred from each of the Trust Accounts into the applicable Collection Account and the amounts to be distributed therefrom on the related Monthly Servicing Payment Date or Distribution Date. On the Business Day prior to each Distribution Date or Redemption Date (and prior to each Monthly Servicing Payment Date with respect to Master Servicing Fees), the Administrator shall transfer (and the Indenture Trustee  and the Paying Agent each hereby authorizes each such transfer) from and to the extent of the Group I or Group II Available Funds on deposit in the Group I Collection Account or the Group II Collection Account, respectively, the amount necessary to make the required distribution for such Distribution Date pursuant to Section 5.05(c) below; provided, however, that (i) the Master Servicing Fees, Campus Door Fees and Administration Fees to be distributed pursuant to Sections 5.05(b), 5.05(c)(X)(1) and (2) and 5.05(c)(Y)(1) and (2) below shall be released (and the Indenture Trustee and the Paying Agent each hereby authorizes each such release) directly to the Master Servicer and the Administrator from the relevant Collection Account, and (ii) any amounts to be distributed to the Certificateholder pursuant to Sections 5.05(c)(X)(9) and 5.05(c)(Y)(11) below, shall be released (and the Owner Trustee and the Paying Agent each hereby authorizes each such release) directly to the Administrator, but only if the Administrator or its affiliate is the Certificateholder; provided further however, that for so long as KBNA is the Master Servicer, for administrative convenience, Master Servicing Fees and Administration Fees due and payable to KBNA need not be deposited into the Collection Accounts, but rather may be retained by KBNA and all such amounts shall be deemed to have been paid out of the Collection Accounts and shall be accounted as such.

(b)

On each Monthly Servicing Payment Date that is not a Distribution Date, the Administrator shall instruct the Paying Agent in writing (based on the information contained in the Administrator’s Officer’s Certificate and each related Servicer’s Report delivered pursuant to Section 4.08(a) and (b)) to authorize distribution to the Master Servicer by 11:00 a.m. (New York time), from and to the extent of the Group I or Group II Available Funds on deposit in the Group I Collection Account or the Group II Collection Account, respectively, the related Master Servicing Fee with respect to the Group I or Group II Student Loans, as applicable, due with respect to the preceding calendar month and all related unpaid Master Servicing Fees from prior months, and the Indenture Trustee shall comply with such instructions.  In addition, on each Monthly Servicing Payment Date (regardless of whether such date is or is not a Distribution Date), the Administrator shall instruct the Indenture Trustee in writing (based on the information contained in the Administrator’s Officer’s Certificate and each related Servicer’s Report delivered pursuant to Section 4.08) to authorize distribution to the Master Servicer by 11:00 a.m. (New York time), from and to the extent of amounts on deposit in the Group II Collection Account all Campus Door Fees then payable by KBNA, and the Indenture Trustee shall comply with such instructions.

(c)

(X)  With respect to the Group I Notes, on each Distribution Date (other than a Distribution Date following an Event of Default pursuant to Section 5.01 of the Indenture (and the related Event of Default has not been waived)), the Administrator shall instruct the Indenture Trustee in writing (based on the information contained in the Administrator’s Certificate and each related Servicer’s Report delivered pursuant to Section 4.08(a) and (c)) to make the following deposits and distributions to the Persons or to the account specified below by 11:00 a.m. (New York time), to the extent of the amount of Group I Available Funds in the Group I Collection Account, in the following order of priority and the Indenture Trustee shall comply with such instructions:

(1)

to the Master Servicer, the Master Servicing Fee with respect to the Group I Student Loans due on such Distribution Date and all prior unpaid Master Servicing Fees allocated to the Group I Student Loans;

(2)

from the amount of Group I Available Funds remaining after the application of clause (1), pari passu based on amounts due, to the Administrator, Indenture Trustee, Paying Agent, Note Registrar, Eligible Lender Trustee and Owner Trustee, fees and other amounts due to the Administrator, Indenture Trustee, Paying Agent, Note Registrar, Eligible Lender Trustee and Owner Trustee under the Basic Documents, allocated to the Group I Notes, and all such unpaid fees from prior Collection Periods allocated to the Group I Notes;;

(3)

from the amount of Group I Available Funds remaining after the application of clauses (1) and (2), to the Holders of the Group I Class A Notes, the Noteholders’ Interest Distribution Amount for the Group I Class A Notes pursuant to Section 8.02(c)(X)(i) of the Indenture pro rata, based on the ratio of each such amount to the total of such amounts;

(4)

from the amount of Group I Available Funds remaining after the application of clauses (1) through (3) and provided that a Class I-B Note Interest Trigger is not in effect on such Distribution Date, to the Holders of the Class I-B Notes, the Noteholders’ Interest Distribution Amount for the Class I-B Notes pursuant to Section 8.02(c)(X)(ii) of the Indenture;

(5)

from the amount of Group I Available Funds remaining after the application of clauses (1) through (4), to the Holders of the Group I Notes, the Group I Principal Distribution Amount pursuant to Section 8.02(c)(X)(iii) of the Indenture, in the following order of priority: (a) prior to the Stepdown Date, or after the Stepdown Date if a Subordinate Note Principal Trigger for the Group I Notes is in effect, the Group I Principal Distribution Amount for the Group I Notes will be payable solely to the Group I Senior Notes in sequential order beginning with the Class I-A-1 Notes until paid in full and then to the Class I-A-2 Notes; and (b) after the Stepdown Date and so long as no Subordinate Note Principal Trigger for the Group I Notes is in effect, the related Senior Percentage of the Principal Distribution Amount for the Group I Notes will be payable to the Group I Senior Notes (in the same order of priority as described in the preceding sentence) and the Subordinate Percentage of the Group I Principal Distribution Amount will be payable to the Class I-B Notes;

(6)

from the amount of Group I Available Funds remaining after the application of clauses (1) through (5), to the Group I Reserve Account, an amount, up to the amount, if any, necessary to reinstate the balance of the Group I Reserve Account to the related Specified Reserve Account Balance;

(7)

from the amount of Group I Available Funds remaining after the application of clauses (1) through (6) and in the event that a Class I-B Note Interest Trigger is in effect on such Distribution Date, to the Holders of the Class I-B Notes, the Noteholders’ Interest Distribution Amount for the Class I-B Notes pursuant to Section 8.02(c)(X)(iv) of the Indenture;

(8)

from the amount of Group I Available Funds remaining after the application of clauses (1) through (7), after all payments shown above are made, and if Group II Available Funds are insufficient to make all required payments on such Distribution Date, any remaining amounts shall be paid in the order and for the purposes set forth in Section 5.05(c)(Y) of this Agreement, or Section 5.04(b)(Y) or Section 5.04(c)(Y) of the Indenture, as applicable, up to the amount of such deficiency in Group II Available Funds (in each case excluding any amounts that would be distributed to the Certificateholder pursuant to such sub-section); and

(9)

to the Certificate Paying Agent for distribution to the Certificateholder in accordance with the terms of the Trust Agreement, the amount of Group I Available Funds remaining after the application of clauses (1) through (8);

provided, however, that, following an Event of Default pursuant to Section 5.01 of the Indenture (and the related Event of Default has not been waived), amounts will be distributed pursuant to Section 5.04 of the Indenture instead of pursuant to this Section.

(Y)  With respect to the Group II Notes, on each Distribution Date (other than a Distribution Date following an Event of Default pursuant to Section 5.01 of the Indenture (and the related Event of Default has not been waived)), the Administrator shall instruct the Indenture Trustee in writing (based on the information contained in the Administrator’s Certificate and each related Servicer’s Report delivered pursuant to Section 4.08(a) and (c)) to make the following deposits and distributions to the Persons or to the account specified below by 11:00 a.m. (New York time), to the extent of the amount of Group II Available Funds in the Group II Collection Account and after making any distribution required by the last sentence of Section 5.05(b), in the following order of priority and the Indenture Trustee shall comply with such instructions:

(1)

to the Master Servicer, the Master Servicing Fee with respect to the Group II Student Loans due on such Distribution Date and all prior unpaid Master Servicing Fees allocated to the Group II Student Loans;

(2)

from the amount of Group II Available Funds remaining after the application of clause (1), pari passu based on amounts due, to the Administrator, Indenture Trustee, Paying Agent, Note Registrar, Eligible Lender Trustee and Owner Trustee, fees and other amounts due to the Administrator, Indenture Trustee, Paying Agent, Note Registrar, Eligible Lender Trustee and Owner Trustee under the Basic Documents, allocated to the Group II Notes, and all such unpaid fees from prior Collection Periods allocated to the Group II Notes;

(3)

from the amount of Group II Available Funds remaining after the application of clauses (1) through (2), to the Holders of the Group II Class A Notes, the Noteholders’ Interest Distribution Amount for the Group II Class A Notes pursuant to Section 8.02(c)(Y)(i) of the Indenture pro rata, based on the ratio of each such amount to the total of such amounts;

(4)

from the amount of Group II Available Funds remaining after the application of clauses (1) through (3) and provided that a Class II-B Note Interest Trigger is not in effect on such Distribution Date, to the Holders of the Class II-B Notes, the Noteholders’ Interest Distribution Amount for the Class II-B Notes pursuant to Section 8.02(c)(Y)(ii) of the Indenture;

(5)

from the amount of Group II Available Funds remaining after the application of clauses (1) through (4) and provided that a Class II-C Note Interest Trigger is not in effect on such Distribution Date, to the Holders of the Class II-C Notes, the Noteholders’ Interest Distribution Amount for the Class II-C Notes pursuant to Section 8.02(c)(Y)(iii) of the Indenture;

(6)

from the amount of Group II Available Funds remaining after the application of clauses (1) through (5), to the Holders of the Group II Notes, the Group II Principal Distribution Amount pursuant to Section 8.02(c)(Y)(iv) of the Indenture, in the following order of priority: (a) prior to the Stepdown Date, or after the Stepdown Date if a related Subordinate Note Principal Trigger is in effect, first, to the Holders of the Class II-A-1 Notes, the applicable Noteholders’ Principal Distribution Amount, until their outstanding principal balance has been reduced to zero, second, to the Holders of the Class II-A-2 Notes, the applicable Noteholders’ Principal Distribution Amount, until their outstanding principal balance has been reduced to zero, third, to the Holders of the Class II-A-3 Notes, the applicable Noteholder’s Principal Distribution Amount, until their outstanding principal balance has been reduced to zero, fourth, to the Holders of the Class II-A-4 Notes, the applicable Noteholder’s Principal Distribution Amount, until their outstanding principal balance has been reduced to zero, and (after the Stepdown Date, if a related Subordinate Note Principal Trigger remains in effect following the payment in full of the Group II Senior Notes), fifth, to the Group II Subordinate Notes in the following sequential order: to the Holders of the Class II-B Notes, the applicable Noteholders’ Principal Distribution Amount, until their outstanding principal balance has been reduced to zero, then to the Holders of the Class II-C Notes, the applicable Noteholders’ Principal Distribution Amount, until their outstanding principal balance has been reduced to zero; and (b) after the Stepdown Date and so long as no related Subordinate Note Principal Trigger is in effect, the related Senior Percentage of the Principal Distribution Amount for the Group II Notes will be payable to the Group II Senior Notes (in the same order of priority as described in the preceding sentence) and the related Subordinate Percentage will be payable to the Holders of the Group II Subordinate Notes (pro rata based on their respective outstanding principal balances);

(7)

from the amount of Group II Available Funds remaining after the application of clauses (1) through (6), to the Group II Reserve Account, an amount, up to the amount, if any, necessary to reinstate the balance of the Group II Reserve Account to the related Specified Reserve Account Balance;

(8)

from the amount of Group II Available Funds remaining after the application of clauses (1) through (7) and in the event that a Class II-B Note Interest Trigger is in effect with respect to such Distribution Date, to the Holders of the Class II-B Notes, the Noteholders’ Interest Distribution Amount for the Class II-B Notes pursuant to Section 8.02(c)(Y)(vi) of the Indenture;

(9)

from the amount of Group II Available Funds remaining after the application of clauses (1) through (8) and in the event that a Class II-C Note Interest Trigger is in effect with respect to such Distribution Date, to the Holders of the Class II-C  Notes, the Noteholders’ Interest Distribution Amount for the Class II-C Notes pursuant to Section 8.02(c)(Y)(vii) of the Indenture;

(10)

from the amount of Group II Available Funds remaining after the application of clauses (1) through (9), after all payments shown above are made, and if Group I Available Funds are insufficient to make all required payments on such Distribution Date, any remaining amounts shall be paid in the order and for the purposes set forth in Section 5.05(c)(X) of this Agreement or Section 5.04(b)(X) or Section 5.04(c)(X) of the Indenture, as applicable, up to the amount of such deficiency in Group I Available Funds (in each case excluding any amounts that would be distributed to the Certificateholder pursuant to such sub-section); and

(11)

to the Certificate Paying Agent for distribution to the Certificateholder in accordance with the terms of the Trust Agreement, the amount of Group II Available Funds remaining after the application of clauses (1) through (10);

provided, however, that, following an Event of Default pursuant to Section 5.01 of the Indenture (and the related Event of Default has not been waived)), amounts will be distributed pursuant to Section 5.04 of the Indenture instead of pursuant to this Section.

SECTION 5.06.  Reserve Accounts.  (a)  On the Closing Date, the Depositor shall deposit the Group I Reserve Account Initial Deposit, in the amount of $575,049 into the Group I Reserve Account and the Group II Reserve Account Initial Deposit, in the amount of $27,748,659, into the Group II Reserve Account.  On the Closing Date, the Group I Reserve Account Initial Deposit and the Group II Reserve Account Initial Deposit will equal the related Specified Reserve Account Balance for the Group I and Group II Reserve Accounts, respectively.

(b)

(i)  On the Business Day prior to each Distribution Date (and prior to each Monthly Servicing Payment Date with respect to Master Servicing Fees), the Administrator shall transfer (and the Indenture Trustee and the Paying Agent each hereby authorizes each such transfer) from and to the extent of funds in the Group I Reserve Account or the Group II Reserve Account, respectively, to the Distribution Account the amounts, if any, to be distributed in accordance with this Section 5.06(b), in the priority set forth below; provided, however, that Master Servicing Fees and Administration Fees to be distributed pursuant to Sections 5.06(b)(ii) and (iii) below shall be released (and the Indenture Trustee and the Paying Agent each hereby authorizes each such release) directly to the Master Servicer and the Administrator from the related Reserve Account.

(ii)

In the event that the Master Servicing Fee with respect to the Group I or Group II Student Loans for any Monthly Servicing Payment Date or Distribution Date exceeds the amount distributed to the Master Servicer pursuant to Sections 5.05(b) and either Section 5.05(c)(X)(1), with respect to the Group I Student Loans, or Section 5.05(c)(Y)(1), with respect to the Group II Student Loans, on such Monthly Servicing Payment Date or Distribution Date, the Administrator shall instruct the Indenture Trustee in writing to authorize the withdrawal from the Group I or Group II Reserve Account, as the case may be, on such Monthly Servicing Payment Date or Distribution Date an amount equal to such excess, to the extent of funds available therein, and the distribution of such amount to the Master Servicer.

(iii)

In the event that the fees and other amounts due to the Administrator, Indenture Trustee, Paying Agent, Note Registrar, Eligible Lender Trustee or Owner Trustee that are allocated to the Group I or Group II Notes for any Distribution Date exceed the amount distributed to the Administrator, Indenture Trustee, Paying Agent, Note Registrar, Eligible Lender Trustee or Owner Trustee, respectively, pursuant to Section 5.05(c)(X)(2), with respect to the Group I Notes, or Section 5.05(c)(Y)(2), with respect to the Group II Notes, on such Distribution Date, the Administrator, Indenture Trustee, Paying Agent, Note Registrar, Eligible Lender Trustee or Owner Trustee, respectively, shall instruct the Indenture Trustee in writing to authorize the withdrawal from the Group I or Group II Reserve Account, as the case may be, on such Distribution Date an amount equal to such excess, to the extent of funds available therein after giving effect to paragraph (b)(ii) above, and the distribution of such amount to the Administrator, Indenture Trustee, Paying Agent, Note Registrar, Eligible Lender Trustee or Owner Trustee, respectively.

(iv)

In the event that the Noteholders’ Interest Distribution Amount with respect to either the Group I Class A Notes or the Group II Class A Notes for a Distribution Date exceeds the amount distributed to the Holders of the Group I Class A Notes or the Group II Class A Notes, respectively, pursuant to Section 5.05(c)(X)(3), with respect to the Group I Notes, or Section 5.05(c)(Y)(3), with respect to the Group II Notes, as the case may be, on such Distribution Date, the Administrator shall instruct the Indenture Trustee in writing to withdraw from the Group I or Group II Reserve Account, as applicable, on such Distribution Date an amount equal to such excess, to the extent of funds available therein in each case after giving effect to paragraphs (b)(ii) and (b)(iii) above, and to distribute such amount to the Holders of Group I or Group II Notes, as applicable, entitled thereto in the same order and priority as is set forth in Section 5.05(c)(X)(3), with respect to the Group I Notes, or Section 5.05(c)(Y)(3), with respect to the Group II Notes, as the case may be.

(v)

In the event that the Noteholders’ Interest Distribution Amount with respect to the Class I-B Notes or the Class II-B Notes, as applicable, for a Distribution Date exceeds the amount distributed to the Holders of the Class I-B or the Class II-B Notes, as applicable, pursuant to Section 5.05(c)(X)(4) or Section 5.05(c)(Y)(4), as applicable, and provided that a related Class I-B or Class II-B Note Interest Trigger is not in effect on such Distribution Date, the Administrator shall instruct the Indenture Trustee in writing to withdraw from the Group I or Group II Reserve Account, as applicable, on such Distribution Date an amount equal to such excess, to the extent of funds available therein after giving effect to paragraphs (b)(ii) through (b)(iv) above, and to distribute such amount to the Holders of the Class I-B or Class II-B Notes, as applicable, entitled thereto in the same order and priority as is set forth in Section 5.05(c)(X)(4) or Section 5.05 (c)(Y)(4), as applicable.

(vi)

With respect to the Group II Notes only, in the event that the Noteholders’ Interest Distribution Amount with respect to the Class II-C Notes for a Distribution Date exceeds the amount distributed to the Holders of the Class II-C Notes pursuant to Section  Section 5.05(c)(Y)(5), and provided that a Class II-C Note Interest Trigger is not in effect on such Distribution Date, the Administrator shall instruct the Indenture Trustee in writing to withdraw from the Group II Reserve Account on such Distribution Date an amount equal to such excess, to the extent of funds available therein after giving effect to paragraphs (b)(ii) through (b)(v) above, and to distribute such amount to the Holders of the Class II-C Notes entitled thereto in the same order and priority as is set forth in Section 5.05 (c)(Y)(5).

(vii)

With respect to the Group I Notes only, (X) in the event that on the Final Maturity Date for the Class I-A-1 Notes, the outstanding principal balance of the Class I-A-1 Notes (prior to giving effect to any distribution of principal thereon on such date) exceeds the amount of principal distributed to the Holders of the Class I-A-1 Notes on such date pursuant to Section 5.05(c)(X)(5), the Administrator shall instruct the Indenture Trustee in writing on such date to withdraw from the Group I Reserve Account on such date an amount equal to such excess, to the extent of funds available therein, after giving effect to paragraphs (b)(ii) through (b)(vi) above and to distribute such amount to the Holders of the Class I-A-1 Notes, in the same order and priority as is set forth in Section 5.05(c)(X)(5); (Y) in the event that on the Final Maturity Date for the Class I-A-2 Notes the outstanding principal balance of the Class I-A-2 Notes (prior to giving effect to any distribution of principal thereon on such date) exceeds the amount of principal distributed to the Holders of the Class I-A-2 Notes on such date pursuant to Section 5.05(c)(X)(5), the Administrator shall instruct the Indenture Trustee in writing on such date to withdraw from the Group I Reserve Account on such date an amount equal to such excess, to the extent of funds available therein, after giving effect to paragraphs (b)(ii) through (b)(vi) above, and to distribute such amount to the Holders of the Class I-A-2 Notes, in the same order and priority as set forth in Section 5.05(c)(X)(5); and (Z) in the event that on the Final Maturity Date for the Class I-B Notes the outstanding principal balance of the Class I-B Notes (prior to giving effect to any distribution of principal thereon on such date) exceeds the amount of principal distributed to the Holders of the Class I-B Notes on such date pursuant to Section 5.05(c)(X)(5), the Administrator shall instruct the Indenture Trustee in writing on such date to withdraw from the Group I Reserve Account on such date an amount equal to such excess, to the extent of funds available therein, after giving effect to paragraphs (b)(ii) through (b)(vi) above, and to distribute such amount to the Holders of the Class I-B Notes, in the same order and priority as set forth in Section 5.05(c)(X)(5).

(viii)

With respect to the Group II Notes only, (A) in the event that on the Final Maturity Date for the Class II-A-1 Notes, the outstanding principal balance of the Class II-A-1 Notes (prior to giving effect to any distribution of principal thereon on such date) exceeds the amount of principal distributed to the Holders of the Class II-A-1 Notes on such date pursuant to Section 5.05(c)(Y)(6), the Administrator shall instruct the Indenture Trustee in writing on such date to withdraw from the Group II Reserve Account on such date an amount equal to such excess, to the extent of funds available therein, after giving effect to paragraphs (b)(ii) through (b)(vii) above and to distribute such amount to the Holders of the Class II-A-1 Notes, in the same order and priority as is set forth in Section 5.05(c)(Y)(6); (B) in the event that on the Final Maturity Date for the Class II-A-2 Notes the outstanding principal balance of the Class II-A-2 Notes (prior to giving effect to any distribution of principal thereon on such date), exceeds the amount of principal distributed to the Holders of the Class II-A-2 Notes on such date pursuant to Section 5.05(c)(Y)(6), the Administrator shall instruct the Indenture Trustee in writing on such date to withdraw from the Group II Reserve Account on such date an amount equal to such excess, to the extent of funds available therein, after giving effect to paragraphs (b)(ii) through (b)(vii) above, and to distribute such amount to the Holders of the Class II-A-2 Notes, in the same order and priority as set forth in Section 5.05(c)(Y)(6); (C) in the event that on the Final Maturity Date for the Class II-A-3 Notes the outstanding principal balance of the Class II-A-3 Notes (prior to giving effect to any distribution of principal thereon on such date), exceeds the amount of principal distributed to the Holders of the Class II-A-3 Notes on such date pursuant to Section 5.05(c)(Y)(6), the Administrator shall instruct the Indenture Trustee in writing on such date to withdraw from the Group II Reserve Account on such date an amount equal to such excess, to the extent of funds available therein, after giving effect to paragraphs (b)(ii) through (b)(vii) above, and to distribute such amount to the Holders of the Class II-A-3 Notes, in the same order and priority as set forth in Section 5.05(c)(Y)(6); (D) in the event that on the Final Maturity Date for the Class II-A-4 Notes the outstanding principal balance of the Class II-A-4 Notes (prior to giving effect to any distribution of principal thereon on such date), exceeds the amount of principal distributed to the Holders of the Class II-A-4 Notes on such date pursuant to Section 5.05(c)(Y)(6), the Administrator shall instruct the Indenture Trustee in writing on such date to withdraw from the Group II Reserve Account on such date an amount equal to such excess, to the extent of funds available therein, after giving effect to paragraphs (b)(ii) through (b)(vii) above, and to distribute such amount to the Holders of the Class II-A-4 Notes, in the same order and priority as set forth in Section 5.05(c)(Y)(6); (E) in the event that on the Final Maturity Date for the Class II-B Notes the outstanding principal balance of the Class II-B Notes (prior to giving effect to any distribution of principal thereon on such date), exceeds the amount of principal distributed to the Holders of the Class II-B Notes on such date pursuant to Section 5.05(c)(Y)(6), the Administrator shall instruct the Indenture Trustee in writing on such date to withdraw from the Group II Reserve Account on such date an amount equal to such excess, to the extent of funds available therein, after giving effect to paragraphs (b)(ii) through (b)(vii) above, and to distribute such amount to the Holders of the Class II-B Notes, in the same order and priority as set forth in Section 5.05(c)(Y)(6); and (F) in the event that on the Final Maturity Date for the Class II-C Notes the outstanding principal balance of the Class II-C Notes (prior to giving effect to any distribution of principal thereon on such date), exceeds the amount of principal distributed to the Holders of the Class II-C Notes on such date pursuant to Section 5.05(c)(Y)(6), the Administrator shall instruct the Indenture Trustee in writing on such date to withdraw from the Group II Reserve Account on such date an amount equal to such excess, to the extent of funds available therein, after giving effect to paragraphs (b)(ii) through (b)(vii) above, and to distribute such amount to the Holders of the Class II-C Notes, in the same order and priority as set forth in Section 5.05(c)(Y)(6).

(c)

If the amount on deposit in either the Group I or Group II Reserve Account, as applicable, on any Distribution Date (without giving effect to all deposits or withdrawals therefrom on such Distribution Date) is greater than the related Specified Reserve Account Balance for such Distribution Date, the Administrator shall instruct the Indenture Trustee in writing to deposit the amount of such excess into the Group I Collection Account or the Group II Collection Account, as applicable, for distribution on such Distribution Date.

(d)

Following the payment in full of the aggregate outstanding principal balance of the Group I or Group II Notes, as the case may be, and of all other amounts owing or to be distributed hereunder or under the Indenture or the Trust Agreement to Holders of Group I or Group II Notes, respectively, the Master Servicer, Indenture Trustee, Paying Agent, Note Registrar, Eligible Lender Trustee, Owner Trustee or the Administrator and the termination of the Trust, if applicable, (x) any amount remaining on deposit in the Group I Reserve Account, shall become Group II Available Funds on the related Distribution Date, and (y) any amount remaining on deposit in the Group II Reserve Account shall be distributed to the Depositor.  The Depositor shall in no event be required to refund any amounts properly distributed pursuant to this Section 5.06(d).

(e)

Subject to Section 5.06(b)(i) above, all amounts withdrawn from the Group I or Group II Reserve Account shall first be deposited into the Group I or Group II Collection Account, as applicable, and then transferred to the Distribution Account prior to being disbursed for the uses and to the persons set forth above.

SECTION 5.07.  Statements to Noteholders.  On each Determination Date preceding a Distribution Date, the Administrator shall provide to the Indenture Trustee and the Paying Agent (with a copy to the Owner Trustee, the Certificate Paying Agent, the Depositor and the Rating Agencies) for the Paying Agent to forward on such succeeding Distribution Date to each Holder of record of the Notes a statement substantially in the form of Exhibit A. A copy of the statement may be obtained by any Note Owner by a written request to the Indenture Trustee addressed to the Corporate Trust Office.

SECTION 5.08.  The Group I Capitalized Interest Account.

(a)

The Group I Capitalized Interest Account will be available to fund shortfalls of interest on the Group I Notes until the Distribution Date in September 2008.

(b)

On each Distribution Date prior to and including the September 2008 Distribution Date, amounts, if any, in excess of the Group I Capitalized Interest Account Specified Amount for such Distribution Date, will be withdrawn from the Group I Capitalized Interest Account and deposited into the Group I Collection Account and will become part of Group I Available Funds on such Distribution Date.

(c)

After all amounts in excess of the Group I Capitalized Interest Account Specified Amount applicable for such Distribution Date have been withdrawn from the Group I Capitalized Interest Account, any remaining amounts (to the extent of funds on deposit), may be withdrawn and paid: first, to the Class I-A-1 Noteholders and Class I-A-2 Noteholders and then second, any remaining amounts, to the Class I-B Noteholders, to fund shortfalls in the payment of interest on the Group I Notes; provided that, (1) if the Class I-B Note Interest Trigger is not in effect on such distribution date, such amounts will be withdrawn after all Available Funds and amounts on deposit in the Group I Reserve Account have been applied for such purpose, and (2) if the Class I-B Note Interest Trigger is in effect on such Distribution Date, such amounts will be withdrawn and paid, first, to the Group I Senior Notes after all Group I Available Funds and amounts on deposit in the Group I Reserve Account have been applied for such purpose, and, second, any amounts remaining on deposit in the Group I Capitalized Interest Account after any shortfalls in interest due to the Group I Senior Notes have been paid in full, to the Group I Subordinate Notes, after all available amounts on deposit in the Group I Collection Account have been applied for such purpose.  Amounts withdrawn from the Group I Capitalized Interest Account and used to pay shortfalls in interest will not be part of Group I Available Funds on such Distribution Date and may be used for no other purpose.

(d)

No amounts withdrawn from the Group I Capitalized Interest Account, whether to achieve the Group I Capitalized Interest Account Specified Amount or used to pay any interest shortfalls will be replenished.

(e)

On the September 2008 Distribution Date, any funds remaining in the Group I Capitalized Interest Account will be transferred to the Group I Collection Account and will be included as part of Group I Available Funds on that Distribution Date.

SECTION 5.09.  [Reserved].

SECTION 5.10.  Paying Agent.  For purposes of this Article V, it is understood and agreed that, if the Paying Agent is not also the Indenture Trustee, then the Paying Agent shall receive copies of any and all instructions to the Indenture Trustee and that the Paying Agent, based on instructions from the Administrator, on behalf of the Indenture Trustee, shall make the applicable distributions to the Noteholders (and the Certificate Paying Agent if other than KBNA or its affiliates, per Section 5.05(a)) (unless such instructions indicate that the Indenture Trustee shall make such distributions), and perform such other transfers, withdrawals or deposits designated as the obligation of the Paying Agent in such instructions, and JPMorgan Chase Bank, National Association shall have no duty to evaluate such instructions of KBNA and have no liability therefor.

ARTICLE VI

THE ADMINISTRATOR AND THE DEPOSITOR

SECTION 6.01.  Representations of the Administrator.  KBNA, as Administrator, makes the following representations on which the Issuer is deemed to have relied in acquiring the Financed Student Loans.  The representations speak as of the execution and delivery of this Agreement, the Student Loan Transfer Agreement and the Administration Agreement and as of the Closing Date, and shall survive the sale of the Financed Student Loans to the Issuer (and with respect to legal title, to the Eligible Lender Trustee on behalf of the Issuer) and the pledge thereof to the Indenture Trustee pursuant to the Indenture.

(a)

Organization and Good Standing.  KBNA is duly organized and validly existing as a national banking association in good standing under the laws of the United States of America, with the power and authority to own its properties and to conduct its business as such properties are currently owned and such business is presently conducted, and had at all relevant times, and has, the power, authority and legal right to acquire and own the Student Loans.

(b)

Power and Authority of KBNA.  KBNA has the corporate power and authority to execute and deliver this Agreement and the Administration Agreement and to carry out their respective terms; this Agreement and the Administration Agreement have been duly authorized by KBNA by all necessary corporate action; KBNA has full corporate power and authority to sell and assign the property to be sold and assigned to and deposited with the Depositor pursuant to the Student Loan Transfer Agreement (or with the Depositor Eligible Lender Trustee on behalf of the Depositor) and KBNA has duly authorized such sale and assignment to the Depositor (or to the Depositor Eligible Lender Trustee on behalf of the Depositor) by all necessary corporate action.

(c)

Binding Obligation.  This Agreement, the Student Loan Transfer Agreement and the Administration Agreement each constitutes a legal, valid and binding obligation of KBNA, in each case enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization and similar laws relating to creditors’ rights generally or the rights of creditors of banks the deposit accounts of which are insured by the FDIC and subject to general principles of equity.

(d)

No Violation.  The consummation of the transactions contemplated by this Agreement, the Student Loan Transfer Agreement or the Administration Agreement and the fulfillment of the terms hereof or thereof do not conflict with, result in any breach of any of the terms and provisions of, nor constitute (with or without notice or lapse of time or both) a default under, the articles of association or by-laws of KBNA, or any indenture, agreement or other instrument to which KBNA is a party or by which it shall be bound, which breach or default would reasonably be expected to have a material adverse effect on the condition of KBNA, financial or otherwise, or adversely affect the transactions contemplated by this Agreement, the Student Loan Transfer Agreement or the Administration Agreement; nor result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement or other instrument (other than pursuant to the Basic Documents); nor violate any law or, to the knowledge of KBNA, any order, rule or regulation applicable to KBNA of any court or of any Federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over KBNA.

(e)

No Proceedings.  There are no proceedings or, to its best knowledge, investigations pending against KBNA or, to its best knowledge, threatened against KBNA before any court, regulatory body, administrative agency or other governmental instrumentality having jurisdiction over KBNA or its properties:  (i) asserting the invalidity of this Agreement, the Indenture or any of the other Basic Documents or the Notes, (ii) seeking to prevent the issuance of the Notes or the consummation of any of the transactions contemplated by this Agreement, the Indenture or any of the other Basic Documents, (iii) seeking any determination or ruling that could reasonably be expected to have a material and adverse effect on the performance by KBNA of its obligations under, or the validity or enforceability of, this Agreement, the Indenture, any of the other Basic Documents or the Notes or (iv) seeking to affect adversely the Federal or state income tax attributes of the Issuer or the Notes.

(f)

All Consents.  All authorizations, consents, orders or approvals of or registrations or declarations with any court, regulatory body, administrative agency or other government instrumentality required to be obtained, effected or given by KBNA in connection with the execution and delivery by KBNA of this Agreement, the Student Loan Transfer Agreement and the Administration Agreement and the performance by KBNA of its duties contemplated by this Agreement and the Administration Agreement, have in each case been duly obtained, effected or given and are in full force and effect.

(g)

Resolutions.  The resolutions of the Board of Directors of KBNA approving this Agreement and the other Basic Documents to which it is a party and all documents relating thereto are and shall be continuously reflected in the minutes of the Board of Directors of KBNA.  This Agreement and each of the other Basic Documents to which it is a party and all documents relating thereto are and shall be, continuously from the time of their respective execution by KBNA, official records of KBNA.

SECTION 6.02.  Representations of the Depositor.  The Depositor, makes the following representations on which the Issuer is deemed to have relied in acquiring the Financed Student Loans.  The representations speak as of the execution and delivery of this Agreement and as of the Closing Date, and shall survive the sale of the Financed Student Loans to the Issuer (or with respect to legal title, to the Eligible Lender Trustee on behalf of the Issuer) and the pledge thereof to the Indenture Trustee pursuant to the Indenture.

(a)

Organization and Good Standing.  The Depositor is duly organized and validly existing as a limited liability company in good standing under the laws of the State of Delaware, with the power and authority to own its properties and to conduct its business as such properties are currently owned and such business is presently conducted, and had at all relevant times, and has, the power, authority and legal right to acquire and own the Financed Student Loans.

(b)

Power and Authority of the Depositor.  The Depositor has the corporate power and authority to execute and deliver this Agreement and to carry out its terms; the Depositor has full corporate power and authority to sell and assign the property to be sold and assigned to and deposited with the Issuer (or with the Eligible Lender Trustee on behalf of the Issuer) and the Depositor has duly authorized such sale and assignment to the Issuer (or to the Eligible Lender Trustee on behalf of the Issuer) by all necessary corporate action; and the execution, delivery and performance of this Agreement have been duly authorized by the Depositor by all necessary limited liability company action.

(c)

Binding Obligation.  This Agreement constitutes a legal, valid and binding obligation of the Depositor, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization and similar laws relating to creditors’ rights generally and subject to general principles of equity.

(d)

No Violation.  The consummation of the transactions contemplated by this Agreement and the fulfillment of the terms hereof or thereof do not conflict with, result in any breach of any of the terms and provisions of, nor constitute (with or without notice or lapse of time or both) a default under, the limited liability company agreement or other organization documents of the Depositor, or any indenture, agreement or other instrument to which the Depositor is a party or by which it shall be bound, which breach or default would reasonably be expected to have a material adverse effect on the condition of the Depositor, financial or otherwise, or adversely affect the transactions contemplated by this Agreement; nor result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement or other instrument (other than pursuant to the Basic Documents); nor violate any law or, to the knowledge of the Depositor, any order, rule or regulation applicable to the Depositor of any court or of any Federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Depositor or its properties.

(e)

No Proceedings.  There are no proceedings or, to its best knowledge, investigations pending against the Depositor or, to its best knowledge, threatened against the Depositor before any court, regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Depositor or its properties:  (i) asserting the invalidity of this Agreement, the Indenture or any of the other Basic Documents or the Notes, (ii) seeking to prevent the issuance of the Notes or the consummation of any of the transactions contemplated by this Agreement, the Indenture or any of the other Basic Documents, (iii) seeking any determination or ruling that could reasonably be expected to have a material and adverse effect on the performance by the Depositor of its obligations under, or the validity or enforceability of, this Agreement, the Indenture, any of the other Basic Documents or the Notes or (iv) seeking to affect adversely the Federal or state income tax attributes of the Issuer or the Notes.

(f)

All Consents.  All authorizations, consents, orders or approvals of or registrations or declarations with any court, regulatory body, administrative agency or other government instrumentality required to be obtained, effected or given by the Depositor in connection with the execution and delivery by the Depositor of this Agreement and the performance by the Depositor of the transactions contemplated by this Agreement have been duly obtained, effected or given and are in full force and effect.

(g)

Resolutions.  The resolutions of the Board of Directors of the Depositor approving this Agreement and the Trust Agreement and all documents relating thereto are and shall be continuously reflected in the minutes of the Board of Directors of the Depositor.  This Agreement and the Trust Agreement and all documents relating thereto are and shall be, continuously from the time of their respective execution by the Depositor, official records of the Depositor.

SECTION 6.03.  Existence.  During the term of this Agreement, the Depositor will keep in full force and effect its existence as a special purpose limited liability company under the laws of the State of Delaware.

SECTION 6.04.  Liability of the Depositor; Indemnities.  The Depositor shall be liable in accordance herewith only to the extent of the obligations specifically undertaken by the Depositor under this Agreement.

(a)

KBNA and the Depositor shall jointly and severally indemnify, defend and hold harmless the Issuer, the Eligible Lender Trustee, the Owner Trustee and the Indenture Trustee and their officers, directors, employees and agents from and against any taxes that may at any time be asserted against any such Person with respect to the transactions contemplated herein and in the other Basic Documents (except any such income taxes arising out of fees paid to the Owner Trustee, the Eligible Lender Trustee or the Indenture Trustee), including any sales, gross receipts, general corporation, tangible personal property, privilege or license taxes (but, in the case of the Issuer, not including any taxes asserted with respect to, and as of the date of, the sale of the Financed Student Loans to the Issuer or the issuance and original sale of the Notes, or asserted with respect to ownership of the Financed Student Loans or Federal or other income taxes arising out of distributions on the Notes) and costs and expenses in defending against the same.

(b)

KBNA and the Depositor shall jointly and severally indemnify, defend and hold harmless the Issuer, the Eligible Lender Trustee, the Owner Trustee, the Indenture Trustee, the Master Servicer and the Holders of Notes and the officers, directors, employees and agents of the Issuer, the Eligible Lender Trustee, the Owner Trustee, the Indenture Trustee and the Master Servicer from and against any and all costs, expenses, losses, claims, damages and liabilities arising out of, or imposed upon such Person through, (i) the Depositor’s willful misfeasance, bad faith or negligence in the performance of its duties under this Agreement, or by reason of reckless disregard of its obligations and duties under this Agreement and (ii) KBNA’s, the Depositor’s or the Issuer’s violation of Federal or state securities laws in connection with the offering and sale of the Notes.

(c)

KBNA and the Depositor shall jointly and severally be liable as primary obligor for, and shall indemnify, defend and hold harmless the Eligible Lender Trustee, the Owner  Trustee and their respective officers, directors, employees and agents from and against, all costs, expenses, losses, claims, damages, obligations and liabilities arising out of, incurred in connection with or relating to the Trust Agreement, the other Basic Documents, the Trust Estate, as applicable, the acceptance or performance of the trusts and duties set forth herein and in the  Interim Trust Agreements and the Trust Agreement, as applicable, or the action or the inaction of the Eligible Lender Trustee hereunder and of the Eligible Lender Trustee under the Interim Trust Agreements and the Owner Trustee under the Trust Agreement, except to the extent that such cost, expense, loss, claim, damage, obligation or liability: (i) shall be due to the willful misfeasance, bad faith or negligence (except for errors in judgment) of the Eligible Lender Trustee or the Owner Trustee, as applicable, (ii) with respect to the Eligible Lender Trustee, shall arise from any breach by the Eligible Lender Trustee of its covenants under any of the Basic Documents; or (iii) shall arise from the breach by the Owner Trustee of any of its representations or warranties set forth in Section 7.03 of the Trust Agreement.  In the event of any claim, action or proceeding for which indemnity will be sought pursuant to this paragraph, the Eligible Lender Trustee’s or the Owner Trustee’s, as applicable, choice of legal counsel shall be subject to the approval of the Depositor and KBNA, which approval shall not be unreasonably withheld.

(d)

The Depositor shall pay any and all taxes levied or assessed upon all or any part of the Trust Estate (other than those taxes expressly excluded from the Depositor’s responsibilities pursuant to Section 6.04(a) above).

Indemnification under this Section shall survive the resignation or removal of the Eligible Lender Trustee, Owner Trustee or the Indenture Trustee and the termination of this Agreement or the Indenture or the Trust Agreement, as applicable, and shall include reasonable fees and expenses of counsel and expenses of litigation.  If KBNA or the Depositor shall have made any indemnity payments pursuant to this Section and the Person to or on behalf of whom such payments are made thereafter shall collect any of such amounts from others, such Person shall promptly repay such amounts to the Depositor or KBNA, as applicable, without interest.

SECTION 6.05.  Liability of Administrator; Indemnities.  The Administrator shall be liable in accordance herewith only to the extent of the obligations specifically undertaken by the Administrator under this Agreement or the Administration Agreement.

The Administrator shall indemnify, defend and hold harmless the Issuer, the Eligible Lender Trustee, the Depositor, the Owner Trustee, the Indenture Trustee, the Master Servicer, the Holders of Notes and any of the officers, directors, employees and agents of the Issuer, the Eligible Lender Trustee, the Owner Trustee, the Indenture Trustee and the Master Servicer from and against any and all costs, expenses, losses, claims, damages and liabilities to the extent that such cost, expense, loss, claim, damage or liability arose out of, or was imposed upon any such Person through, the negligence, willful misfeasance or bad faith of the Administrator in the performance of its duties under this Agreement or the Administration Agreement or by reason of reckless disregard of its obligations and duties hereunder or thereunder.

The Administrator, in accordance with Section 3 of the Administration Agreement, shall pay reasonable compensation to the Indenture Trustee, Eligible Lender Trustee and Owner Trustee to the extent not paid by the Issuer and shall reimburse the Indenture Trustee, Eligible Lender Trustee and Owner Trustee for all reasonable expenses, disbursements and advances, and indemnify, defend and hold harmless the Indenture Trustee and its officers, directors, employees and agents from and against all costs, expenses, losses, claims, damages and liabilities, to the extent not paid by the Issuer and in the manner provided in, and subject to the limitations of, Section 6.07 of the Indenture and Section 3 of the Administration Agreement.

For purposes of this Section, in the event of the termination of the rights and obligations of the Administrator (or any successor thereto pursuant to Section 6.06 or 6.09) as Administrator pursuant to Section 8.01(b), or a resignation by such Administrator pursuant to this Agreement, such Administrator shall be deemed to be the Administrator pending appointment of a successor Administrator pursuant to Section 8.02.

Indemnification under this Section shall survive the resignation or removal of the Eligible Lender Trustee, Owner Trustee or the Indenture Trustee or the termination of this Agreement and the Administration Agreement and shall include reasonable fees and expenses of counsel and expenses of litigation.  If the Administrator shall have made any indemnity payments pursuant to this Section and the Person to or on behalf of whom such payments are made thereafter collects any of such amounts from others, such Person shall promptly repay such amounts to the Administrator, without interest.

SECTION 6.06.  Merger or Consolidation of, or Assumption of the Obligations of, the Administrator and the Depositor.  Any Person (a) into which the Administrator may be merged or consolidated, (b) which may result from any merger or consolidation to which the Administrator shall be a party or (c) which may succeed to the properties and assets of the Administrator substantially as a whole, shall be the successor to the Administrator without the execution or filing of any document or any further act by any of the parties to this Agreement or to the Administration Agreement; provided, however, that the Administrator hereby covenants that it will not consummate any of the foregoing transactions except upon satisfaction of the following:  (i) the surviving Administrator, as the case may be, if other than KBNA (or affiliate thereof), executes an agreement of assumption to perform every obligation of the Administrator under this Agreement and the Administration Agreement, (ii) immediately after giving effect to such transaction, no representation or warranty made pursuant to Section 3.01 or 6.01 shall have been breached and no Administrator Default, and no event that, after notice or lapse of time, or both, would become an Administrator Default shall have occurred and be continuing, (iii) the surviving Administrator if other than KBNA (or affiliate thereof), shall have delivered to the Eligible Lender Trustee, the Owner Trustee and the Indenture Trustee an Officers’ Certificate and an Opinion of Counsel each stating that such consolidation, merger or succession and such agreement of assumption comply with this Section and that all conditions precedent, if any, provided for in this Agreement relating to such transaction have been complied with, and that the Rating Agency Condition shall have been satisfied with respect to such transaction, (iv) the surviving Administrator shall have a consolidated net worth at least equal to that of the predecessor Administrator, (v)  such transaction will not result in a material adverse Federal or state tax consequence to the Issuer or the Holders of Notes and (vi) unless KBNA (or affiliate thereof) is the surviving entity, the Administrator shall have delivered to the Eligible Lender Trustee, the Owner Trustee and the Indenture Trustee an Opinion of Counsel either (A) stating that, in the opinion of such counsel, all financing statements and continuation statements and amendments thereto have been executed and filed that are necessary fully to preserve and protect the interest of the Eligible Lender Trustee and Indenture Trustee, respectively, in the Financed Student Loans and reciting the details of such filings, or (B) stating that, in the opinion of such counsel, no such action shall be necessary to preserve and protect such interests.

Without the prior written confirmation from each Rating Agency that its then current ratings of each Class of Notes would not be downgraded, the Depositor shall not be merged or consolidated with any other entity.

SECTION 6.07.  Limitation on Liability of the Depositor, Administrator and Others.  (a)  The Depositor and any director or officer or employee or agent of the Depositor may rely in good faith on the advice of counsel or on any document of any kind, prima facie properly executed and submitted by any Person respecting any matters arising hereunder (provided that such reliance shall not limit in any way the Depositor’s obligations under Section 3.02).  The Depositor shall not be under any obligation to appear in, prosecute or defend any legal action that shall not be incidental to its obligations under this Agreement, and that in its opinion may involve it in any expense or liability.

(b)

Neither the Administrator nor any of its directors, officers, employees or agents shall be under any liability to the Issuer, the Depositor, the Holders of Notes, the Indenture Trustee, the Owner Trustee or the Eligible Lender Trustee except as provided under this Agreement or the Administration Agreement, for any action taken or for refraining from the taking of any action pursuant to this Agreement or the Administration Agreement or for errors in judgment; provided, however, that this provision shall not protect the Administrator or any such person against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations and duties under this Agreement or under the Administration Agreement.  The Administrator and any of its directors, officers, employees or agents may rely in good faith on the advice of counsel or on any document of any kind, prima facie properly executed and submitted by any Person respecting any matters arising hereunder or under the Administration Agreement.

Except as provided in this Agreement or the Administration Agreement, the Administrator shall not be under any obligation to appear in, prosecute or defend any legal action that shall not be incidental to its duties to administer the Financed Student Loans and the Trust in accordance with this Agreement and the Administration Agreement, and that in its opinion may involve it in any expense or liability; provided, however, that the Administrator may undertake any reasonable action that it may deem necessary or desirable in respect of this Agreement and the other Basic Documents and the rights and duties of the parties to this Agreement and the other Basic Documents and the interests of the Holders of Notes under the Indenture.

SECTION 6.08.  Ownership by the Depositor, KBNA and its Affiliates.

(a)

[Reserved].

(b)

The Depositor or an Affiliate thereof (to the extent permitted under the Trust Agreement) shall own the Certificate, with the same rights as it would have if it were not the Depositor or an Affiliate thereof, except as otherwise expressly provided herein or in any other Basic Document.

SECTION 6.09.  KBNA Not To Resign as Administrator.  Subject to the provisions of Section 6.06, KBNA shall not resign from the obligations and duties imposed on it as Administrator under this Agreement and under the Administration Agreement except (i) that KBNA may assign all of its rights and obligations as Administrator under this Agreement and under the Administration Agreement to an Affiliate of KBNA that satisfies all the criteria for serving as the Administrator hereunder, or (ii) upon determination that the performance of its duties under this Agreement and under the Administration Agreement shall no longer be permissible under applicable law or shall violate any final order of a court or administrative agency with jurisdiction over KBNA or its properties.  Notice of any such (i) assignment or (ii) determination permitting such resignation of KBNA shall be communicated to the Owner Trustee and the Indenture Trustee at the earliest practicable time (and, if such communication is not in writing, shall be confirmed in writing at the earliest practicable time) and any such determination under (ii) herein shall be evidenced by an Opinion of Counsel to such effect delivered to the Eligible Lender Trustee, the Owner Trustee and the Indenture Trustee concurrently with or promptly after such notice.  No such assignment or resignation shall become effective until the permitted Affiliate assignee or the Indenture Trustee or a successor Administrator shall have assumed the responsibilities and obligations of KBNA in accordance with Section 8.02.

ARTICLE VII

THE MASTER SERVICER

SECTION 7.01.  Representations of Master Servicer.  The Master Servicer makes the following representations on which the Issuer is deemed to have relied in acquiring the Financed Student Loans and appointing the Master Servicer as master servicer hereunder.  The representations speak as of the execution and delivery of this Agreement and as of the Closing Date, and shall survive the sale, transfer and assignment of the Financed Student Loans to the Issuer (and with respect to legal title, to the Eligible Lender Trustee on behalf of the Issuer) and the pledge thereof to the Indenture Trustee pursuant to the Indenture.

(a)

Organization and Good Standing.  The Master Servicer is duly organized and validly existing as a national banking association in good standing under the laws of the United States of America, with the power and authority to own its properties and to conduct its business as such properties are currently owned and such business is presently conducted, and had at all relevant times, and has, the power, authority and legal right to master service the Financed Student Loans and, if necessary, to hold the Financed Student Loan Files as custodian.

(b)

Due Qualification.  The Master Servicer is duly qualified to do business and has obtained all necessary licenses and approvals in all jurisdictions in which the ownership or lease of property or the conduct of its business (including the master servicing of the Financed Student Loans as required by this Agreement) shall require such qualifications.

(c)

Power and Authority of the Master Servicer.  The Master Servicer has the corporate power and authority to execute and deliver this Agreement and to carry out its terms; and the execution, delivery and performance of this Agreement have been duly authorized by the Master Servicer by all necessary corporate action.

(d)

Binding Obligation.  This Agreement constitutes a legal, valid and binding obligation of the Master Servicer enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization and similar laws relating to creditors’ rights generally or the rights of creditors of banks the deposit accounts of which are insured by the FDIC and subject to general principles of equity.

(e)

No Violation.  The consummation of the transactions contemplated by this Agreement and the fulfillment of the terms hereof shall not conflict with, result in any breach of any of the terms and provisions of, nor constitute (with or without notice or lapse of time or both) a default under the articles of association or by-laws of the Master Servicer, or any indenture, agreement or other instrument to which the Master Servicer is a party or by which it shall be bound nor result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement or other instrument (other than this Agreement); which breach or default would reasonably be expected to have a material adverse effect on the condition of the Master Servicer, financial or otherwise, or adversely affect the transactions contemplated by this Agreement; nor violate any law or, to the knowledge of the Master Servicer, any order, rule or regulation applicable to the Master Servicer of any court or of any Federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Master Servicer or its properties.

(f)

No Proceedings.  There are no proceedings, or, to the Master Servicer’s best knowledge, investigations pending, or, to the Master Servicer’s best knowledge, threatened against the Master Servicer, before any court, regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Master Servicer or its properties:  (i) asserting the invalidity of this Agreement, the Indenture, any of the other Basic Documents or the Notes, (ii) seeking to prevent the issuance of the Notes or the consummation of any of the transactions contemplated by this Agreement, the Indenture or any of the other Basic Documents, (iii) seeking any determination or ruling that could reasonably be expected to have a material and adverse effect on the performance by the Master Servicer of its obligations under, or the validity or enforceability of, this Agreement, the Indenture, any of the other Basic Documents or the Notes or (iv) relating to the Master Servicer and which might adversely affect the Federal or state income tax attributes of the Notes.

(g)

No Amendment or Waiver.  No provision of a Financed Student Loan has been waived, altered or modified in any respect, except pursuant to a document, instrument or writing included in the Financed Student Loan File, and no such amendment, waiver, alteration or modification causes such Financed Student Loan not to conform to the other warranties contained in this Section or those of the Depositor or the Master Servicer, as applicable, contained in Section 3.01.

(h)

Collection Practices.

The servicing and collection practices used by the Master Servicer (or each Subservicer on its behalf) with respect to the Financed Student Loans have been in all respects in compliance with Accepted Servicing Procedures, Section 3.04 and Article IV and all applicable laws and regulations.

(i)

Location of Financed Student Loan Files.  The Financed Student Loan Files are kept in the offices of the applicable Subservicer, on behalf of the Master Servicer specified in Schedule C hereto, or at such other office specified in accordance with Section 3.04(b), and all Financed Student Loan Files have been delivered to and are in the possession of the applicable Subservicer.

SECTION 7.02.  Indemnities of Master Servicer.  The Master Servicer shall be liable in accordance herewith only to the extent of the obligations specifically undertaken by the Master Servicer under this Agreement.

The Master Servicer shall pay for any loss, liability or expense, including reasonable attorney’s fees, that may be imposed on, incurred by or asserted against the Issuer, the Owner Trustee, the Depositor, the Eligible Lender Trustee, the Indenture Trustee, the Paying Agent and Note Registrar, the Administrator or the Holders of Notes or any of the officers, directors, employees and agents of the Issuer, the Owner Trustee, the Depositor, the Eligible Lender Trustee, the Indenture Trustee, the Paying Agent and Note Registrar or the Administrator to the extent that such loss, liability or expense arose out of, or was imposed upon any such Person through, the negligence, willful misfeasance or bad faith of the Master Servicer (or any Subservicer acting on its behalf) in the performance of its obligations and duties under this Agreement or by reason of the reckless disregard of its obligations and duties (or those of any Subservicer acting on its behalf) under this Agreement, where the final determination that any such loss, liability or expense arose out of, or was imposed upon any such Person through, any such negligence, willful misfeasance, bad faith or recklessness on the part of the Master Servicer (or such Subservicer acting on its behalf) is established by a court of law, by an arbitrator or by way of settlement agreed to by the Master Servicer.  Notwithstanding the foregoing, if the Master Servicer is rendered unable, in whole or in part, by a force outside the control of the parties hereto (including acts of God, acts of war or terrorism, fires, earthquakes and other disasters) to satisfy its obligations under this Agreement, the Master Servicer shall not be deemed to have breached any such obligation upon delivery of written notice of such event to the other parties hereto, for so long as the Master Servicer remains unable to perform such obligation as a result of such event.

For purposes of this Section, in the event of the termination of the rights and obligations of the Master Servicer (or any successor thereto pursuant to Section 7.03 or 7.05) as Master Servicer pursuant to Section 8.01(a), or a resignation by such Master Servicer pursuant to this Agreement, the Master Servicer shall be deemed to be the Master Servicer pending appointment of a successor Master Servicer pursuant to Section 8.02.

Liability of the Master Servicer under this Section shall survive the resignation or removal of the Owner Trustee, the Eligible Lender Trustee, the Paying Agent and Note Registrar or the Indenture Trustee or the termination of this Agreement.  If the Master Servicer shall have made any payments pursuant to this Section and the Person to or on behalf of whom such payments are made thereafter collects any of such amounts from others, such Person shall promptly repay such amounts to the Master Servicer, without interest.

SECTION 7.03.  Merger or Consolidation of, or Assumption of the Obligations of, Master Servicer.  Any Person (a) into which the Master Servicer may be merged or consolidated, (b) which may result from any merger or consolidation to which the Master Servicer shall be a party or (c) which may succeed to the properties and assets of the Master Servicer substantially as a whole, shall be the successor to the Master Servicer without the execution or filing of any document or any further act by any of the parties to this Agreement; provided, however, that the Master Servicer hereby covenants that it will not consummate any of the foregoing transactions except upon satisfaction of the following:  (i) the surviving Master Servicer, if other than KBNA (or affiliate thereof), executes an agreement of assumption to perform every obligation of the Master Servicer under this Agreement, (ii) immediately after giving effect to such transaction, no representation or warranty made pursuant to Section 7.01 shall have been breached and no event that, after notice or lapse of time, or both, would become a Master Servicer Default shall have occurred and be continuing, (iii) the surviving Master Servicer, if other than KBNA (or affiliate thereof), shall have delivered to the Owner Trustee, the Depositor and the Indenture Trustee an Officers’ Certificate and an Opinion of Counsel each stating that such consolidation, merger or succession and such agreement of assumption comply with this Section and that all conditions precedent, if any, provided for in this Agreement relating to such transaction have been complied with, and that the Rating Agency Condition shall have been satisfied with respect to such transaction, (iv) the surviving Master Servicer shall have a consolidated net worth at least equal to that of the predecessor Master Servicer, (v) unless KBNA (or affiliate thereof) is the surviving entity, such transaction will not result in a material adverse Federal or state tax consequence to the Issuer or the Holders of Notes and (vi) unless KBNA (or affiliate thereof) is the surviving entity, the Master Servicer shall have delivered to the Owner Trustee, the Depositor and the Indenture Trustee an Opinion of Counsel either (A) stating that, in the opinion of such counsel, all financing statements and continuation statements and amendments thereto have been executed and filed that are necessary fully to preserve and protect the interest of the Eligible Lender Trustee and Indenture Trustee, respectively, in the Financed Student Loans and reciting the details of such filings, or (B) stating that, in the opinion of such counsel, no such action shall be necessary to preserve and protect such interests.

SECTION 7.04.  Limitation on Liability of Master Servicer and Others.  Neither the Master Servicer nor any of the directors, officers, employees or agents of the Master Servicer shall be under any liability to the Issuer, the Depositor or the Holders of Notes, except as provided under this Agreement or the Basic Documents, for any action taken or for refraining from the taking of any action pursuant to this Agreement or for errors in judgment; provided, however, that this provision shall not protect the Master Servicer or any such person against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations and duties under this Agreement.  The Master Servicer and any director, officer, employee or agent of the Master Servicer may rely in good faith on the advice of counsel or on any document of any kind prima facie properly executed and submitted by any person respecting any matters arising under this Agreement.

Except as provided in this Agreement or the Basic Documents, the Master Servicer shall not be under any obligation to appear in, prosecute or defend any legal action that shall not be incidental to its duties to service the Financed Student Loans in accordance with this Agreement, and that in its opinion may involve it in any expense or liability; provided, however, that the Master Servicer may undertake any reasonable action that it may deem necessary or desirable in respect of this Agreement and the other Basic Documents and the rights and duties of the parties to this Agreement and the other Basic Documents and the interests of the Holders of Notes under the Indenture.

SECTION 7.05.  KBNA Not To Resign as Master Servicer.  Subject to the provisions of Section 7.03, KBNA, shall not resign from the obligations and duties hereby imposed on it as Master Servicer under this Agreement except (i) that KBNA may assign all of its rights and obligations as Master Servicer under this Agreement to an Affiliate of KBNA that satisfies all the criteria for serving as the Master Servicer hereunder, or (ii) upon determination that the performance of its duties under this Agreement shall no longer be permissible under applicable law.  Notice of any such (i) assignment or (ii) determination permitting such resignation of KBNA, as Master Servicer shall be communicated to the Owner Trustee, the Depositor, the Indenture Trustee and each of the Rating Agencies at the earliest practicable time (and, if such communication is not in writing, shall be confirmed in writing at the earliest practicable time) and any such determination under (ii) herein shall be evidenced by an Opinion of Counsel to such effect delivered to the Owner Trustee, the Eligible Lender Trustee, the Depositor and the Indenture Trustee concurrently with or promptly after such notice.  No such assignment or resignation shall become effective until the permitted Affiliate assignee or the Indenture Trustee or a Successor Master Servicer shall have assumed the responsibilities and obligations of KBNA, as Master Servicer in accordance with Section 8.02.

ARTICLE VIII

DEFAULT

SECTION 8.01.  Master Servicer Default; Administrator Default.  (a)  Master Servicer Default.  If any one of the following events (a “Master Servicer Default”) shall occur and be continuing:

(1)

any failure by the Master Servicer to deliver (or cause to be delivered) to the Administrator or the Indenture Trustee, as applicable, for deposit in any of the Trust Accounts any payment required by the Basic Documents, which failure continues unremedied for three Business Days after written notice of such failure is received by the Master Servicer from the Owner Trustee, the Indenture Trustee or the Administrator or after discovery of such failure by an officer of the Master Servicer; or

(2)

any failure by the Master Servicer duly to observe or to perform (or to cause to be observed or performed) in any material respect any other covenants or agreements of the Master Servicer set forth in this Agreement or any other Basic Document, which failure shall (i) materially and adversely affect the rights of the Holders of either the Group I or Group II Notes and (ii) continues unremedied for a period of 60 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given (A) to the Master Servicer by the Indenture Trustee, the Owner Trustee or the Administrator or (B) to the Master Servicer, and to the Indenture Trustee and the Owner Trustee (x) with respect to the Group I Notes, by the Group I Controlling Parties, representing not less than 25% of the Outstanding Amount of the related Group I Notes, and (y) with respect to the Group II Notes, by the Group II Controlling Parties, representing not less than 25% of the Outstanding Amount of the related Group II Notes);

(3)

an Insolvency Event occurs with respect to the Master Servicer; or

(4)

any failure by the Master Servicer to comply with any applicable requirements under the Higher Education Act resulting in a loss of its eligibility, if applicable, as a third-party servicer (or the failure of the Master Servicer to replace promptly any Subservicer that has lost its eligibility as a third-party servicer);

(5)

any failure by the Master Servicer, any Subservicer or any Subcontractor to deliver any information, report, certification or accountants’ letter when and as required  under Article XII (including, without limitation, any failure by the Master Servicer to identify any Subcontractor “participating in the servicing function” within the meaning of Item 1122 of Regulation AB), which continues unremedied for ten (10) calendar days after the date on which such information, report, certification or accountants’ letter was required to be delivered;

then, and in each and every case, so long as the Master Servicer Default shall not have been remedied, either (A) the Indenture Trustee, or (B) (x) with respect to the Group I Student Loans and the Group I Notes, the Group I Controlling Parties, representing not less than 25% of the Outstanding Amount of the related Group I Notes, or (y) with respect to the Group II Student Loans and the Group II Notes, the Group II Controlling Parties, representing not less than 25% of the Outstanding Amount of the related Group II Notes), by notice then given in writing to the Master Servicer (and to the Indenture Trustee and the Owner Trustee if given by the requisite Holders of the related group of Notes) may terminate all the rights and obligations (other than the obligations set forth in Section 7.02 and Section 3.07 hereof) of the Master Servicer with respect to either (a) the Group I or Group II Student Loans, or (y) the Group I or Group II Notes, as the case may be, under this Agreement.  On or after the receipt by the Master Servicer of such written notice, all authority and power of the Master Servicer under this Agreement, whether with respect to the Group I or Group II Student Loans, as applicable, and the Group I or Group II Notes, as applicable, or otherwise, shall, without further action, pass to and be vested in the Indenture Trustee or such successor Master Servicer as may be appointed under Section 8.02; and, without limitation, the Indenture Trustee and the Owner Trustee are hereby authorized and empowered to execute and deliver, for the benefit of the predecessor Master Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and indorsement of the Group I or Group II Student Loans, as applicable, and related documents, or otherwise.  The predecessor Master Servicer shall cooperate with the successor Master Servicer, the Indenture Trustee and the Owner Trustee in effecting the termination of the responsibilities and rights of the predecessor Master Servicer under this Agreement, all Subservicing Agreements, including the transfer to the successor Master Servicer of its rights under all existing and related Subservicing Agreements and for administration by it of all cash amounts that shall at the time be held by the predecessor Master Servicer for deposit, or shall thereafter be received by it with respect to a Group I or Group II Student Loan, as applicable.  All reasonable costs and expenses (including attorneys’ fees) incurred in connection with transferring the related Financed Student Loan Files to the successor Master Servicer and amending this Agreement, the related Subservicing Agreements and any other Basic Documents to reflect such succession as Master Servicer pursuant to this Section shall be paid by the predecessor Master Servicer upon presentation of reasonable documentation of such costs and expenses.  Upon receipt of notice of the occurrence of a Master Servicer Default, the Owner Trustee shall give notice thereof to the Rating Agencies, the Indenture Trustee, the Depositor and the Group I and Group II Noteholders.  Notwithstanding the foregoing, the successor Master Servicer shall have the option to assume the rights of the predecessor Master Servicer under each related Subservicing Agreement, or to enter into new Subservicing Agreements with the existing or other replacement Subservicers; provided, however, that unless the existing Subservicer is in breach of its applicable Subservicing Agreement, any and all contractual damages, costs and expenses owed to any Subservicer, under the existing Subservicing Agreements, by reason of such cancellation, shall be borne by the successor Master Servicer.

Notwithstanding the foregoing, in the event of the occurrence and continuance of a Master Servicer Default with respect to one group of Financed Student Loans and not the other group, (a) the requisite Group I Controlling Parties may only replace the Master Servicer with respect to the Group I Student Loans, and (b) the requisite Group II Controlling Parties may only replace the Master Servicer with respect to the Group II Student Loans.  No one group of Noteholders may replace the Master Servicer with respect to the Financed Student Loans comprising the other group of Financed Student Loans; provided, however, that the Indenture Trustee may replace the Master Servicer with respect to either or both groups of Financed Student Loans.  If in the event that either (x) the Master Servicer is terminated with respect to only the Group I Student Loans and the Group I Notes, the Master Servicer shall remain liable under this Agreement for all of its obligations hereunder with respect to the Group II Student Loans and the Group II Notes, or (y) the Master Servicer is terminated with respect to only the Group II Student Loans and the Group II Notes, the Master Servicer shall remain liable under this Agreement for all of its obligations hereunder with respect to the Group I Student Loans and the Group I Notes.  Any successor Master Servicer shall only succeed to the rights and obligations with respect to which the Master Servicer has been terminated.  In the event that there are two Master Servicers, each Master Servicer shall master service its respective group of student loans and notes in the manner set forth in this Agreement and shall cooperate with the other Master Servicer to the extent necessary for each Master Servicer to fulfill its respective obligations hereunder.

(b)

Administrator Default.  If any one of the following events (an “Administrator Default”) shall occur and be continuing:

(1)

any failure by the Administrator to direct the Indenture Trustee in writing to make the required transfers of amounts on deposit in any of the Trust Accounts to the Collection Accounts, on or before the Business Day immediately preceding any Monthly Servicing Payment Date or Distribution Date, as applicable, or any failure by the Administrator to direct the Indenture Trustee in writing to make or cause the Paying Agent to make any required distributions from the Collection Accounts on any Monthly Servicing Payment Date or Distribution Date, as applicable, which failure continues unremedied for three Business Days after written notice of such failure is received by the Administrator from the Indenture Trustee or the Owner Trustee or after discovery of such failure by an officer of the Administrator; or

(2)

any failure by the Administrator duly to observe or to perform in any material respect any other covenants or agreements of the Administrator set forth in this Agreement, the Administration Agreement or any other Basic Document, which failure shall (i) materially and adversely affect the rights of the Holders of Notes and (ii) continues unremedied for a period of 60 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given (A) to the Administrator by the Indenture Trustee, the Owner Trustee or the Eligible Lender Trustee or (B) to the Administrator and to the Indenture Trustee by the Group I or Group II Controlling Noteholders, representing not less than 25% of the Outstanding Amount of the related Classes of Group I or Group II Notes, as applicable; or

(3)

an Insolvency Event occurs with respect to the Administrator; or

(4)

any failure by the Administrator to deliver any information, report, certification or accountants’ letter when and as required under Article XII which continues unremedied for ten (10) calendar days after the date on which such information, report, certification or accountants’ letter was required to be delivered;

then, and in each and every case, so long as the Administrator Default shall not have been remedied, either the Indenture Trustee or the Group I or Group II Controlling Noteholders, representing not less than 25% of the Outstanding Amount of the related Classes of Group I or Group II Notes, as applicable, by notice then given in writing to the Administrator (and to the Indenture Trustee, the Owner Trustee and the Eligible Lender Trustee if given by the Holders of Notes) may terminate all the rights and obligations (other than the obligations set forth in Section 6.05 hereof) of the Administrator under this Agreement and the Administration Agreement.  On or after the receipt by the Administrator of such written notice, all authority and power of the Administrator under this Agreement and the Administration Agreement, whether with respect to Notes or the Financed Student Loans or otherwise, shall, without further action, pass to and be vested in the Indenture Trustee or such successor Administrator as may be appointed under Section 8.02; and, without limitation, the Indenture Trustee, the Owner Trustee and the Eligible Lender Trustee are hereby authorized and empowered to execute and deliver, for the benefit of the predecessor Administrator, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination.  The predecessor Administrator shall cooperate with the successor Administrator, the Owner Trustee, the Indenture Trustee and the Eligible Lender Trustee in effecting the termination of the responsibilities and rights of the predecessor Administrator under this Agreement and the Administration Agreement.  All reasonable costs and expenses (including attorneys’ fees) incurred in connection with amending this Agreement and the Administration Agreement to reflect such succession as Administrator pursuant to this Section shall be paid by the predecessor Administrator upon presentation of reasonable documentation of such costs and expenses.  Upon receipt of notice of the occurrence of a Administrator Default, the Owner Trustee shall give notice thereof to the Rating Agencies.

SECTION 8.02.  Appointment of Successor.  (a)  Upon receipt by the Master Servicer or the Administrator, as the case may be, of notice of termination (or, with respect to the Master Servicer of partial termination) pursuant to Section 8.01, or the resignation by the Master Servicer or the Administrator, as the case may be, in accordance with the terms of this Agreement, the predecessor Master Servicer or Administrator, as the case may be, shall continue to perform its functions as Master Servicer or Administrator, as the case may be, under this Agreement or under this Agreement and the Administration Agreement, as the case may be, in the case of termination, only until the date specified in such termination notice or, if no such date is specified in a notice of termination, until receipt of such notice and, in the case of resignation, until the later of (x) the date 120 days from the delivery to the Owner Trustee and the Indenture Trustee of written notice of such resignation (or written confirmation of such notice) in accordance with the terms of this Agreement and (y) the date upon which the predecessor Master Servicer or Administrator, as the case may be, shall become unable to act as Master Servicer or Administrator, as the case may be, as specified in the notice of resignation and accompanying Opinion of Counsel.  In the event of the termination (or, with respect to the Master Servicer of partial termination) hereunder of a Master Servicer or the Administrator, as the case may be, the Issuer shall appoint, with respect to the Group I or the Group II Notes, provided that the Rating Agency Condition is satisfied, a successor Master Servicer (with respect to the affected group or groups of Financed Student Loans) or Administrator, as the case may be, acceptable to the Indenture Trustee, and the successor Master Servicer or Administrator, as the case may be, shall accept its appointment by a written assumption in form acceptable to the Indenture Trustee.  In the event that a successor Master Servicer or Administrator, as the case may be, has not been appointed at the time when the predecessor Master Servicer or Administrator, as the case may be, has ceased to act as Master Servicer or Administrator in accordance with this Section, the Indenture Trustee without further action shall automatically be appointed the successor Master Servicer or Administrator, as the case may be, and the Indenture Trustee shall be entitled to the applicable portion of the Master Servicing Fee or the Administration Fee, as the case may be.  Notwithstanding the above, the Indenture Trustee shall, if it shall be unwilling or legally unable so to act, appoint or petition a court of competent jurisdiction to appoint, any established institution whose regular business shall include the servicing of student loans, as the successor to the Master Servicer under this Agreement or to the Administrator under this Agreement and the Administration Agreement; provided, however, that such right to appoint or to petition for the appointment of any such successor Master Servicer shall in no event relieve the Indenture Trustee from any obligations otherwise imposed on it under the Basic Documents until such successor has in fact assumed such appointment.

(b)

Upon appointment, the successor Master Servicer or Administrator, as the case may be (including the Indenture Trustee acting as successor Master Servicer or Administrator, as the case may be), shall be the successor in all respects to the predecessor Master Servicer (but only with respect to the group of Financed Student Loans with respect to which it is replacing the Master Servicer) or Administrator, as the case may be, and shall be subject to all the responsibilities, duties and liabilities placed on the predecessor Master Servicer or Administrator, as the case may be, by the terms and provisions hereof (except that the successor Master Servicer or Administrator, as the case may be, shall not be responsible for any liabilities incurred by the predecessor Master Servicer or Administrator, as the case may be) and shall be entitled to an amount agreed to by such successor Master Servicer or Administrator (which shall not exceed the applicable portion of the Master Servicing Fee or the Administration Fee, as the case may be, unless such compensation arrangements will not result in a downgrading of the related Group of Notes by any Rating Agency) and all the rights granted to the predecessor Master Servicer or Administrator, as the case may be, by the terms and provisions of this Agreement.

(c)

Neither the Master Servicer nor the Administrator may resign unless it is prohibited from serving as such by law as evidenced by an Opinion of Counsel to such effect delivered to the Indenture Trustee and the Owner Trustee.  Notwithstanding the foregoing or anything to the contrary herein or in the other Basic Documents, the Indenture Trustee, to the extent it is acting as successor Master Servicer or Administrator pursuant hereto and thereto, shall be entitled to resign to the extent a qualified successor Master Servicer or Administrator has been appointed and has assumed all the obligations of the Master Servicer or the Administrator, as the case may be, in accordance with the terms of this Agreement and the other Basic Documents.

SECTION 8.03.  Notification to Noteholders.  Upon any termination of, or appointment of a successor to, the Master Servicer or the Administrator, as the case may be, pursuant to this Article VIII, the Indenture Trustee shall give prompt written notice thereof to Holders of the Notes, the Depositor and the Rating Agencies (which, in the case of any such appointment of a successor, shall consist of prior written notice thereof to the Depositor and the Rating Agencies).

SECTION 8.04.  Waiver of Past Defaults.  (A) With respect to all Master Servicer Defaults, (x) with respect to the Group I Student Loans and the Group I Notes, the Group I Controlling Parties, representing not less than 25% of the Outstanding Amount of the related Group I Notes, or (y) with respect to the Group II Student Loans and the Group II Notes, the Group II Controlling Parties, representing not less than 25% of the Outstanding Amount of the related Group II Notes, may waive in writing any default by the Master Servicer in the performance of its obligations hereunder, but only with respect to the related group of Financed Student Loans, and (B) with respect to all Administrator Defaults, the Group I and Group II Controlling Noteholders, representing, in the aggregate, not less than 25% of the Outstanding Amount of all of the related Group I and Group II Notes, may waive in writing any default by the Administrator in the performance of its obligations hereunder and under the Administration Agreement, and any consequences thereof, except a default in making any required deposits to or payments from any of the Trust Accounts (or giving instructions regarding the same) in accordance with this Agreement.  Upon any such waiver of a past default, such default shall cease to exist, and any Master Servicer Default or Administrator Default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement and the Administration Agreement.  No such waiver shall extend to any subsequent or other default or impair any right consequent thereto.

ARTICLE IX

TERMINATION

SECTION 9.01.  Termination.  (a)  Optional Purchase of All Financed Student Loans by the Master Servicer.  As of the last day of any Collection Period immediately preceding a Distribution Date as of which the sum of the then outstanding Group I or Group II Pool Balance is 10% or less of the Group I or Group II Cutoff Date Pool Balance, the Master Servicer shall have the option to purchase the related Trust Estate, other than the Trust Accounts and the Assigned Agreements; provided, however, that the Master Servicer may not effect any such purchase unless the Master Servicer shall have given notice to each of the Rating Agencies, the Owner Trustee, the Eligible Lender Trustee and the Indenture Trustee.  To exercise such option, the Master Servicer shall deposit pursuant to Section 5.04 in the Group I Collection Account an amount equal to the Purchase Amount for the Group I Student Loans or in the Group II Collection Account an amount equal to the Purchase Amount for the Group II Student Loans, as applicable, and the related rights with respect thereto, plus the appraised value of any such other property held by the Trust other than the Trust Accounts, such value to be determined by an appraiser mutually agreed upon by the Master Servicer and the Owner Trustee, and shall succeed to all interests in and to the Trust; provided, however, that the Master Servicer may not effect such purchase if the Purchase Amount to be so deposited in the applicable Collection Account does not equal or exceed an amount equal to the sum of the unpaid principal amount of all the Group I or Group II Notes then outstanding, as applicable, plus accrued and unpaid interest thereon at the applicable Note Interest Rates to the date of exercise.

(b)

Notice.  As described in Article IX of the Trust Agreement, notice of any termination of the Trust shall be given by the Administrator to the Owner Trustee, the Eligible Lender Trustee and the Indenture Trustee as soon as practicable after the Administrator has received notice thereof.

(c)

Succession.  Following the satisfaction and discharge of the Indenture and the payment in full of the principal of and interest on the Notes, the holders of Certificates will succeed to the rights of the Holders of Notes hereunder and the Owner Trustee will succeed to the rights of (except for the rights of the Indenture Trustee which have accrued prior to the satisfaction and discharge of the Indenture and the payment in full of the principal of an interest on the Notes), and assume the obligations of, the Indenture Trustee pursuant to this Agreement and any other Basic Documents.

ARTICLE X

ADDITIONAL PROVISIONS REGARDING FINANCED STUDENT LOANS

SECTION 10.01.  Periodic Reports.  No later than the fifteenth day of each month, and for so long as the Eligible Lender Trustee on behalf of the Trust shall own the legal title to the Financed Student Loans, the Trust shall furnish to AGI or cause to be furnished in an electronic form suitable to AGI, a record of all Financed Student Loans which are Access Loans (the “Record”), as of the last day of the preceding month.  The Master Servicer shall (or shall cause the applicable Subservicers to) furnish the Record to AGI on behalf of the Trust (or on behalf of the Indenture Trustee in the event that the Indenture Trustee becomes the owner of the Financed Student Loans) as required by this Section 10.01.  The Master Servicer, acting on behalf of the Trust, shall honor AGI’s reasonable request for additional Records, at AGI’s expense.  The Record shall be on a borrower level, by loan, and shall include, but need not be limited to, the information required to be delivered by KBNA to AGI pursuant to the second paragraph of Section 10.7 of the 1996-1998 Coordination Agreement.  The Master Servicer acknowledges and agrees that the costs and expenses to produce and distribute (or to cause the applicable Subservicers to produce and distribute) the Record are included in the Master Servicing Fee pursuant to the Servicing Fee Schedule, attached as Schedule E to this Agreement, and agrees that no additional fees will be payable by the Trust or the Administrator to produce and deliver the Record.

In addition to the foregoing Record, the parties hereto acknowledge and agree that AGI may obtain from the Master Servicer (or the applicable Subservicers) at the sole cost and expense of AGI such additional information as AGI may reasonably request concerning the Financed Student Loans which are Access Loans, including, but not limited to, information on defaults, average principal balance, and complaints.  Any such request shall be made in writing to the Administrator, with a copy to the Owner Trustee, the Eligible Lender Trustee, the Indenture Trustee and the Master Servicer.  The Trust shall not be obligated to incur or pay any costs or expenses associated with the production or delivery of such additional information, except that, if the additional information requested by AGI is contained in any monthly or other periodic report produced by the Master Servicer (or a Subservicer acting on its behalf) and delivered to the Trust (or to the Administrator on behalf of the Trust) pursuant to this Agreement, the Trust shall provide a copy of such report, or excerpts therefrom, to AGI and the Administrator shall bear all photocopying and postage charges for producing and mailing such copy.

The Indenture Trustee agrees to assume and perform the obligations of the Trust under this Section 10.01 in the event that the Indenture Trustee forecloses upon its security interest in and becomes the owner of the Financed Student Loans.

SECTION 10.02.  Cooperation.  With regard to the Financed Student Loans which are Access Loans, the Trust, the Indenture Trustee,  the Owner Trustee, the Eligible Lender Trustee, the Master Servicer and the Administrator each agree to cooperate with each other, with each applicable Subservicer and AGI, with the other parties to the Coordination Agreements and with each of their internal or external auditors, or governmental examiners, at the expense of the party requesting such cooperation, and to provide any information regarding origination, disbursement, servicing, and data collection relating to such loans as reasonably requested by the other parties, their auditors, or governmental examiners as necessary or desirable for the performance of an audit or examination.  In that regard, each party shall make available any necessary supporting records to each other party and shall resolve any discrepancy claimed to exist in such records to the reasonable satisfaction of the other party within 30 days of the date that the other party has claimed that a discrepancy exists.  Notwithstanding the foregoing, the parties acknowledge that audit reviews conducted during heavy processing periods may disrupt such operations.  Accordingly, unless a party has reason to believe that another party is in material breach of the performance of its obligations under this Agreement, the Administration Agreement, the Trust Agreement or the Indenture, reviews by internal or external auditors shall only be scheduled during the months of January, February, April, May, June, September, October, November or December.

SECTION 10.03.  Confidentiality.  Each party to this Agreement, the Owner Trustee and the Indenture Trustee agrees to maintain the confidentiality of all data, materials and information relating to The Access GroupSM Loan Program and the Financed Student Loans entrusted to it by another party hereto or any party to any of the Coordination Agreements.  Each party also agrees not to use such data, materials and information for any purpose other than the limited purpose of performing its obligations under this Agreement, the Administration Agreement, the Indenture, the Trust Agreement or the Coordination Agreements. This section shall not be deemed to preclude the disclosure of (i) information relating to the historical performance of the Financed Student Loans (including, but not limited to, statistical information relating to defaults, prepayments, consolidations, deferrals and forbearances) by KBNA or the Administrator or, with the consent of the Administrator, by the Owner Trustee, the Eligible Lender Trustee or Indenture Trustee, (ii) such information as in any of the Master Servicer’s (or any Subservicer’s acting on behalf of the Master Servicer), Administrator’s, Owner Trustee’s, Eligible Lender Trustee’s or Indenture Trustee’s discretion may be required under any of this Agreement, the Trust Agreement, the Indenture or the Administration Agreement to be disclosed to Holders of the Notes, (iii) such information as may be required to be disclosed under applicable laws, rules, regulations or governmental orders, (iv) information obtained by the Indenture Trustee in the performance of its obligations as Indenture Trustee, provided that the Indenture Trustee shall maintain the confidentiality of all account level and borrower level information, including without limitation, the borrower’s name, address and social security number and the account balance and account history or (v) disclosure by AGI of information in the Record or other information received by AGI pursuant to Section 10.01 of this Agreement.

SECTION 10.04.  Future Purchases.  The Trust, the Owner Trustee, the Eligible Lender Trustee and the Indenture Trustee each hereby agree that, in the event of any sale or other transfer of any Financed Student Loans that are Access Loans to any third party, the Trust, the Eligible Lender Trustee or the Indenture Trustee, as the case may be, as seller, or the Administrator acting on their behalf, (i) shall use reasonable efforts to obtain from the purchaser or transferee of such Access Loans an agreement in form and substance satisfactory to AGI pursuant to which such purchaser or transferee agrees to observe and comply with the obligations of the parties to this Agreement under Sections 10.02 and 10.03 hereof and the obligations of the Trust, the Owner Trustee, the Eligible Lender Trustee or the Indenture Trustee, as the case may be, as seller, or the Administrator acting on its behalf, under this clause (i) of Section 10.04 hereof and (ii) shall obtain from any such purchaser or transferee an agreement to provide AGI with prior notice of any future sale of such Access Loans, or portion thereof, acquired by such purchaser or transferee and an agreement to comply with the obligations of the Trust under Section 10.01 and the obligations of the seller under this clause (ii) of Section 10.04 and under the last sentence of Section 10.06(a) of this Agreement (provided, however, that if the purchaser or transferee does not retain the Master Servicer (or the related Subservicer) as servicer, the obligation to deliver “Reports” shall be construed as an obligation to deliver reports containing information substantially similar to the information contained in Reports).

SECTION 10.05.  Private Guarantee Fee. Each of the Depositor and KBNA acknowledges and agrees that, with respect to the Access Loans that are “Privately Guaranteed Loans” (as defined in the 1992, 1993-1995 and 1996-1998 Coordination Agreements) that have not yet entered repayment and are Financed Student Loans, KBNA retains the obligation, pursuant to Section 9.2 of the 1992, 1993-1995 and 1996-1998 Coordination Agreements, to advance to the borrower an additional private guarantee fee equal to 2% of the original principal amount of any such Privately Guaranteed Loan made to a student since the commencement of the 1992-1993 Law Access® Program through the 1995-1996 Access Group Loan Program, and, commencing with the 1996-1998 Access Group Loan Program a fee of 4% of the original principal amount of each LAL Loan, 3% of each GAL Loan and BEL Loan and 2% for each MAL Loan, DAL Loan and REL Loan (each such term as defined in the 1992, 1993-1995 and 1996-1998 Coordination Agreements).  The proceeds of such advances shall be remitted in accordance with the 1992, 1993-1995 and 1996-1998 Coordination Agreements and Assigned Agreements.

SECTION 10.06.  Bids/First Refusal Rights.  (a) If required pursuant to a Coordination Agreement (and only to the extent required thereunder) and subject to Section 10.06(b) below, in connection with any contemplated sale by the Indenture Trustee under the Indenture of any Financed Student Loans that are Access Loans, the Indenture Trustee, on behalf of the Trust, shall notify PHEAA, ASA, AGI and TERI of any proposed solicitation of bids or offers to purchase such Access Loans offered for sale, such notice to be delivered not less than thirty (30) days prior to the date upon which bids or offers are to be received by the Indenture Trustee.  Each of PHEAA, TERI and AGI shall be given an opportunity to submit a bid or offer to purchase all such Access Loans being offered for sale within such thirty (30) day period and if no other bid exceeds PHEAA’s, TERI’s or AGI’s bid and if PHEAA’s, TERI’s or AGI’s bid, in combination with the highest bid for the other Financed Student Loans being sold, is equal to or in excess of the amount required pursuant to Section 5.04 of the Indenture, then the Indenture Trustee, on behalf of the Trust, shall convey such Access Loans offered for sale to whichever of PHEAA, TERI or AGI, as the case may be, submitted the highest bid.  The Indenture Trustee, on behalf of the Trust, shall require any purchaser or transferee who acquires Financed Student Loans that are Access Loans to acquire all Financed Student Loans of a borrower owned by the Trust and not in default, except that, with regard thereto, the Indenture Trustee, on behalf of the Trust, may sell or transfer to a purchaser or transferee all Financed Federal Loans of a borrower and sell or transfer to a different purchaser or transferee all Financed Guaranteed Private Loans of the same borrower.

(b)

The provisions of this Section 10.06 shall not apply to any sale or other transfer of any Financed Student Loans to KBNA, the Administrator or the Master Servicer (or a Subservicer acting in its stead) as may be required or permitted under this Agreement or any Guarantor in connection with the enforcement of any applicable Guarantee Agreement.  KBNA acknowledges that if any Financed Student Loan that is an Access Loan is reacquired by it, such Financed Student Loan shall from the time of such reacquisition become subject to the restrictions and requirements on sale or transfer of loans by KBNA under the applicable Coordination Agreement.

SECTION 10.07.  Consolidation Loans.  The parties to this Agreement, to the extent applicable, hereby acknowledge and agree that, solely for purposes of allocating consolidation loans that relate to Access Loans among lenders, pursuant to Section 8.1 of the 1996-1998 Coordination Agreement, Section 8.1 of the 1993-1995 Coordination Agreement, Section 8.1 of the 1992 Coordination Agreement and any similar provision in any similar Coordination Agreement with respect to subsequent academic years, KBNA, shall be deemed to be the owner of, and lender on, all Financed Student Loans.

ARTICLE XI

MISCELLANEOUS

SECTION 11.01.  Amendment.  This Agreement may be amended by the Issuer, the Depositor, the Master Servicer, the Administrator and the Eligible Lender Trustee, with the consent of the Indenture Trustee and the Owner Trustee, but without the consent of any of the Holders of Notes or the Holders of Certificates, to cure any ambiguity, to correct or supplement any provisions in this Agreement or for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions in this Agreement or of modifying in any manner the rights of the Holders of Notes or Holders of Certificates; provided, however, that such action shall not, as evidenced by an Opinion of Counsel delivered to the Owner Trustee, the Eligible Lender Trustee and the Indenture Trustee, adversely affect in any material respect the interests of any Holder of Notes nor result in a substantial change to the structure of the transactions set forth in this Agreement.

This Agreement may also be amended from time to time by the Issuer, the Depositor, the Master Servicer, the Administrator and the Eligible Lender Trustee, with the consent of the Indenture Trustee and the Owner Trustee, the consent of a majority in interest of the Group I Controlling Parties (unless any such proposed amendment does not affect the Group I Student Loans or the Group I Notes as evidenced by an Opinion of Counsel of the Depositor regarding the lack of changes to any legal rights and remedies of the Group I Noteholders, and a confirmation from each Rating Agency that such amendment will not result in the downgrading of the then current ratings of any of the Group I Notes), a majority in interest of the Group II Controlling Parties (unless any such proposed amendment does not affect the Group II Student Loans as evidenced by an Opinion of Counsel of the Depositor regarding the lack of changes to any legal rights and remedies of the Group II Noteholders, and a confirmation from each Rating Agency that such amendment will not result in the downgrading of the then current ratings of any of the Group II Notes), for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Holders of any Class of Notes; provided, however, that no such amendment shall (a) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments with respect to Group I or Group II Student Loans or distributions that shall be required to be made for the benefit of the Holders of Group I or Group II Notes or (b) amend the aforesaid percentage of the Outstanding Amount of the related Class or Classes of Notes, which are required to consent to any such amendment, without the consent of all outstanding Holders of all Classes of Notes affected by such amendment (notwithstanding anything to the contrary contained in the Indenture or the Trust Agreement, such rights of consent granted to the Holders of the Notes contained in clauses (a) and (b) of this proviso shall not be exercisable by the Group I Controlling Noteholders on behalf of all of the Group I Noteholders or by the Group II Controlling Noteholders on behalf of all of the Group II Noteholders).

Promptly after the execution of any such amendment or consent (or, in the case of the Rating Agencies, five Business Days prior thereto), the Owner Trustee shall furnish written notification of the substance of such amendment or consent to the Depositor, each holder of Certificates (if not the Depositor), the Indenture Trustee and each of the Rating Agencies.

It shall not be necessary for the consent of Holders of Notes pursuant to this Section to approve the particular form of any proposed amendment or consent, but it shall be sufficient if such consent shall approve the substance thereof.

Prior to the execution of any amendment to this Agreement, the Owner Trustee, the Eligible Lender Trustee and the Indenture Trustee shall be entitled to receive and rely upon an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by this Agreement and the Opinion of Counsel referred to in Section 11.02(i)(1).  The Owner Trustee, the Eligible Lender Trustee and the Indenture Trustee may, but shall not be obligated to, enter into any such amendment which affects the Owner Trustee’s, the Eligible Lender Trustee’s or the Indenture Trustee’s, as applicable, own rights, duties or immunities under this Agreement or otherwise.

SECTION 11.02.  Protection of Interests in Trust.  (a)  The Depositor shall execute and file such financing statements all in such manner and in such places as may be required by law fully to preserve, maintain, and protect the interest of the Issuer, the Eligible Lender Trustee and the Indenture Trustee in the Group I and/or Group II Student Loans, as applicable, and in the proceeds thereof.  The Depositor shall deliver (or cause to be delivered) to the Owner Trustee, the Eligible Lender Trustee and the Indenture Trustee file-stamped copies of, or filing receipts for, any document filed as provided above, as soon as available following such filing.

(b)

Neither the Depositor nor the Master Servicer shall (nor shall the Master Servicer permit a Subservicer to) change its name, identity or corporate structure in any manner that would, could or might make any financing statement or continuation statement filed in accordance with paragraph (a) above seriously misleading within the meaning of Section 9-506 of the UCC, unless it shall have given the Owner Trustee, the Eligible Lender Trustee and the Indenture Trustee at least five days’ prior written notice thereof and shall have promptly filed (or cause to be filed) appropriate amendments to all previously filed financing statements or continuation statements.

(c)

The Depositor and the Master Servicer shall have an obligation (and the Master Servicer shall cause each Subservicer) to give the Owner Trustee, the Eligible Lender Trustee and the Indenture Trustee at least 60 days’ prior written notice of any change in its jurisdiction of organization, if, as a result of such change, the applicable provisions of the UCC would require the filing of any amendment of any previously filed financing or continuation statement or of any new financing statement and shall promptly file (or cause to be filed) any such amendment.  The Master Servicer shall (and shall cause each Subservicer to) at all times maintain each office from which it shall service Financed Student Loans (as applicable) and its jurisdiction of organization within the United States of America.

(d)

The Master Servicer shall (and shall cause the applicable Subservicer to) maintain accounts and records as to each Financed Student Loan accurately and in sufficient detail to permit (i) the reader thereof to know at any time the status of such Financed Student Loan, including payments and recoveries made and payments owing (and the nature of each) and (ii) reconciliation between payments or recoveries on (or with respect to) each Financed Student Loan and the amounts from time to time deposited in the applicable Collection Account in respect of such Financed Student Loan.

(e)

The Master Servicer shall (and shall cause the applicable Subservicer to) maintain its computer systems so that, from and after the time of sale under this Agreement of the Financed Student Loans, the Master Servicer’s (or the related Subservicer’s) master computer records (including any backup archives) that refer to a Financed Student Loan shall indicate clearly the interest of the Issuer, the Eligible Lender Trustee and the Indenture Trustee in such Financed Student Loan and that legal title to such Financed Student Loan is owned by the Eligible Lender Trustee on behalf of the Issuer and has been pledged to the Indenture Trustee for the benefit of the related group of Noteholders.  Indication of the Issuer’s, the Eligible Lender Trustee’s and the Indenture Trustee’s interest in a Financed Student Loan shall be deleted from or modified on the Master Servicer’s (or the related Subservicer’s) computer systems when, and only when, the related Financed Student Loan shall have been paid in full or repurchased.

(f)

If at any time the Depositor or the Administrator shall propose to sell, grant a security interest in, or otherwise transfer any interest in student loans to any prospective purchaser, lender or other transferee, the Master Servicer shall (or shall cause the applicable Subservicers, to) give to such prospective purchaser, lender or other transferee computer tapes, records or printouts (including any restored from backup archives) that, if they shall refer in any manner whatsoever to any Financed Student Loan, shall indicate clearly that such Financed Student Loan has been sold and legal title is owned by the Eligible Lender Trustee on behalf of the Issuer and has been pledged to the Indenture Trustee for the benefit of the related group of Noteholders.

(g)

Upon reasonable notice, the Master Servicer shall (and shall cause the applicable Subservicer to) permit the Indenture Trustee and its agents at any time during normal business hours to inspect, audit (subject to Section 10.02 with respect to Financed Student Loans that are Access Loans) and make copies of and abstracts from the Master Servicer’s (or the related Subservicer’s) records regarding any Financed Student Loan.

(h)

Upon request at any time the Owner Trustee, the Eligible Lender Trustee or the Indenture Trustee shall have reasonable grounds to believe that such request would be necessary in connection with its performance of its duties under the Basic Documents, the Master Servicer shall (or shall cause the applicable Subservicers to) furnish to the Owner Trustee, the Eligible Lender Trustee or to the Indenture Trustee (in each case, with a copy to the Administrator), within five Business Days, a list of all Group I and/or Group II Student Loans, as applicable (by unique lender identification number, type of loan and date of issuance), then held as part of the Trust, and the Administrator shall furnish to the Owner Trustee, the Eligible Lender Trustee or to the Indenture Trustee, within 20 Business Days thereafter, a comparison of such list to the list of Financed Student Loans set forth in Schedules A-1 and A-2 as of the Closing Date, and, for each Financed Student Loan that has been added to or removed from the pool of loans held by the Eligible Lender Trustee on behalf of the Issuer, information as to the date as of which and circumstances under which each such Financed Student Loan was so added or removed.

(i)

The Depositor shall deliver to the Owner Trustee, the Eligible Lender Trustee and the Indenture Trustee:

(1)

promptly after the execution and delivery of this Agreement and of each amendment thereto, an Opinion of Counsel either (A) stating that, in the opinion of such counsel, all financing statements and continuation statements have been executed and filed that are necessary fully to preserve and protect the interest of the Eligible Lender Trustee and the Indenture Trustee in the Financed Student Loans, and reciting the details of such filings or referring to prior Opinions of Counsel in which such details are given, or (B) stating that, in the opinion of such counsel, no such action shall be necessary to preserve and protect such interest; and

(2)

within 120 days after the beginning of each calendar year commencing April 30, 2008, an Opinion of Counsel, dated as of a date during such 120-day period, either (A) stating that, in the opinion of such counsel, all financing statements and continuation statements have been executed and filed that are necessary fully to preserve and protect the interest of the Eligible Lender Trustee and the Indenture Trustee in the Financed Student Loans, and reciting the details of such filings or referring to prior Opinions of Counsel in which such details are given, or (B) stating that, in the opinion of such counsel, no such action shall be necessary to preserve and protect such interest; provided that a single Opinion of Counsel may be delivered in satisfaction of the foregoing requirement and that of Section 3.06(b) of the Indenture.

Each Opinion of Counsel referred to in clause (1) or (2) above shall specify (as of the date of such opinion and given all applicable laws as in effect on such date) any action necessary to be taken in the following year to preserve and protect such interest.

(j)

The Depositor shall, to the extent required by applicable law, cause the Notes to be registered with the Commission pursuant to Section 12(b) or Section 12(g) of the Exchange Act within the time periods specified in such sections.

SECTION 11.03.  Notices.  All demands, notices, instructions, directions and communications upon or to the Depositor, the Administrator, the Master Servicer, the Issuer, the Eligible Lender Trustee, the Indenture Trustee, the Paying Agent or the Rating Agencies under this Agreement shall be in writing, personally delivered or mailed by certified mail, return receipt requested, (or in the form of telex or facsimile notice, followed by written notice delivered as aforesaid) and shall be deemed to have been duly given upon receipt:

(a)

 in the case of the Master Servicer or the Administrator, to KeyBank National Association,  4910 Tiedeman Road, 6th Floor, Brooklyn, Ohio 44144, Attention:  Key Education Resources, KeyCorp Student Loan Trust 2006-A (telephone: (216) 813-7738; facsimile: (216) 813-8840; e-mail: student_loans_investor_rptg@keybank.com);

(b)

 in the case of the Issuer or the Owner Trustee, at the Corporate Trust Office of the Owner Trustee located at White Clay Center, Route 273, Newark, Delaware 19711.

(c)

in the case of the Indenture Trustee, to Deutsche Bank Trust Company Americas, c/o Deutsche Bank National Trust Company, Global Transaction Banking Trust & Securities Services, 25 DeForest Avenue MS: 010105, Summit, New Jersey 07901;

(d)

in the case of Moody’s, to Moody’s Investors Service, Inc., 99 Church Street, New York, New York 10007, Attention: ABS Monitoring Department (telephone: (212) 553-4948; facsimile: (212) 553-4600);

(e)

in the case of S&P to Standard & Poor’s, 55 Water Street, Attention: Asset Backed Surveillance Department (telephone (212) 438-2000; facsimile (212) 438-2649);

(f)

 in the case of Fitch, to Fitch Ratings, One State Street Plaza, New York, NY 10004, Attention: Structured Finance Group;

(g)

in the case of the Depositor to Key Consumer Receivables LLC, c/o KeyBank National Association, 4910 Tiedeman Road, 6th Floor, Brooklyn, Ohio 44144, Attention:  Key Education Resources, KeyCorp Student Loan Trust 2006-A (telephone: (216) 813-7737; facsimile: (216) 813-8840; e-mail: student_loans_investor_rptg@keybank.com);

(h)

in the case of Deutsche Bank Trust Company Americas so long as it is the Paying Agent to Deutsche Bank Trust Company Americas, c/o Deutsche Bank National Trust Company, Global Transaction Banking Trust & Securities Services, 25 DeForest Avenue MS: 010105, Summit, New Jersey 07901; and

(i)

in the case of the Eligible Lender Trustee to JPMorgan Chase Bank, National Association c/o The Bank of New York Trust Company, N.A., 10161 Centurion Parkway, Jacksonville, Florida 32256; or

as to each of the foregoing, at such other address as shall be designated by written notice to the other parties.

SECTION 11.04.  Assignment.  Notwithstanding anything to the contrary contained herein, except as provided in Sections 6.06, 6.09, 7.03 and 7.05, this Agreement may not be assigned by the Depositor, the Administrator or the Master Servicer.  This Agreement may only be assigned by the Depositor Eligible Lender Trustee or the Eligible Lender Trustee to its permitted successor pursuant to the Interim Trust Agreement or the Eligible Lender Trustee Agreement, as applicable.

SECTION 11.05.  Limitations on Rights of Others.  The provisions of this Agreement are solely for the benefit of the Depositor, the Master Servicer, the Issuer, the Owner Trustee, the Eligible Lender Trustee, the Indenture Trustee and the Holders of Notes, as third party beneficiaries, and nothing in this Agreement, whether express or implied, shall be construed to give to any other Person any legal or equitable right, remedy or claim in the Trust Estate or under or in respect of this Agreement or any covenants, conditions or provisions contained herein.

SECTION 11.06.  Severability.  Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

SECTION 11.07.  Separate Counterparts.  This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

SECTION 11.08.  Headings.  The headings of the various Articles and Sections herein are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

SECTION 11.09.  Governing Law.  THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

SECTION 11.10.  Assignment to Indenture Trustee.  The Depositor hereby acknowledges and consents to any mortgage, pledge, assignment and grant by the Issuer to the Indenture Trustee pursuant to the Indenture for the benefit of the Holders of the Notes of a security interest in all right, title and interest of the Issuer in, to and under the Financed Student Loans and/or the assignment of any or all of the Issuer’s rights and obligations hereunder to the Indenture Trustee.

SECTION 11.11.  Nonpetition Covenants.  (a)  Notwithstanding any prior termination of this Agreement, the Depositor, the Master Servicer, the Administrator, and (to the fullest extent permitted by applicable law) the Eligible Lender Trustee shall not, prior to the date which is one year and one day after the termination of this Agreement with respect to the Depositor or the Issuer, acquiesce, petition or otherwise invoke or cause the Issuer to invoke the process of any court or government authority for the purpose of commencing or sustaining a case against the Issuer under any Federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Issuer or any substantial part of its property, or ordering the winding up or liquidation of the affairs of the Issuer.

(b)

Notwithstanding any prior termination of this Agreement, the Owner Trustee on behalf of the Issuer, the Master Servicer or any successor Master Servicer shall not, prior to the date which is one year and one day after the termination of this Agreement with respect to the Depositor, acquiesce, petition or otherwise invoke or cause the Depositor to invoke the process of any court or government authority for the purpose of commencing or sustaining a case against the Depositor under any insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Depositor or any substantial part of its property, or ordering the winding up or liquidation of the affairs of the Depositor.

SECTION 11.12.  Limitation of Liability of Eligible Lender Trustee and Indenture Trustee.  (a)  Notwithstanding anything contained herein to the contrary, this Agreement has been signed by JPMorgan Chase Bank, National Association, not in its individual capacity but solely in its capacity as Eligible Lender Trustee of the Issuer and, subject to paragraph (d) below, in no event shall JPMorgan Chase Bank, National Association have any liability for the representations, warranties, covenants, agreements or other obligations of the Issuer hereunder or in any of the certificates, notices or agreements delivered pursuant hereto as to all of which recourse shall be had solely to the assets of the Issuer.

(b)

Notwithstanding anything contained herein to the contrary, this Agreement has been countersigned by The Bank of New York (Delaware) not in its individual capacity but solely in its capacity as Owner Trustee of the Issuer and in no event shall The Bank of New York (Delaware) in its individual capacity or, except as expressly provided in the Trust Agreement, as Owner Trustee have any liability for the representations, warranties, covenants, agreements or other obligations of the Issuer hereunder or in any of the certificates, notices or agreements delivered pursuant hereto, as to all of which recourse shall be had solely to the assets of the Issuer.  For all purposes of this Agreement, in the performance of its duties or obligations hereunder or in the performance of any duties or obligations of the Issuer hereunder, the Owner Trustee shall be subject to, and entitled to the benefits of, the terms and provisions of Articles VI, VII and VIII of the Trust Agreement.

(c)

Notwithstanding anything contained herein to the contrary, this Agreement has been accepted by Deutsche Bank Trust Company Americas not in its individual capacity but solely as Indenture Trustee and, except as provided in paragraph (d) below, in no event shall Deutsche Bank Trust Company Americas have any liability for the representations, warranties, covenants, agreements or other obligations of the Issuer hereunder or in any of the certificates, notices or agreements delivered pursuant hereto, as to all of which recourse shall be had solely to the assets of the Issuer.

(d)

Notwithstanding any other provision in this Agreement or the other Basic Documents, nothing in this Agreement or the other Basic Documents shall be construed to limit the legal responsibility of the Owner Trustee, Eligible Lender Trustee or the Indenture Trustee to the U.S. Secretary of Education or a Guarantor for any violations of statutory or regulatory requirements that may occur with respect to loans held by the Eligible Lender Trustee or the Indenture Trustee, pursuant to, or to otherwise comply with their obligations under, the Higher Education Act or implementing regulations, it being expressly understood that the Indenture Trustee has no obligation or duty pursuant to this Section except in the event of foreclosure or pursuant to Section 8.01 as a successor Master Servicer.

SECTION 11.13.  Third-Party Beneficiaries.  This Agreement will inure to the benefit of and be binding upon the parties hereto, the Noteholders, the Certificateholder and their respective successors and permitted assigns.  The Indenture Trustee (on behalf of the Noteholders) and the Owner Trustee shall each be a third-party beneficiary of this Agreement, entitled to enforce the provisions hereof as if a party hereto.  Except as otherwise provided in this Agreement, no other person will have any rights or obligations hereunder.

ARTICLE XII

REPORTING OR REGULATION AB REPORTING

SECTION 12.01.  Intent of the Parties; Reasonableness.  The Eligible Lender Trustee, Administrator, on behalf of the Issuer, Depositor and the Master Servicer acknowledge and agree that the purpose of Article XII of this Agreement is to facilitate compliance by the Issuer with the provisions of Regulation AB and related rules and regulations of the Commission.

Neither the Eligible Lender Trustee, Administrator, on behalf of the Issuer, Depositor nor the Master Servicer shall exercise its right to request delivery of information or other performance under these provisions other than in good faith, or for purposes other than compliance with the Securities Act, the Exchange Act and the rules and regulations of the Commission thereunder (or the provision in a private offering of disclosure comparable to that required under the Securities Act).  The Master Servicer acknowledges that interpretations of the requirements of Regulation AB may change over time, whether due to interpretive guidance provided by the Commission or its staff, consensus among participants in the asset-backed securities markets, advice of counsel, or otherwise, and agrees to comply with requests made by the Administrator, on behalf of the Issuer in good faith for delivery of information under these provisions on the basis of evolving interpretations of Regulation AB.  In connection therewith, the Master Servicer shall cooperate fully with the Administrator, on behalf of the Issuer, to deliver to the Administrator, on behalf of the Issuer (including any of its assignees or designees), any and all statements, reports, certifications, records and any other information necessary in the good faith determination of the Administrator, on behalf of the Issuer, to permit the Administrator, on behalf of the Issuer, to comply with the provisions of Regulation AB, together with such disclosures relating to the Master Servicer and/or any Subservicer or the servicing of the Financed Student Loans, reasonably believed by the Administrator, on behalf of the Issuer, to be necessary in order to effect such compliance.

The Administrator, on behalf of the Issuer, (including any of its assignees or designees) shall cooperate with the Master Servicer by providing timely notice of requests for information under these provisions and by reasonably limiting such requests to information required, in the Issuer’s reasonable judgment, to comply with Regulation AB.

SECTION 12.02.  Reporting Requirements.

(a)

If so requested by the Administrator, acting on behalf of the Issuer, for the purpose of satisfying its reporting obligation under the Exchange Act with respect to any class of Notes, the Master Servicer shall (or shall cause each Subservicer to) (i) notify the Issuer and the Administrator in writing of any material litigation or governmental proceedings pending against the Master Servicer and any Subservicer, (ii) provide to the Issuer a description of such proceedings, and (iii) notify the Issuer and the Administrator in writing if the Master Servicer shall become an affiliate of any of the Subservicer, the Indenture Trustee, the Owner Trustee or the Eligible Lender Trustee.

(b)

As a condition to the succession to the Master Servicer or any Subservicer by any Person (i) into which the Master Servicer or such Subservicer may be merged or consolidated, or (ii) which may be appointed as a successor to the Master Servicer or any Subservicer, the Master Servicer shall provide to the Issuer and the Administrator, at least 10 Business Days prior to the effective date of such succession or appointment, (x) written notice to the Issuer of such succession or appointment and (y) in writing and in form and substance reasonably satisfactory to the Administrator, acting on behalf of the Issuer, all information reasonably requested by the Administrator, acting on behalf of the Issuer, in order to comply with its reporting obligation under Item 6.02 of Form 8-K with respect to any class of Notes.

(c)

In addition to such information as the Master Servicer is obligated to provide pursuant to other provisions of this Agreement, if so requested by the Administrator, acting on behalf of the Issuer, the Master Servicer and any Subservicer shall provide such information regarding the performance or servicing of the Financed Student Loans as is reasonably required to facilitate preparation of quarterly distribution reports in accordance with Item 1121 of Regulation AB.

SECTION 12.03.  Master Servicer Compliance Statement.  On or before March 15th of each calendar year, commencing in 2007, the Master Servicer and any Subservicer shall deliver to the Issuer and the Administrator a statement of compliance addressed to the Issuer and signed by an authorized officer of the Master Servicer or the Subservicer, as the case may be, to the effect that (i) a review of the Master Servicer’s or Subservicer’s activities during the immediately preceding calendar year (or applicable portion thereof) and of its performance under this Agreement during such period has been made under such officer’s supervision, and (ii) to the best of such officer’s knowledge, based on such review, the Master Servicer or the Subservicer, as the case may be, has fulfilled all of its obligations under this Agreement in all material respects throughout such calendar year (or applicable portion thereof) or, if there has been a failure to fulfill any such obligation in any material respect, specifically identifying each such failure known to such officer and the nature and the status thereof.  Notwithstanding the foregoing, Officer Certificates provided by the Master Servicer and any Subservicer pursuant to and in accordance with Section 4.09 hereof shall satisfy the requirements of this Section 12.03.

SECTION 12.04.  Report on Assessment of Compliance and Attestation.

(a)

On or before March 15th of each calendar year, commencing in 2007, the Master Servicer shall:

(i)

deliver to the Issuer a report (in form and substance reasonably satisfactory to the Issuer) regarding the Master Servicer’s assessment of compliance with the Servicing Criteria during the immediately preceding calendar year, as required under Rules 13a-18 and 15d-18 of the Exchange Act and Item 1122 of Regulation AB.  Such report shall be addressed to the Issuer and signed by an authorized officer of the Master Servicer, and shall address each of the Servicing Criteria specified on a certification substantially in the form of Exhibit F attached to this Agreement;

(ii)

deliver to the Issuer and the Administrator a report of a registered public accounting firm reasonably acceptable to the Administrator, acting on behalf of the Issuer, that attests to, and reports on, the assessment of compliance made by the Master Servicer and delivered pursuant to the preceding paragraph.  Such attestation shall be in accordance with Rules 1-02(a)(3) and 2-02(g) of Regulation S-X under the Securities Act and the Exchange Act and may be combined with or incorporated in the annual independent certified public accountants’ report required by Section 4.10 hereof;

(iii)

cause each Subservicer and Subcontractor, determined by the Master Servicer to be “participating in the servicing function” within the meaning of Item 1122 of Regulation AB, to deliver to the Administrator, acting on behalf of the Issuer, an assessment of compliance and accountants’ attestation as and when provided in paragraphs (i) and (ii) of this Section; and

(iv)

if requested by the Administrator, acting on behalf of the Issuer, not later than March 15 of the calendar year in which such certification is to be delivered, deliver to the Issuer, the Administrator and any other Person that will be responsible for signing the Sarbanes Certification on behalf of an Issuer with respect to this securitization transaction the Annual Certification in the form attached hereto as Exhibit G.

The Master Servicer acknowledges that the parties identified in clause (a)(iv) above may rely on any certification provided by the Master Servicer or any Subservicer pursuant to such clause in signing a Sarbanes Certification and filing such with the Commission.  The Issuer will not request delivery of the Annual Certification under clause (a)(iv) above unless the Depositor is required under the Exchange Act to file an annual report on Form 10-K with respect to an Issuing Entity whose asset pool includes the Financed Student Loans.

Each assessment of compliance provided by a Subservicer shall address each of the Servicing Criteria specified on a certification to be delivered to the Master Servicer, the Issuer, and the Administrator on or prior to the date of such appointment.  An assessment of compliance provided by a Subcontractor need not address any elements of the Servicing Criteria other than those specified by the Master Servicer and the Issuer on the date of such appointment.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers as of the day and year first above written.

KEYCORP STUDENT LOAN TRUST 2006-A, as Issuer
By:	The Bank of New York (Delaware), not in its individual capacity but solely as Owner Trustee on behalf of the Trust
	By:	/s/ Vincent E. Sampson
		Name:	Vincent E. Sampson
		Title:	President

KEY CONSUMER RECEIVABLES LLC, as Depositor
By:	/s/ Krista C. Neal
	Name:	Krista C. Neal
	Title:	Treasurer

KEYBANK NATIONAL ASSOCIATION, as Master Servicer
By:	/s/ Krista C. Neal
	Name:	Krista C. Neal
	Title:	Vice President

KEYBANK NATIONAL ASSOCIATION, as Administrator
By:	/s/ Krista C. Neal
	Name:	Krista C. Neal
	Title:	Vice President

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION,
not in its individual capacity but solely as
Depositor Eligible Lender Trustee

By: /s/ William C. Cardozo
The Bank of New York Trust Company, N.A., as attorney-in-fact
Name: William C. Cardozo
Title: Vice President

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION,
not in its individual capacity but solely as
Eligible Lender Trustee

By: /s/ William C. Cardozo
The Bank of New York Trust Company, N.A., as attorney-in-fact
Name: William C. Cardozo
Title: Vice President

Acknowledged, accepted, and with
respect to Article X, agreed to,
as of the day and year
first above written:

DEUTSCHE BANK TRUST COMPANY AMERICAS, not in its individual capacity but solely as Indenture Trustee,
By:	/s/ Jenna Kaufman
	Name:	Jenna Kaufman
	Title:	Vice President

By:	/s/ Irene Siegel
	Name:	Irene Siegel
	Title:	Vice President

Acknowledged and accepted
as of the day and year
first above written:

KEYBANK NATIONAL ASSOCIATION, not in its individual capacity but solely in its capacity as securities intermediary under Section 5.01,
By:	/s/ Krista C. Neal
	Name:	Krista C. Neal
	Title:	Vice President

APPENDIX A

DEFINITIONS AND USAGE

Usage

The following rules of construction and usage shall be applicable to any instrument that is governed by this Appendix:

(a)  All terms defined in this Appendix shall have the defined meanings when used in any instrument governed hereby and in any certificate or other document made or delivered pursuant thereto unless otherwise defined therein.

(b)  As used herein, in any instrument governed hereby and in any certificate or other document made or delivered pursuant thereto, accounting terms not defined in this Appendix or in any such instrument, certificate or other document, and accounting terms partly defined in this Appendix or in any such instrument, certificate or other document to the extent not defined, shall have the respective meanings given to them under generally accepted accounting principles as in effect on the date of such instrument.  To the extent that the definitions of accounting terms in this Appendix or in any such instrument, certificate or other document are inconsistent with the meanings of such terms under generally accepted accounting principles, the definitions contained in this Appendix or in any such instrument, certificate or other document shall control.

(c)  The words “hereof,” “herein,” “hereunder” and words of similar import when used in an instrument refer to such instrument as a whole and not to any particular provision or subdivision thereof; references in an instrument to “Article,” “Section” or another subdivision or to an attachment are, unless the context otherwise requires, to an article, section or subdivision of or an attachment to such instrument; and the term “including” means “including without limitation.”

(d)  The definitions contained in this Appendix are equally applicable to both the singular and plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms.

(e)  Any agreement, instrument or statute defined or referred to below or in any agreement or instrument that is governed by this Appendix means such agreement or instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and includes (in the case of agreements or instruments) references to all attachments thereto and instruments incorporated therein.  References to a Person are also to its permitted successors and assigns.

(f)  References to “Group I and Group II” and/or “Group I or Group II” followed by a defined term shall mean such defined term as limited to the Group I Notes or Group I Student Loans, and the Group II Notes or Group II Student Loans (in each case, as applicable) to the exclusion of the other group of Notes or Financed Student Loans, as the case may be.

Definitions

“Accepted Servicing Procedures” means that the Master Servicer shall (or shall cause the applicable Subservicer to) manage, service, administer and make collections on the Financed Student Loans with reasonable care, using that degree of skill and attention that the Master Servicer (or such Subservicer) exercises with respect to comparable student loans held in securitization trusts that it services but, in any event, in accordance with customary and usual standards of practice of prudent loan servicers administering similar student loans.  The Master Servicer shall (or shall cause the applicable Subservicer to) manage, service, administer and make collections with respect to the Financed Student Loans in accordance with, and otherwise comply with, all applicable Federal and state laws, including all applicable standards, guidelines and requirements of the Higher Education Act (in the case of the Financed Federal Loans) and any applicable Guarantee Agreement (in the case of the Financed Guaranteed Loans).  These procedures shall include collection and posting of all payments, responding to inquiries of borrowers on such Financed Student Loans, monitoring borrowers’ status, making required disclosures to borrowers, investigating delinquencies, sending payment coupons to borrowers and otherwise establishing repayment terms, reporting tax information to borrowers, if applicable, accounting for collections and furnishing monthly and annual statements with respect thereto to the Administrator.

“Access Loans” means those Financed Student Loans that were originated under The Law Access® Program or The Access GroupSM Loan Program as administered by AGI.

“Act” has the meaning specified in Section 11.03(a) of the Indenture.

“Add-On Consolidation Loan” means an eligible education loan which pursuant to the Higher Education Act and at the election of the borrower is added to such borrower’s existing Federal Consolidation Loan.

“Administration Agreement” means the Administration Agreement dated as of December 1, 2006, among the Issuer, the Indenture Trustee and the Administrator.

“Administration Fee” has the meaning specified in Section 3 of the Administration Agreement.

“Administrator” means KeyBank National Association, a national banking association, in its capacity as administrator of the Issuer and the Financed Student Loans, and its successors and permitted assigns.

“Administrator Default” has the meaning specified in Section 8.01(b) of the Sale and Servicing Agreement.

“Administrator’s Certificate” means an Officers’ Certificate of the Administrator delivered pursuant to Section 4.08(c) of the Sale and Servicing Agreement and containing the information required by such Section 4.08(c).

“Affiliate” means, with respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person.  For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

 “AGI” means Access Group, Inc., successor in interest to LAI.

“Ameritrust” means Ameritrust Company National Association, predecessor in interest to Society.

“Applicable Note Margin” means: 0.00% for the Class I-A-1 Notes, 0.11% for the Class I-A-2 Notes, 0.45% for the Class I-B Notes, 0.03% for the Class II-A-1 Notes, 0.08% for the Class II-A-2 Notes, 0.19% for the Class II-A-3 Notes, 0.31% for the Class II-A-4 Notes, 0.48% for the Class II-B Notes and 1.15% for the Class II-C Notes.

“ASA” means the Massachusetts Higher Education Assistance Corporation now doing business as American Student Assistance Corporation, a Massachusetts non-profit corporation.

“Assigned Agreements”  means the following agreements, as the same may be amended and restated from time to time, (i) the Deposit Agreement dated as of January 28, 1992, between TERI and KBNA (as successor to Ameritrust), (ii) the Security Agreement dated as of January 28, 1992, between TERI and KBNA (as successor to Ameritrust), (iii) the Letter Agreement dated as of January 28, 1992, between LSAS and KBNA (as successor to Ameritrust), (iv) the Trust Agreement dated as of July 14, 1992 and restated as of July 1, 1994, among KBNA, LSAS and First Bank (N.A.), Milwaukee, Wisconsin, as trustee, (v) the LAL/BEL Guarantee Agreements dated as of January 28, 1992 and December 21, 1992, between KBNA and TERI, (vi) the Private Guarantee Agreement dated as of March 23, 1995, among KBNA, TERI, Society National Bank, Indiana, and Wilmington Trust Company, (vii) the Consolidated Deposit Agreement and Consolidated Security Agreement each dated November 1, 1995 between TERI and Society; and (viii) the Pledged Collateral Account Control Agreement dated as of January 1, 1999, among TERI, KBNA and McDonald Investments Inc., a wholly-owned subsidiary of KeyCorp, all to the extent necessary to permit the Trust to realize its rights and benefits under the assignment of the agreements referred to in clauses (i) through (viii) above.

“Assigned Rights” has the meaning specified in Section 2.01 of the Sale and Servicing Agreement.

“Authorized Officer” means (i) with respect to the Issuer, any officer of the Owner Trustee who is authorized to act for the Owner Trustee in matters relating to the Issuer pursuant to the Basic Documents and who is identified on the list of Authorized Officers delivered by the Owner Trustee to the Indenture Trustee on the Closing Date (as such list may be modified or supplemented from time to time thereafter) or any Authorized Officer of the Administrator, (ii) with respect to the Administrator, any officer of the Administrator or any of its Affiliates who is authorized to act for the Administrator in matters relating to itself or to the Issuer and to be acted upon by the Administrator pursuant to the Basic Documents and who is identified on the list of Authorized Officers delivered by the Administrator to the Indenture Trustee on the Closing Date (as such list may be modified or supplemented from time to time thereafter), (iii) with respect to the Depositor, any officer of the Depositor or any of its Affiliates who is authorized to act for the Depositor in matters relating to or to be acted upon by the Depositor pursuant to the Basic Documents and who is identified on the list of Authorized Officers delivered by the Depositor to the Indenture Trustee on the Closing Date (as such list may be modified or supplemented from time to time thereafter), (iv) with respect to KBNA, any officer of KBNA or any of its Affiliates who is authorized to act for KBNA in matters relating to or to be acted upon by KBNA pursuant to the Basic Documents and who is identified on the list of Authorized Officers delivered by KBNA to the Indenture Trustee on the Closing Date (as such list may be modified or supplemented from time to time thereafter), (v) with respect to the Master Servicer, any officer of the Master Servicer or any of its Affiliates who is authorized to act for the Master Servicer in matters relating to or to be acted upon by the Master Servicer pursuant to the Basic Documents and who is identified on the list of Authorized Officers delivered by the Master Servicer to the Indenture Trustee on the Closing Date (as such list may be modified or supplemented from time to time thereafter), and (vi) with respect to any Subservicer, any officer of the Subservicer or any of its Affiliates who is authorized to act for such Subservicer in matters relating to or to be acted upon by the Subservicer, pursuant to the applicable Subservicing Agreement, and who is identified on the list of Authorized Officers delivered by such Subservicer to the Master Servicer on the Closing Date (as such list may be modified or supplemented from time to time thereafter).

“Available Funds” means, collectively, the Group I and Group II Available Funds.

“Basic Documents” means the Trust Agreement, the Interim Trust Agreements, the Indenture, the Sale and Servicing Agreement, the Administration Agreement, the Student Loan Transfer Agreement, the Note Depository Agreement, the Guarantee Agreements and other documents and certificates delivered in connection with any thereof.

“Benefit Plan” has the meaning specified in Section 3.10 of the Trust Agreement.

“Book-Entry Note” means a beneficial interest in the Notes, ownership and transfers of which shall be made through book entries by a Clearing Agency as described in Section 2.10 of the Indenture.

“Business Day” means any day other than a Saturday, a Sunday or a day on which banking institutions or trust companies in New York City or Cleveland, Ohio, are authorized or obligated by law, regulation or executive order to remain closed.

 “Campus Door Fees” means fees payable by KBNA to a third party in connection with the origination of certain Group II Student Loans under the Campus Door Private Loan Program; provided that such fees shall not exceed 0.70% of the balance of principal, capitalized interest and fees with respect to any such Group II Student Loan.

“Certificate” means the Trust Certificate issued pursuant to the Trust Agreement, substantially in the form of Exhibit A thereto.

“Certificate Paying Agent” means any paying agent or co-paying agent appointed pursuant to Section 3.09 of the Trust Agreement, which shall initially be Deutsche Bank Trust Company Americas.

“Certificate Register” and “Certificate Registrar” means the register mentioned and the registrar appointed pursuant to Section 3.04 of the Trust Agreement.

“Certificateholder” means the Person in whose name the Certificate is registered in the Certificate Register.

“Class” means reference to any of the Class I-A-1, Class I-A-2, Class I-B, Class II-A-1, Class II-A-2, Class II-A-3, Class II-A-4, Class II-B or Class II-C Notes, as applicable.

“Class I-A-1 Note” means a Floating Rate Class I-A-1 Asset Backed Note issued pursuant to the Indenture, substantially in the form of Exhibit A-1 thereto.

“Class I-A-2 Note” means a Floating Rate Class I-A-2 Asset Backed Note issued pursuant to the Indenture, substantially in the form of Exhibit A-2 thereto.

“Class I-B Note” means a Floating Rate Class I-B Asset Backed Note issued pursuant to the Indenture, substantially in the form of Exhibit A-3 thereto.

“Class I-B Note Interest Trigger” means that on the last day of any Collection Period, the outstanding principal amount of the Group I Senior Notes exceeds the Group I Pool Balance; provided that, no Class I-B Note Interest Trigger event will be deemed to have occurred if there are sufficient amounts on deposit in the Group I Capitalized Interest Account to fully fund any shortfalls in Group I Available Funds available to pay the Noteholders’ Interest Distribution Amount for the Class I-B Notes on the related Distribution Date.

“Class II-A-1 Note” means a Floating Rate Class II-A-1 Asset Backed Note issued pursuant to the Indenture, substantially in the form of Exhibit A-4 thereto.

“Class II-A-2 Note” means a Floating Rate Class II-A-2 Asset Backed Note issued pursuant to the Indenture, substantially in the form of Exhibit A-5 thereto.

“Class II-A-3 Note” means a Floating Rate Class II-A-3 Asset Backed Note issued pursuant to the Indenture substantially in the form of Exhibit A-6 thereto.

“Class II-A-4 Note” means a Floating Rate Class II-A-4 Asset Backed Note issued pursuant to the Indenture substantially in the form of Exhibit A-7 thereto.

“Class II-B Note” means a Floating Rate Class II-B Asset Backed Note issued pursuant to the Indenture, substantially in the form of Exhibit A-8 thereto.

“Class II-B Note Interest Trigger” means that, on the last day of any Collection Period, the outstanding principal amount of the Group II Senior Notes exceeds the sum of the Group II Pool Balance.  A Class II-B Note Interest Trigger will remain in effect for so long as the outstanding principal amount of the Group II Senior Notes exceeds the sum of the Group II Pool Balance.

“Class II-C Note” means a Floating Rate Class II-C Asset Backed Note issued pursuant to the Indenture, substantially in the form of Exhibit A-7 thereto.

“Class II-C Note Interest Trigger” means that, on the last day of any Collection Period, the outstanding principal amount of the Group II Senior Notes and the Class II-B Notes exceeds the sum of the Group II Pool Balance.  A Class II-C Note Interest Trigger will remain in effect for so long as the sum of the outstanding principal amount of the Group II Senior Notes and the Class II-B Notes exceeds the sum of the Group II Pool Balance.

“Class A Notes” means the Group I Class A Notes and the Group II Class A Notes.

“Clearing Agency” means an organization registered as a “clearing agency” pursuant to Section 17A of the Exchange Act.

“Clearing Agency Participant” means a broker, dealer, bank, other financial institution or other Person for whom from time to time a Clearing Agency effects book-entry transfers and pledges of securities deposited with the Clearing Agency.

“Closing Date” means December 7, 2006.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, and Treasury Regulations promulgated thereunder.

“Cohort Default Rate” means the percentage of an educational institution’s borrowers who enter repayment on certain Federal Family Education Loan Program and/or William D. Ford Federal Direct Loan Program loans during a particular fiscal year and default or meet other specified conditions before the end of the next fiscal year, as is more specifically described in 34 C.F.R. Part 668 (including the definition of terms set forth herein).

“Collateral” has the meaning specified in the Granting Clause of the Indenture.

“Collection Accounts” means the Group I Collection Account and the Group II Collection Account.

“Collection Period” means, with respect to the first Distribution Date, the period beginning on the Cutoff Date and ending on February 28, 2007, and with respect to each subsequent Distribution Date, the Collection Period means the three calendar months immediately following the end of the previous Collection Period.

“Commission” means the Securities and Exchange Commission.

“Consolidation Loan Add-On Period” means the period from the Closing Date through May 31, 2007 during which the Trust will be permitted to fund Add-On Consolidation Loans, up to an aggregate principal amount of $500,000, but only to the extent of principal collections received from the Group I Student Loans during this period.

“Consolidation Loans” means Federal Consolidation Loans and Private Consolidation Loans, collectively.

“Coordination Agreements” means the following agreements, as the same may be amended and restated from time to time, (i) the Coordination Agreement, dated as of February 15, 1990, as amended, by and among AGI, PHEAA, ASA, TERI and Society (as successor by merger to Ameritrust) (the “1990 Coordination Agreement”); (ii) the Coordination Agreement, dated as of January 4, 1991, as amended, by and among AGI, PHEAA, ASA, TERI and Society (as successor by merger to Ameritrust) (the “1991 Coordination Agreement”); (iii) the Coordination Agreement, dated as of January 28, 1992, as amended, by and among AGI, PHEAA, ASA, ELSI, TERI and Society (as successor by merger to Ameritrust) (the “1992 Coordination Agreement”); (iv) the Coordination Agreement, dated as of December 21, 1992, as amended, by and among AGI, PHEAA, ASA, ELSI, TERI and Society (the “1993-1995 Coordination Agreement”); and (v) the Coordination Agreement, dated as of March 23, 1995, as amended, by and among AGI, PHEAA, ASA, TERI and Society (the “1996-1998 Coordination Agreement”).

“Corporate Trust Office” means (i) with respect to the Indenture Trustee, the principal office of the Indenture Trustee at which at any particular time its corporate trust business shall be administered, which office at the Closing Date is located at 60 Wall Street, New York, New York 10005  Attention: ABS Corporate Trust Administration or at such other address as the Indenture Trustee may designate from time to time by notice to the Noteholders, the Administrator and the Depositor, or the principal corporate trust office of any successor Indenture Trustee (the address of which the successor Indenture Trustee will notify the Noteholders, the Administrator and the Depositor), (ii) with respect to the Eligible Lender Trustee, the principal corporate trust office of the Eligible Lender Trustee located at 4 New York Plaza, New York, New York 10004, Attention: Worldwide Securities Services, Structured Finance/KeyCorp Student Loan Trust 2006-A, c/o The Bank of New York Trust Company, N.A., 10161 Centurion Parkway, Jacksonville, Florida 32256, Attention: Clay Cardozo, Vice President (phone: (904) 998-4718, facsimile: (904) 645-1931); or at such other address as the Eligible Lender Trustee may designate by notice to the Certificateholder, the Administrator and the Depositor, or the principal corporate trust office of any successor Eligible Lender Trustee (the address of which the successor Eligible Lender Trustee will notify the Certificateholder, the Administrator and the Depositor) and (iii) with respect to the Owner Trustee, the principal office of the Owner Trustee located at White Clay Center, Route 273, Newark, Delaware 19711.

“CSAC” means the California Student Aid Commission, an agency of the State of California.

“CSLP” means the Colorado Student Loan Program, the designated student loan guarantor for the State of Colorado.

“Cumulative Default Percentage” means (1) with respect to the Group I Student Loans, (x) the aggregate total dollar amount of default claims paid by the federal guarantors, including accrued interest, with respect to the Group I Student Loans, divided by (y) the sum of (i) the original Group I Pool Balance and (ii) any related cumulative capitalized interest, and other principal adjustments with respect to the Group I Student Loans, less (iii) the outstanding principal balance of all Group I Student Loans repurchased by the Seller, the Master Servicer or the related Subservicer, and (2) with respect to the Group II Student Loans, (x) the sum of (A) the aggregate total dollar amount of default claims paid by the private guarantors, plus accrued interest, on Financed Guaranteed Private Loans, plus (B) the aggregate total dollar amount of charge-offs on Financed Unguaranteed Private Loans (not including for such purpose any subsequent recoveries on those Financed Unguaranteed Private Loans), divided by (y) the sum of (i) the original Group II Pool Balance and (ii) any related cumulative capitalized interest, and other principal adjustments with respect to the Group II Student Loans, less (iii) the outstanding principal balance of all Group II Student Loans repurchased by the Seller, the Master Servicer or the related Subservicer.

“Cutoff Date” means with respect to the Financed Student Loans, November 1, 2006.

“Cutoff Date Pool Balance” means, the collective reference to the Group I Cutoff Date Pool Balance and the Group II Cutoff Date Pool Balance.

“Default” means any occurrence that is, or with notice or the lapse of time or both would become, an Event of Default.

“Definitive Notes” has the meaning specified in Section 2.10 of the Indenture.

“Delivery” or “Deliver” when used with respect to Trust Account Property means the following and such additional or alternative procedures as may hereafter become appropriate to effect the complete transfer of ownership of any such Collateral to the Indenture Trustee, free and clear of any adverse claims, consistent with changes in applicable law or regulations or the interpretation thereof:

(a)

with respect to bankers’ acceptances, commercial paper, negotiable certificates of deposit and other obligations that constitute instruments and are susceptible of physical delivery (“Physical Property”):

(b)

transfer of possession thereof to the Indenture Trustee endorsed to, or with respect to a certificated security:

(i)

delivery thereof in bearer form to the Indenture Trustee; or

(ii)

delivery thereof in registered form to the Indenture Trustee and

(A)

the certificate is endorsed to the Indenture Trustee or in blank by effective indorsement; or

(B)

the certificate is registered in the name of the Indenture Trustee, upon original issue or registration of transfer by the issuer;

(c)

with respect to an uncertificated security:

(i)

the delivery of the uncertificated security to the Indenture Trustee; or

(ii)

the issuer has agreed that it will comply with instructions originated by the Indenture Trustee, without further consent by the registered owner;

(d)

with respect to any security issued by the U.S. Treasury, the Federal Home Loan Mortgage Corporation or by the Federal National Mortgage Association that is a book-entry security held through the Federal Reserve System pursuant to Federal book-entry regulations:

(i)

a Federal Reserve Bank by book entry credits the book-entry security to the securities account (as defined in 31 CFR Part 357) of a participant (as defined in 31 CFR Part 357) which is also a securities intermediary; and

(ii)

the participant indicates by book entry that the book-entry security has been credited to the Indenture Trustee’s securities account, as applicable;

(e)

with respect to a security entitlement:

(i)

the Indenture Trustee, becomes the entitlement holder; or

(ii)

the securities intermediary has agreed that it will comply with entitlement orders originated by the Indenture Trustee;

(f)

without further consent by the entitlement holder for the purpose of clauses (b) and (c) hereof “delivery” means:

(i)

with respect to a certificated security:

(A)

the Indenture Trustee, acquires possession thereof;

(B)

another person (other than a securities intermediary) either acquires possession thereof on behalf of the Indenture Trustee or, having previously acquired possession thereof, acknowledges that it holds for the Indenture Trustee; or

(C)

a securities intermediary acting on behalf of the Indenture Trustee acquires possession of thereof, only if the certificate is in registered form and has been specially endorsed to the Indenture Trustee by an effective indorsement;

(ii)

with respect to an uncertificated security:

(A)

the issuer registers the Indenture Trustee as the registered owner, upon original issue or registration of transfer; or

(B)

another person (other than a securities intermediary) either becomes the registered owner thereof on behalf of the Indenture Trustee, or, having previously become the registered owner, acknowledges that it holds for the Indenture Trustee;

(g)

for purposes of this definition, except as otherwise indicated, the following terms shall have the meaning assigned to each such term in the UCC:

(i)

“certificated security”

(ii)

“effective indorsement”

(iii)

“entitlement holder”

(iv)

“instrument”

(v)

“securities account”

(vi)

“security entitlement”

(vii)

“securities intermediary”

(viii)

“uncertificated security”

(h)

in each case of Delivery contemplated herein, the Indenture Trustee shall make appropriate notations on its records, and shall cause same to be made of the records of its nominees, indicating that securities are held in trust pursuant to and as provided in this Agreement.

“Department” means the United States Department of Education, an agency of the Federal government.

“Depositor” means Key Consumer Receivables LLC, a Delaware limited liability company, and its successors in interest.

“Depositor Eligible Lender Trustee” means JPMorgan Chase Bank, National Association, a national banking association.

“Depository” has the meaning specified in Section 2.04 of the Indenture.

“Determination Date” means, with respect to any Monthly Servicing Payment Date or Distribution Date, as the case may be, the third Business Day preceding such Monthly Servicing Payment Date or Distribution Date.

“Distribution Date” means, with respect to each Collection Period, the twenty-seventh day of each March, June, September and December or, if such day is not a Business Day, the immediately following Business Day, commencing on March 27, 2007.

“DTC” means the Depository Trust Company, a New York corporation.

“ECMC” means Educational Credit Management Corporation, a Minnesota corporation.

“Electronic Loan” means a Financed Student Loan that is evidenced by an Electronic Note.

“Electronic Note” means an electronic record evidencing a Financed Student Loan  that is an Electronic Loan that contains terms substantially the same as the Financed Student Loan that is not an Electronic Loan but in a form complying with the applicable requirements of the Electronic Signatures in Global and National Commerce Act, 15 U.S.C.A. §§ 7001, et seq., the Uniform Electronic Transaction Act, as adopted in relevant jurisdictions and in the case of any Group I Student Loan, the Higher Education Act regarding electronic promissory notes.

“Eligible Deposit Account” means (a) a segregated account with an Eligible Institution or (b) a segregated trust account with the corporate trust department of a depository institution organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank), having corporate trust powers and acting as trustee for funds deposited in such account, so long as any of the securities of such depository institution have a credit rating from each Rating Agency in one of its generic rating categories which signifies investment grade, or (c) an account or accounts maintained with KBNA, so long as KBNA’s long-term unsecured debt rating shall be at least “A” from S&P, “A1” from Moody’s and “A” from Fitch, and KBNA’s short-term deposit or short-term unsecured debt rating shall be at least “A-1” from S&P, “P-1” from Moody’s and “F1” from Fitch, or (d) any other account that is acceptable to the Rating Agencies.  Any such accounts may be maintained with KBNA or any of its affiliates, if those accounts qualify under the preceding sentence, but at all times when any of these accounts are held at KBNA or any of its affiliates, these accounts will be segregated accounts.

“Eligible Institution” means a depository institution (which may be, without limitation, KBNA or its Affiliate (but only if all rights of set-off have been waived), the Owner Trustee, or an affiliate thereof, the Eligible Lender Trustee, or an affiliate thereof, or the Indenture Trustee or an affiliate thereof) organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank) which has a long-term unsecured debt rating and/or a short-term unsecured debt rating acceptable to the Rating Agencies and the deposits of which are insured by the FDIC).

“Eligible Investments” mean book-entry securities, negotiable instruments or securities represented by instruments in bearer or registered form which evidence:

(a)

direct obligations of, and obligations fully guaranteed as to timely payment by, the United States of America;

(b)

demand deposits, time deposits or certificates of deposit of any depository institution or trust company incorporated under the laws of the United States of America or any State (or any domestic branch of a foreign bank) and subject to supervision and examination by Federal or state banking or depository institution authorities (including depository receipts issued by any such institution or trust company as custodian with respect to any obligation referred to in clause (a) above or portion of such obligation for the benefit of the holders of such depository receipts); provided, however, that (i) each such investment has an original maturity of less than 365 days and (ii) at the time of the investment or contractual commitment to invest therein (which shall be deemed to be made again each time funds are reinvested following each Distribution Date, as the case may be), the commercial paper or other short-term senior unsecured debt obligations (other than such obligations the rating of which is based on the credit of a Person other than such depository institution or trust company) thereof shall have a credit rating from each of the Rating Agencies in the highest investment category granted thereby;

(c)

commercial paper having an original maturity of less than 365 days and having, at the time of the investment or contractual commitment to invest therein, a rating from each of the Rating Agencies in the highest investment category granted thereby;

(d)

investments in money market funds (including funds for which the Indenture Trustee or the Eligible Lender Trustee or any of their respective Affiliates or any of KBNA’s Affiliates is an investment manager or advisor) that (i) maintain a stable $1.00 net asset value per share, (ii) are freely transferable on a daily basis, (iii) invests only in other Eligible Investments, and (iv) have a rating from each of the Rating Agencies in the highest investment category granted thereby;

(e)

bankers’ acceptances having an original maturity of less than 365 days and issued by any depository institution or trust company referred to in clause (b) above;

(f)

investments in the money market fund known as “The Victory Fund U.S. Government Obligations Fund” or any comparable or successor money market fund provided that (i) KBNA or one of its Affiliates is the investment manager or advisor of such money market fund, (ii) such money market fund seeks to maintain a stable $1.00 net asset value, per share, (iii) the shares of such money market fund are freely transferable, (iv) such money market fund invests only in Eligible Investments, and (v) such money market fund otherwise satisfies the requirements of Rule 2a-7 of the Investment Company Act of 1940, as amended; and

(g)

any other investment permitted by each of the Rating Agencies as set forth in writing delivered to the Indenture Trustee; provided that such investments also are not inconsistent with the definition of assets which may be held by a "qualifying special purpose entity" as described in paragraph 35(c)(6) of FASB Statement No. 140.

A proposed investment not rated by Fitch but rated in the highest investment category by Moody's and S&P shall be considered to be rated by each of the Rating Agencies in the highest investment category granted thereby.  “Eligible Investments” shall not be sold prior to maturity unless payable on demand.

“Eligible Lender Trustee” means JPMorgan Chase Bank, National Association, a national banking association, not in its individual capacity but solely as eligible lender trustee under the Trust Agreement.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“Event of Default” has the meaning specified in Section 5.01 of the Indenture.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Executive Officer” means, with respect to any corporation, the Chief Executive Officer, Chief Operating Officer, Chief Financial Officer, President, any Executive Vice President, any Senior Vice President, any Vice President, the Secretary, the Assistant Secretary or the Treasurer of such corporation; and with respect to any partnership, any general partner thereof.

“Expenses” means any and all liabilities, obligations, losses, damages, taxes, claims, actions and suits, and any and all reasonable costs, expenses and disbursements (including reasonable legal fees and expenses) of any kind and nature whatsoever which may at any time be imposed on, incurred by, or asserted against the Eligible Lender Trustee, the Indenture Trustee, the Owner Trustee, the Paying Agent and the Note Registrar or any of its officers, directors or agents in any way relating to or arising out of the Trust Agreement, the other Basic Documents, the Trust Estate, the administration of the Trust Estate or the action or inaction of the Eligible Lender Trustee, the Indenture Trustee, the Owner Trustee, the Paying Agent and the Note Registrar under the Trust Agreement or the other Basic Documents.

“FDIC” means the Federal Deposit Insurance Corporation.

“Federal Consolidation Loan” means a loan to an eligible borrower that represents the refinancing of one or more Financed Federal Loans of such borrower in accordance with the applicable terms and conditions of the Program and the Higher Education Act.

“Federal Consolidation Loan Rebate” means the monthly fee payable to the Department by the holder of Federal Consolidation Loans made (x) on or after October 1, 1993, equal to 1.05% per annum, but (y) with respect to Federal Consolidation Loans for which applications were received on or after October 1, 1998 but before February 1, 1999, equal to 0.62% per annum, in each case on the outstanding balance of such Federal Consolidation Loan.

“Federal Guarantors” means, collectively, ASA, CSAC, CSLP, GLHEGC, ECMC, ISAC, KHEAA, MHEAA, NELA, NSLP, NYHESC, PHEAA, TGSLC and USAF.

“Federal Origination Fee” means the origination fee payable to the Department by the lender with respect to any Financed Federal Loan (including Federal Consolidation Loans) made on or after October 1, 1993, equal to 0.50% of the initial principal balance of such loan.

“Final Maturity Date” means for the (i) Class I-A-1 Notes, the September 2020 Distribution Date, (ii) Class I-A-2 Notes, the March 2038 Distribution Date, (iii) Class I-B Notes, the December 2039 Distribution Date, (iv) Class II-A-1 Notes, the September 2021 Distribution Date, (v) Class II-A-2 Notes, the June 2025 Distribution Date, (vi) Class II-A-3 Notes, the June 2029 Distribution Date, (vii) Class II-A-4 Notes, the September 2035 Distribution Date, (viii) Class II-B Notes, the December 2041 Distribution Date and (ix) Class II-C Notes, the March 2042 Distribution Date.

“Financed Federal Loans” means the Group I Student Loans, guaranteed as to the payment of principal and interest by any of the Federal Guarantors and reinsured by the Department.

“Financed Guaranteed Loans” means the collective reference to the Financed Federal Loans and the Financed Guaranteed Private Loans.

“Financed Guaranteed Private Loans” means those Group II Student Loans that are guaranteed as to the payment of principal and interest by TERI and are not reinsured by the Department or any other governmental entity.

“Financed Private Loans” means the collective reference to Financed Guaranteed Private Loans and Financed Unguaranteed Private Loans.

“Financed Student Loan Files” means the documents specified in Section 3.03 of the Sale and Servicing Agreement.

“Financed Student Loan Note” means the original fully executed copy of the note (or a copy of a fully executed master promissory note) evidencing each Financed Student Loan or in the case of an Electronic Note the single authoritative original of an electronic record that has been authenticated by the borrower and is designated by the lender or holder as the controlling reference copy.

“Financed Student Loans” means the student loans that are transferred to the Issuer pursuant to Section 2.01 and Section 2.03 of the Sale and Servicing Agreement plus any Substituted Student Loan that is permissibly substituted by the Depositor (or KBNA on its behalf) pursuant to Sections 3.02 or 4.06 of the Sale and Servicing Agreement but shall not include any Purchased Student Loan following receipt by or on behalf of the Trust of the Purchase Amount with respect thereto.

“Financed Unguaranteed Private Loans” means those Group II Student Loans that are not guaranteed as to the payment of principal or interest by any federal or private guarantor, or by any other party or governmental agency, including, without limitation, the Depositor or the Seller.

“Fitch” means Fitch Ratings.

“GLELSI” means Great Lakes Educational Loan Services, Inc. a Wisconsin corporation.

“GLELSI Subservicing Agreements” means the collective reference to the two certain Subservicing Agreements (one with respect to the Group I Student Loans and the other with respect to the Group II Student Loans), each dated as of December 1, 2006, and each between GLELSI and the Master Servicer.

“GLELSI Trust Receipt” means the two Trust Receipts, each dated December 7, 2006, from GLELSI acknowledging the receipt and possession of the Financed Student Loan Files relating to the Financed Student Loans being subserviced by GLELSI.

“GLHEGC” means Great Lakes Higher Education Guaranty Corporation, a Wisconsin corporation.

“Graduate Loan Programs” means the loan programs, under which KBNA made loans to students enrolled in or recently graduated from approved or accredited law schools, medical schools, dental schools, graduate business schools or other graduate level certificate or degree programs.

“Grant” means mortgage, pledge, bargain, sell, warrant, alienate, remise, release, convey, assign, transfer, create, and grant a lien upon and a security interest in and right of set-off against, deposit, set over and confirm pursuant to the Indenture.  A Grant of the Collateral or of any other agreement or instrument shall include all rights, powers and options (but none of the obligations) of the Granting party thereunder, including the immediate and continuing right to claim for, collect, receive and give receipt for principal and interest payments in respect of the Collateral and all other moneys payable thereunder, to give and receive notices and other communications, to make waivers or other agreements, to exercise all rights and options, to bring Proceedings in the name of the Granting party or otherwise and generally to do and receive anything that the Granting party is or may be entitled to do or receive thereunder or with respect thereto.

 “Group I Available Funds” and “Group II Available Funds” means, with respect to the Group I Notes and the Group II Notes, respectively, and any Distribution Date, any Monthly Servicing Payment Date or any other distribution date pursuant to Section 5.04 of the Indenture, the sum of the following amounts received with respect to the then elapsed portion of the related Collection Period to the extent not previously distributed:

(1)

all collections received by the Master Servicer (or any Subservicer acting on its behalf) on the Group I or Group II Student Loans, as applicable (including any Guarantee Payments received with respect to such Group I or Group II Student Loans, as the case may be), but net of (i), with respect to Group I Student Loans only, any Federal Origination Fee and Federal Consolidation Loan Rebate payable to the Department on Federal Consolidation Loans disbursed after October 1, 1993, (ii) with respect to Group II Student Loans only, any Campus Door Fees, (iii) any applicable administrative fees, late fees or similar fees received from a borrower, and (iv) with respect to the Group I Student Loans only, any collections in respect of principal on the Group I Student Loans applied by the Trust to fund Add-On Consolidation Loans;

(2)

with respect to the Group I Student Loans only, any Interest Subsidy Payments and Special Allowance Payments received by the Eligible Lender Trustee during the then elapsed portion of such Collection Period;

(3)

with respect to the Group I and Group II Student Loans, as applicable, all Liquidation Proceeds and all Recoveries in respect of Liquidated Student Loans which were written off in prior Collection Periods or prior months of such Collection Period;

(4)

with respect to the Group I and Group II Student Loans, as applicable, the aggregate Purchase Amounts received for those Group I or Group II Student Loans, as the case may be, repurchased by the Depositor (or KBNA, as the Seller, acting on its behalf) or under an obligation which arose during the elapsed portion of such Collection Period;

(5)

with respect to the Substituted Student Loans, the aggregate amount of any Substitution Shortfall;

(6)

with respect to the Group I Student Loans only, the aggregate amounts, if any, received from the Seller or the Master Servicer (or any Subservicer acting on its behalf), as the case may be, as reimbursement of non-guaranteed interest amounts, or, lost Interest Subsidy Payments and Special Allowance Payments, with respect to the Financed Federal Student Loans pursuant to Section 3.02 or 4.06, respectively of the Sale and Servicing Agreement;

(7)

with respect to the Group I and Group II Student Loans, as applicable, and with respect to the initial Distribution Date, the amount, if any, deposited in the applicable Collection Account on the Closing Date pursuant to Section 5.01(a)(i) of the Sale and Servicing Agreement;

(8)

with respect to the Group I and Group II Student Loans, as applicable, Investment Earnings for such Distribution Date;

(9)

with respect to the Group I Student Loans only, amounts withdrawn from the Group I Capitalized Interest Account in excess of the related Group I Capitalized Interest Account Specified Amount and deposited into the Group I Collection Account; and

(10)

with respect to the Group I and Group II Student Loans, as applicable, amounts withdrawn from the Group I or Group II Reserve Account, as applicable, in excess of the Group I or Group II Specified Reserve Account Balance, as applicable, and deposited into the applicable Collection Account;

(11)

with respect to the Group I and Group II Student Loans, as applicable, any proceeds received in connection with the sale of the Group I or Group II Student Loans, as applicable, pursuant to Section 9.01 of the Sale and Servicing Agreement, or sums collected by the Indenture Trustee pursuant to Sections 5.03 or 5.04(a) of the Indenture; provided, however, that Group I and Group II Available Funds will exclude all payments and proceeds (including Liquidation Proceeds) of any Group I or Group II Student Loans, the related Purchase Amount of which has been included in Group I or Group II Available Funds, as applicable, for a prior Distribution Date; provided, further, that if on any Distribution Date there would not be sufficient funds, after application of Group I or Group II Available Funds, as applicable, amounts available to cover deficiencies pursuant to Sections 5.05(c)(X)(8) and 5.05(c)(Y)(10) of the Sale and Servicing Agreement, as applicable, and amounts available from the Group I or Group II Reserve Account, as the case may be, to pay any of the items specified in clauses (1) through (2) of Section 5.05(c)(X), with respect to the Group I Notes, or clauses (1) through (2) of Section 5.05(c)(Y), with respect to the Group II Notes, of the Sale and Servicing Agreement for such Distribution Date, then Group I or Group II Available Funds, as applicable, for such Distribution Date will include, in addition to the Group I or Group II Available Funds, as the case may be, amounts being held by the Administrator pursuant to Section 5.02 of the Sale and Servicing Agreement, or on deposit in the Group I Collection Account, with respect to Group I Available Funds, or Group II Collection Account, with respect to Group II Available Funds relating to such Distribution Date which would have constituted Group I or Group II Available Funds, as the case may be, for the Distribution Date succeeding such Distribution Date, up to the amount necessary to pay the items specified in clause (1) through (2) of Section 5.05(c)(X), with respect to the Group I Notes, or clause (1) through (2) of Section 5.05(c)(Y), with respect to the Group II Notes, of the Sale and Servicing Agreement, and the Group I or Group II Available Funds, as applicable, for such succeeding Distribution Date will be adjusted accordingly; and

(12)

funds released from the Group I or Group II Reserve Account, as applicable, pursuant to Section 5.06(e) of the Sale and Servicing Agreement.

“Group I Capitalized Interest Account” means the account, with respect to the Group I Notes, established and maintained pursuant to Section 5.01(a)(iii) of the Sale and Servicing Agreement.

“Group I Capitalized Interest Account Specified Amounts” for each Distribution Date through and including September 2008 are as follows:

Distribution Date	Capitalized Interest Account Specified Amount
March 2007	$5,500,000
June 2007	$4,766,667
September 2007	$3,666,667
December 2007	$2,566,667
March 2008	$1,466,667
June 2008	$366,667
September 2008	$0

“Group I Class A Notes” means the Class I-A-1 Notes and Class I-A-2 Notes.

“Group II Class A Notes” means the Class II-A-1 Notes, the Class II-A-2 Notes, the Class II-A-3 Notes and the Class II-A-4 Notes.

“Group I Collateral” has the meaning specified in the Granting Clause of the Indenture.

“Group II Collateral” has the meaning specified in the Granting Clause of the Indenture.

“Group I Collection Account” and “Group II Collection Account” means the two Collection Accounts each as established and maintained pursuant to Section 5.01(a)(i) of the Sale and Servicing Agreement.

“Group I Controlling Noteholders” means the Group I Senior Noteholders, until such time as all Group I Senior Notes have been paid in full, and then the Group I Subordinate Noteholders.  Notwithstanding the foregoing, any Group I Notes owned by KBNA, the Depositor or any of their respective Affiliates or agents designated for such purpose, shall be not voted by such entity nor considered in determining any specified voting percentage of the Group I Controlling Noteholders, unless otherwise set forth in the Indenture or the Sale and Servicing Agreement, as applicable.

“Group II Controlling Noteholders” means the Group II Senior Noteholders, until such time as all Group II Senior Notes have been paid in full, and then the Class II-B Noteholders, until the Class II-B Notes have been paid in full, and then the Class II-C Noteholders, until the Class II-C Notes have been paid in full.  Notwithstanding the foregoing, any Group II Notes owned by KBNA, the Depositor or any of their respective Affiliates or agents designated for such purpose, shall be not voted by such entity nor considered in determining any specified voting percentage of the Group II Controlling Noteholders, unless otherwise set forth in the Indenture or the Sale and Servicing Agreement, as applicable.

“Group I Controlling Parties” means, with respect to the Group I Notes, the Group I Controlling Noteholders.  The Group I Controlling Parties shall possess certain rights on behalf of all the Group I Noteholders under the Indenture and the Sale and Servicing Agreement.

“Group II Controlling Parties” means, with respect to the Group II Notes, the Group II Controlling Noteholders.  The Group II Controlling Parties shall possess certain rights on behalf of all the Group II Noteholders under the Indenture and the Sale and Servicing Agreement.

“Group I Cutoff Date Pool Balance” means, with respect to Group I Student Loans, the aggregate principal balance of the Group I Student Loans, or specified subset thereof, as of the Cutoff Date (including accrued interest thereon at such date to the extent such interest will be capitalized upon commencement of repayment).

“Group II Cutoff Date Pool Balance” means, with respect to Group II Student Loans, the aggregate principal balance of the Group II Student Loans, or specified subset thereof, as of the Cutoff Date (including accrued interest thereon at such date to the extent such interest will be capitalized upon commencement of repayment).

“Group I Noteholders” means each Person in whose name a Group I Note is registered in the Note Register of the Group I Notes.

“Group II Noteholders” means each Person in whose name a Group II Note is registered in the Note Register of the Group II Notes.

“Group I Notes” means collectively, the Class I-A-1 Notes, the Class I-A-2 Notes and the Class I-B Notes.

“Group II Notes” means collectively, the Class II-A-1 Notes, the Class II-A-2 Notes, the Class II-A-3 Notes, the Class II-A-4 Notes, the Class II-B Notes and the Class II-C Notes.

“Group I Parity Date” means the Distribution Date on which the aggregate principal balance of the Group I Notes (after giving effect to all distributions pursuant to Section 5.05(c)(X) of the Sale and Servicing Agreement) equals the sum of the Group I Pool Balance as of the last day of the related Collection Period.

“Group II Parity Date” means the Distribution Date on which the aggregate principal balance of the Group II Notes (after giving effect to all distributions pursuant to Section 5.05(c)(Y) of the Sale and Servicing Agreement) equals the sum of the Group II Pool Balance as of the last day of the related Collection Period.

“Group I Pool Balance” and “Group II Pool Balance” means, at any time, the aggregate principal balance of the Group I or Group II Student Loans, respectively, at the end of the preceding Collection Period (including accrued interest thereon for such Collection Period to the extent such interest will be capitalized upon commencement of repayment or during deferment or forbearance), after giving effect to the following without duplication:  (i) all payments received by the Trust related to the Group I or Group II Student Loans, as applicable, during such Collection Period from or on behalf of borrowers, Guarantors and the Department, as applicable, (ii) all Purchase Amounts received by the Trust related to the Group I or Group II Student Loans, as the case may be, for such Collection Period from the Depositor (or KBNA acting on its behalf) or the Master Servicer (or any Subservicer acting on its behalf), and (iii) all losses realized on Group I or Group II Student Loans, as applicable, liquidated during such Collection Period.

“Group I Principal Distribution Amount” means, with respect to the Group I Notes and any Distribution Date, the excess, if any, of the outstanding principal amount of the Group I Notes, over the sum of the Group I Pool Balance for that Distribution Date plus the amount on deposit in the Group I Reserve Account divided by 100.25%; provided, however, that if the Master Servicer does not exercise its optional purchase right on the first Distribution Date on which the Group I Pool Balance is 10% or less of the aggregate initial principal balance of all Group I Student Loans, the Group I Principal Distribution Amount will equal the outstanding principal amount of the Group I Notes on each Distribution Date thereafter.

“Group II Principal Distribution Amount” means, with respect to the Group II Notes and any Distribution Date, the excess, if any, of the outstanding principal amount of the Group II Notes, over the result of (i) the sum of the Group II Pool Balance for that Distribution Date plus the amount on deposit in the Group II Reserve Account divided by (ii) 104.5 percent (104.5%);  provided, however, until the December 2011 Distribution Date, if on any two consecutive Distribution Dates there is insufficient Available Funds remaining to maintain the Specified Reserve Account Balance relating to the Group II Reserve Account, the Group II Principal Distribution Amount will equal $0 until the percentage in clause (ii) is equal to at least 107.5%; provided further, however, that if the Master Servicer does not exercise its optional purchase right on the first Distribution Date on which the Group II Pool Balance is 10% or less of the aggregate principal balance of all Group II Student Loans as of their related Cutoff Dates, the Group II Principal Distribution Amount will equal the outstanding principal amount of the Group II Notes on each Distribution Date thereafter.

“Group I Reserve Account” and “Group II Reserve Account” means the two accounts, one with respect to the Group I Notes and the other with respect to the Group II Notes, designated as such, established and maintained pursuant to Section 5.01(a)(ii) of the Sale and Servicing Agreement.

“Group I Reserve Account Initial Deposit” means $575,049.

“Group II Reserve Account Initial Deposit” means $27,748,659.

“Group I Senior Noteholders” means, collectively, each Person in whose name a Group I Senior Note is registered in the Note Register.

“Group II Senior Noteholders” means, collectively, each Person in whose name a Group II Senior Note is registered in the Note Register.

“Group I Senior Notes” means the Class I-A-1 Notes and the Class I-A-2 Notes.

“Group II Senior Notes” means the Class II-A-1 Notes, the Class II-A-2 Notes, the Class II-A-3 Notes and the Class II-A-4 Notes.

“Group I Student Loans” means any student loans listed on the Schedule of Group I Student Loans on the Closing Date as set forth in Schedule A-1 to the Sale and Servicing Agreement (which Schedule may be in the form of microfiche or computer tape or another acceptable format), which student loans the Depositor shall transfer to the Eligible Lender Trustee on behalf of the Issuer pursuant to Section 2.01 and Section 2.03 of the Sale and Servicing Agreement on the Closing Date, plus any Substituted Student Loans that are federal student loans that are permissibly substituted pursuant to Sections 3.02 or 4.06 of the Sale and Servicing Agreement.

“Group II Student Loans” means any student loans listed on the Schedule of Group II Student Loans on the Closing Date as set forth in Schedule A-2 to the Sale and Servicing Agreement (which Schedule may be in the form of microfiche or computer tape), which student loans the Depositor shall transfer to the Eligible Lender Trustee on behalf of the Issuer pursuant to the Sale and Servicing Agreement on the Closing Date, plus any Substituted Student Loans that are private student loans that are permissibly substituted pursuant to Sections 3.02 or 4.06 of the Sale and Servicing Agreement.

“Group I Subordinate Noteholders” means, collectively, each Person in whose name a Group I Subordinate Note is registered in the Note Register.

“Group II Subordinate Noteholders” means, collectively, each Person in whose name a Group II Subordinate Note is registered in the Note Register.

“Group I Subordinate Notes” means the Class I-B Notes.

“Group II Subordinate Notes” means the Class II-B Notes and the Class II-C Notes.

“Guarantee Agreements” means (i) in the case of PHEAA, the Lender Agreement for Guarantee of Student Loans with Federal Reinsurance dated as of April 26, 2000 and the PHEAA Certificate of Comprehensive Insurance dated as of September 14, 2001, between PHEAA and the Eligible Lender Trustee on behalf of the Issuer, (ii) in the case of ASA, the Holder Guarantee Agreement dated as of April 26, 2000, between ASA and the Eligible Lender Trustee on behalf of the Issuer, (iii) in the case of CSAC, the Amended and Restated Agreement relating to the Guarantee of Loans for Attendance at Educational Institutions dated as of April 26, 2000, between CSAC and the Eligible Lender Trustee on behalf of the Issuer, (iv) in the case of NYHESC, the Loan Guarantee Agreement dated as of April 26, 2001, between NYHESC and the Eligible Lender Trustee on behalf of the Issuer, (v) in the case of MHEAA, the Agreement to Guarantee Consolidation Loans, the Certificate of Comprehensive Guarantee Coverage and the Agreement to Guarantee Loans, each dated as of April 26, 2000, between MHEAA and the Eligible Lender Trustee on behalf of the Issuer, (vi) in the case of NSLP, the Lender Agreement for Guarantee of Student Loans with Federal Reinsurance and the Lender Agreement for Guarantee of Federal Consolidation Loans with Federal Reinsurance, each dated as of April 26, 2000 between NSLP and the Eligible Lender Trustee on behalf of the Issuer, (vii) in the case of USAF, the Agreement to Guarantee Loans dated as of May 3, 2000, between USAF and the Eligible Lender Trustee on behalf of the Issuer, (viii) in the case of TERI, the Second Amended and Restated Guarantee Agreement dated as of April 26, 2000, among TERI, KBNA and the Eligible Lender Trustee on behalf of the Issuer, (ix) in the case of ECMC, the Holder Agreement For Payment on Guarantee of Student Loans with Federal Reinsurance, dated as of April 16, 2000, between ECMC and the Eligible Lender Trustee on behalf of the Issuer, (x) in the case of GLHEGC, the Student Loan Guaranty, dated as of April 26, 2000, between GLHEGC and the Eligible Lender Trustee on behalf of the Issuer, (xi) in the case of CSLP, the Lender Program Participation Agreement, dated as of August 6, 2003, between CSLP and the Eligible Lender Trustee on behalf of the Issuer, (xii) in the case of ISAC, the Holder Agreement, dated as of July 26, 2003, between ISAC and the Eligible Lender Trustee on behalf of the Issuer, (xiii) in the case of KHEAA, the Holder Agreement, dated as of August 12, 2003, between KHEAA and the Eligible Lender Trustee on behalf of the Issuer, (xiv) in the case of NELA, the Agreement to Guarantee Loans, dated as of November 1, 2006 between NELA and the Eligible Lender Trustee on behalf of the Issuer and the Agreement to Guarantee Consolidation Loans and Certificate of Comprehensive Guarantee Coverage, dated as of November 1, 2006 between NELA and the Eligible Lender Trustee on behalf of the Issuer and (xv) in the case of TGSLC, the Lender Participation Agreement, dated as of July 24, 2003.

“Guarantee Fee Advance” means a loan made to a borrower of a Financed Guaranteed Private Loan, at the borrower’s option, at the time such borrower commences repayment of such Financed Guaranteed Private Loan to finance the cost of the fee imposed with respect to such Financed Guaranteed Private Loan at such time.

“Guarantee Payment” means any payment made by a Guarantor pursuant to a Guarantee Agreement in respect of a Financed Student Loan.

“Guarantors” means, collectively, ASA, CSAC, CSLP, ECMC, GLHEGC, ISAC, KHEAA, MHEAA, NSLP, NYHESC, PHEAA, NELA, TGSLC and USAF and TERI.

“Higher Education Act” means the Higher Education Act of 1965, as amended, together with any rules, regulations and interpretations thereunder.

“Indenture” means the Indenture dated as of December 1, 2006, among the Issuer, the Indenture Trustee and the Paying Agent and Note Registrar.

“Indenture Trustee” means Deutsche Bank Trust Company Americas, a New York banking corporation, not in its individual capacity but solely as Indenture Trustee under the Indenture.

“Indenture Trust Estate” means all money, instruments, rights and other property that are subject or intended to be subject to the lien and security interest of the Indenture for the benefit of the Noteholders (including all property and interests granted to the Indenture Trustee), including all proceeds thereof.

“Independent” means, when used with respect to any specified Person, that the Person (a) is in fact independent of the Issuer, any other obligor upon the Notes, the Depositor, KBNA and any Affiliate of any of the foregoing Persons, (b) does not have any direct financial interest or any material indirect financial interest in the Issuer, any such other obligor, the Depositor, KBNA or any Affiliate of any of the foregoing Persons and (c) is not connected with the Issuer, any such other obligor, the Depositor, KBNA or any Affiliate of any of the foregoing Persons as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions.

“Independent Certificate” means a certificate or opinion to be delivered to the Indenture Trustee under the circumstances described in, and otherwise complying with, the applicable requirements of Section 11.01 of the Indenture, made by an Independent firm of certified public accountants appointed by an Issuer Order and approved by the Indenture Trustee in the exercise of reasonable care, and such opinion or certificate shall state that the signer has read the definition of “Independent” in the Indenture and that the signer is Independent within the meaning thereof.

“Index Maturity” shall have the meaning set forth in the definition of “Three-Month LIBOR”.

“Insider” means, with respect to an entity, any officer, director or person privy to material information, including, but not limited to, contracts or agreements concerning such entity that are not available to the general public.

“Insolvency Event” means, with respect to a specified Person, (a) the filing of a decree or order for relief by a court having jurisdiction in the premises in respect of such Person or any substantial part of its property in an involuntary case under any applicable Federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its property, or ordering the winding-up or liquidation of such Person’s affairs, and such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or (b) the commencement by such Person of a voluntary case under any applicable Federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or the consent by such Person to the entry of an order for relief in an involuntary case under any such law, or the consent by such Person to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its property, or the making by such Person of any general assignment for the benefit of creditors, or the failure by such Person generally to pay its debts as such debts become due, or the taking of action by such Person in furtherance of any of the foregoing.

“Interest and Expense Draw” means any withdrawals from the Group I or Group II Reserve Account, as applicable, pursuant to Sections 5.06(b)(ii) through (b)(vi) of the Sale and Servicing Agreement.

“Interest Collections” shall have the meaning specified in Section 5.03 of the Sale and Servicing Agreement.

“Interest Period” means, with respect to a Distribution Date, the period from and including the Closing Date or the most recent Distribution Date on which interest on the Notes has been distributed to but excluding the current Distribution Date.  In the case of the Notes and the initial Interest Period, this is the period from and including the Closing Date to and including March 26, 2007, the day before the first Distribution Date.

“Interest Subsidy Payments” means, with respect to the Group I Student Loans, payments, designated as such, consisting of interest subsidies by the Department in respect of the Financed Federal Loans to the Eligible Lender Trustee on behalf of the Trust in accordance with the Higher Education Act.

“Interim Trust Agreement” means each of (a) the Eligible Lender Trustee Agreement dated December 1, 2006, between the Issuer and the Eligible Lender Trustee and (b) the Interim Trust Agreement dated December 1, 2006, between the Depositor and the Depositor Eligible Lender Trustee (collectively, the “Interim Trust Agreements”).

“Investment Earnings” means, with respect to any Distribution Date, the investment earnings (net of losses and investment expenses) on amounts on deposit in the Trust Accounts to be deposited into the applicable Collection Account on or prior to such Distribution Date pursuant to Section 5.01(b) of the Sale and Servicing Agreement.

“ISAC” means the Illinois Student Assistance Commission.

“Issuer” means KeyCorp Student Loan Trust 2006-A until a successor replaces it and, thereafter, means the successor.

“Issuer Order” and “Issuer Request” means a written order or request signed in the name of the Issuer by any one of its Authorized Officers and delivered to the Indenture Trustee.

 “KBNA” means KeyBank National Association, successor to KBUSA, and its successors in interest.

“KBUSA” means Key Bank USA, National Association, predecessor in interest to KBNA.

“KHEAA” means the Kentucky Higher Education Assistance Authority.

“LAI” means Law Access, Inc., a non-stock corporation organized under the laws of the State of Delaware, and the successor in interest to LSAS, the predecessor to AGI.

“LIBOR Determination Date” for each Interest Period, the second Business Day before the beginning of that Interest Period.  For purposes of this definition, a “Business Day” is any day on which banks in London and New York City are open for the transaction of business.

“LIBOR Indexed Securities” means each Class of Notes.

“Lien” means a security interest, lien, charge, pledge, equity or encumbrance of any kind, other than tax liens and any other liens, if any, which attach to the respective Financed Student Loan by operation of law as a result of any act or omission by the related Obligor.

“Liquidated Student Loan” means any defaulted Group I or Group II Student Loan, as applicable, liquidated by the Master Servicer (or any Subservicer acting on its behalf) or which the Master Servicer (or any Subservicer acting on its behalf) has, after using all reasonable efforts to realize upon such Group I or Group II Student Loan, as the case may be, determined to charge off.

“Liquidation Proceeds” means, with respect to any Liquidated Student Loan, the moneys collected in respect thereof from whatever source, other than Recoveries or Guarantee Payments received, net of the sum of any amounts expended by the Master Servicer (or any Subservicer acting on its behalf) in connection with such liquidation and any amounts required by law to be remitted to the borrower on such Liquidated Student Loan.

“LSAS”  means the Law School Admission Services, Inc.

“Master Note” means a Master Promissory Note in the form mandated by Section 432(m)(1)(D) of the Higher Education Act, as added by Pub. L. 105-244, § 427, 112 Stat. 1702 (1998), 20 U.S.C. § 1082(m)(1)(D).

“Master Servicer” means KBNA, a national banking association, and its successors in interest and permitted assigns.

“Master Servicer Default” means an event specified in Section 8.01(a) of the Sale and Servicing Agreement.

“Master Servicing Fee” has the meaning specified in the Servicing Fee Schedule attached to the Sale and Servicing Agreement as Schedule E.

“MHEAA” means the Michigan Higher Education Assistance Authority, an agency of the State of Michigan.

“Monthly Period” means each calendar month in a Collection Period commencing with the calendar month of November 2006.

“Monthly Servicing Payment Date” means the twenty-seventh day of each calendar month, or, if such day is not a Business Day, the immediately following Business Day, commencing on December 27, 2006.

“Moody’s” means Moody’s Investors Service, Inc.

“MPN Holder” means the holder of an original Master Note.

“MPN Loan” means a loan originated pursuant to the Federal Family Education Loan Program and the Higher Education Act and evidenced by a Master Note.

“MPN Loan Holder” means any holder of an MPN Loan as shown on the records of the MPN Holder.

“NELA” means Northwest Education Loan Association.

“Note Depository Agreement” means the agreement dated as of the Closing Date relating to the Notes, among the Issuer, the Indenture Trustee, the Administrator and The Depository Trust Company, as the initial Clearing Agency.

“Note Interest Rate” means, with respect to any Interest Period and any Class of Notes, the interest rate per annum equal to the sum of (x) Three-Month LIBOR plus (y) the Applicable Note Margin.  The interest rate per annum for each Class of Notes will be computed on the basis of the actual number of days elapsed in the related Interest Period divided by 360.

“Note Owner” means, with respect to a Book-Entry Note, the Person who is the owner of such Book-Entry Note, as reflected on the books of the Clearing Agency, or on the books of a Person maintaining an account with such Clearing Agency (directly as a Clearing Agency Participant or as an indirect participant, in each case in accordance with the rules of such Clearing Agency).

“Note Parity Trigger” means and will have occurred if on, the last day of the Collection Period immediately preceding the Stepdown Date or on the last day of any Collection Period after the Stepdown Date for the Group I or Group II Notes, as the case may be, if the Outstanding Amount of the Group I or Group II Notes, as applicable, exceeds the sum of the Group I or Group II Pool Balance, as the case may be.

“Note Register” and “Note Registrar” have the respective meanings specified in Section 2.04 of the Indenture.

“Note Underwriting Agreement” means the Note Underwriting Agreement dated as of December 1, 2006 among KBNA, the Depositor and Deutsche Bank Securities Inc., as Representative of the several Underwriters named therein.

“Noteholder” or “Holder” means the Person in whose name a Note is registered in the Note Register.

“Noteholders’ Distribution Amount” means, with respect to any Distribution Date and the Group I and the Group II Notes, as the case may be, the sum of the aggregate related Noteholders’ Interest Distribution Amount with respect to each Class of Group I or Group II Notes, as applicable, and the related Noteholders’ Principal Distribution Amount with respect the Group I or Group II Notes, as applicable, for such Distribution Date.

“Noteholders’ Interest Carryover Shortfall” means, with respect to any Distribution Date and the Group I and the Group II Notes, as the case may be, the excess of (i) the sum of the related Noteholders’ Interest Distribution Amount with respect to each Class of Group I or Group II Notes, as applicable, on the preceding Distribution Date over (ii) the amount of interest actually distributed to the Holders of the Group I or Group II Notes, as the case may be, on such preceding Distribution Date (which, with respect to the Group I Notes and until and including the Distribution Date in September 2008, shall include all amounts withdrawn from the Group I Capitalized Interest Account that are used to pay interest but which were not part of Group I Available Funds on such Distribution Date), plus interest on the amount of such excess interest due to the Holders of the Group I or Group II Notes, as applicable, to the extent permitted by law, at (1) the weighted average of the applicable Note Interest Rates, in the case of the Class A Notes of each group of Notes, and (2) the Note Interest Rate for each applicable Class of Group I or Group II Subordinate Notes, in each case from such preceding Distribution Date to the current Distribution Date.

“Noteholders’ Interest Distribution Amount” means, with respect to any Distribution Date and any Class of Notes, the sum of (i) the aggregate amount of interest accrued at the applicable Note Interest Rate for the related Interest Period on the outstanding principal balance of such Class of Notes on the immediately preceding Distribution Date after giving effect to all principal distributions to such Noteholders of such Class on such date (or, in the case of the first Distribution Date, on the Closing Date) and (ii) the Noteholders’ Interest Carryover Shortfall for such Class and such Distribution Date.

“Noteholders’ Principal Distribution Amount” means, with respect to the Group I or Group II Notes, as the case may be, and any Distribution Date, the Group I Principal Distribution Amount with respect to the Group I Notes and the Group II Principal Distribution Amount with respect to the Group II Notes, as applicable, on such Distribution Date; provided, however, that the Noteholders’ Principal Distribution Amount for the Group I or Group II Notes, as applicable, will not exceed the outstanding principal balance of the Group I or Group II Notes, respectively.  In addition, on the Final Maturity Date for each related Class of Notes, the principal required to be distributed to such Class of Notes will include the amount required to reduce the outstanding principal balance of such Class of Notes to zero.

“Notes” means the Group I Notes and the Group II Notes.

“NSLP” means the Nebraska Student Loan Program, d/b/a National Student Loan Program, a Nebraska corporation.

“NYHESC” means the New York State Higher Education Services Corporation, an educational corporation created by an act of the Legislature of the State of New York.

“Obligor” on a Financed Student Loan means the borrower or co-borrowers of such Financed Student Loan and any other Person who owes payments in respect of such Financed Student Loan, including the Guarantor thereof and, with respect to any Interest Subsidy Payment or Special Allowance Payment, if any, thereon, the Department.

“Officers’ Certificate” means (i) in the case of the Issuer, a certificate signed by any two Authorized Officers of the Eligible Lender Trustee, under the circumstances described in, and otherwise complying with, the applicable requirements of Section 11.01 of the Indenture, and delivered to the Indenture Trustee, (ii) in the case of the Depositor, KBNA or the Administrator, a certificate signed by any two Authorized Officers of the Depositor, the Seller or the Administrator, as appropriate, (iii) in the case of the Master Servicer, a certificate signed by any two Authorized Officers of the Master Servicer and (iv) in the case of any Subservicer, a certificate signed by any two Authorized Officers of such Subservicer.

“Official MPN Copy” means, with respect to each Transferred MPN Loan, the copy of the Master Note evidencing such Transferred MPN Loans and marked as provided in Section 2.06(A) of the Sale and Servicing Agreement.

“Opinion of Counsel” means (i) with respect to the Issuer, one or more written opinions of counsel who may, except as otherwise expressly provided in the Indenture, be employees of or counsel to the Issuer and who shall be acceptable to the Indenture Trustee, and which opinion or opinions shall be addressed to the Indenture Trustee as Indenture Trustee, shall comply with any applicable requirements of Section 11.01 of the Indenture, and shall be in form and substance satisfactory to the Indenture Trustee, (ii) with respect to the Depositor, KBNA, the Administrator or the Master Servicer, one or more written opinions of counsel who may be an employee of or counsel to KBNA, the Administrator or the Master Servicer, which counsel shall be acceptable to the Indenture Trustee, the Eligible Lender Trustee or the Rating Agencies, as applicable, and shall be in form and substance satisfactory to the Indenture Trustee, the Eligible Lender Trustee or the Rating Agencies, as applicable, and  (iii) with respect to the a Subservicer, one or more written opinions of counsel who may be an employee of or counsel to Subservicer, which counsel shall be acceptable to the Master Servicer and shall be in form and substance satisfactory to the Master Servicer.

“Outstanding” means, as of the date of determination, all Group I and/or Group II Notes, as applicable, theretofore authenticated and delivered under the Indenture except:

(i)

Notes theretofore canceled by the Note Registrar or delivered to the Note Registrar for cancellation;

(ii)

Notes or portions thereof the payment for which money in the necessary amount has been theretofore deposited with the Indenture Trustee or the Paying Agent in trust for the Noteholders thereof (provided, however, that if such Notes are to be redeemed, notice of such redemption has been duly given pursuant to the Indenture); and

(iii)

Notes in exchange for or in lieu of other Notes which have been authenticated and delivered pursuant to the Indenture unless proof satisfactory to the Indenture Trustee is presented that any such Notes are held by a bona fide purchaser;

provided that in determining whether the Group I and/or Noteholders, as applicable, of the requisite Outstanding Amount of the Notes have given any request, demand, authorization, direction, notice, consent or waiver hereunder or under any other Basic Document, Notes owned by the Issuer, any other obligor upon the Notes, KBNA, the Depositor, the Administrator, the Master Servicer, any Subservicer or any Affiliate of any of the foregoing Persons shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Indenture Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Notes that a Responsible Officer of the Indenture Trustee either actually knows to be so owned or has received written notice thereof shall be so disregarded.  Notes so owned that have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Indenture Trustee the pledgee’s right so to act with respect to such Notes and that the pledgee is not the Issuer, any other obligor upon the Notes, KBNA, the Depositor, the Administrator, the Master Servicer, any Subservicer or any Affiliate of any of the foregoing Persons.

“Outstanding Amount” means the aggregate principal amount of all Group I and/or Group II Notes, as applicable, Outstanding at the date of determination.

“Owner Trustee” means The Bank of New York (Delaware), a Delaware banking corporation, not in its individual capacity but solely as Owner Trustee under the Trust Agreement.

“Paying Agent” means Deutsche Bank Trust Company Americas or any other Person that meets the eligibility standards for the Indenture Trustee specified in Section 6.11 of the Indenture and is authorized by the Issuer to make the payments to and distributions from the Collection Accounts and payments of principal of and interest and any other amounts owing on the Notes on behalf of the Issuer.

“Person” means any individual, corporation, estate, partnership, joint venture, association, joint stock company, trust (including any beneficiary thereof), unincorporated organization or government or any agency or political subdivision thereof.

“PHEAA” means the Pennsylvania Higher Education Assistance Agency, an agency of the Commonwealth of Pennsylvania.

“PHEAA Subservicing Agreements” means the collective reference to the two certain Subservicing Agreements (one with respect to the Group I Student Loans and the other with respect to the Group II Student Loans), each dated as of December 1, 2006, and each between PHEAA and the Master Servicer.

“PHEAA Trust Receipt” means the two Trust Receipts, each dated December 7, 2006, from PHEAA acknowledging the receipt and possession of the Financed Student Loan Files relating to the Financed Student Loans being subserviced by PHEAA.

“Physical Property” has the meaning assigned to such term in the definition of “Delivery” above.

“PLUS Loan” means a Financed Federal Loan designated as such that is made under the PLUS Loan Program pursuant to the Higher Education Act.

“Pool Balance” means the collective reference to the Group I Pool Balance and the Group II Pool Balance, as applicable.

“Pool Factor” means as of the close of business on a Distribution Date and for each Class of Notes, a seven-digit decimal figure equal to the outstanding principal balance of such Class of Notes divided by the original outstanding principal balance of such Class of Notes.  The Pool Factor for each Class of Notes will be 1.0000000 as of the Closing Date; thereafter, the Pool Factor for each Class of Notes will decrease to reflect reductions in the outstanding principal balance of such Classes of Notes.

“Predecessor Note” means, with respect to any particular Note, every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note; and, for the purpose of this definition, any Note authenticated and delivered under Section 2.05 of the Indenture and in lieu of a mutilated, lost, destroyed or stolen Note shall be deemed to evidence the same debt as the mutilated, lost, destroyed or stolen Note.

“Prime Rate” means the rate published as the Prime Rate in The Wall Street Journal in its Money Rates section, or if more than one Prime Rate is published by The Wall Street Journal, the highest of such rates.

“Private Consolidation Guarantee Fee” means, with respect to each Private Consolidation Loan that is guaranteed, a fee charged to the borrower to discharge the underlying Financed Private Loans and included in the original principal amount of such Private Consolidation Loan.

“Private Consolidation Loan” means a loan to an eligible borrower that represents the refinancing of Financed Private Loans of such borrower in accordance with the terms of the Programs.

“Private Guarantor” means TERI.

“Proceeding” means any suit in equity, action at law or other judicial or administrative proceeding.

“Programs” means the Graduate Loan Programs and Undergraduate Loan Programs, as in effect from time to time.

“Purchase Amount” means, as of the close of business on the last day of a Collection Period, 100% of the amount required to prepay in full the respective Group I Student Loan, and 100% of the amount required to prepay in full the respective Group II Student Loan, in each case under the terms thereof including all accrued interest thereon expected to be capitalized upon entry into repayment and any lost Interest Subsidy Payments and Special Allowance Payments (with respect to the Group I Student Loans only) with respect thereto.

“Purchased Student Loan” means a Financed Student Loan purchased as of the close of business on the last day of a Collection Period by the Master Servicer (or any Subservicer acting on its behalf) pursuant to Section 4.06 of the Sale and Servicing Agreement or repurchased by the Depositor (or KBNA acting on its behalf), pursuant to Section 3.02 of the Sale and Servicing Agreement.

“Rating Agency” means each of Moody’s, Fitch and S&P.  If any such organization or successor is no longer in existence, “Rating Agency” shall be a nationally recognized statistical rating organization or other comparable Person designated by the Depositor, notice of which designation shall be given to the Indenture Trustee, the Eligible Lender Trustee, the Master Servicer and each Subservicer.

“Rating Agency Condition” means, with respect to any action, that each Rating Agency shall have been given 10 days’ prior notice thereof (or such shorter period as shall be acceptable to the Rating Agencies) and that the Rating Agencies shall have notified the Depositor, KBNA, the Master Servicer, the Eligible Lender Trustee and the Indenture Trustee in writing that such action will not in and of itself result in a reduction or withdrawal of the then current rating of the Group I and/or Group II Notes, as applicable.

“Realized Loss Amount” means with respect to the Group I Student Loans and the Group II Student Loans, respectively, (1) with respect to any Distribution Date prior to the Group I or Group II Parity Date, as applicable, an amount equal to the positive difference of any of (x) the sum of the Group I or Group II Pool Balance, as applicable as of the last day of the second preceding Collection Period (or, in the case of the first Distribution Date, as of the Cutoff Date), minus the sum of the Group I or Group II Pool Balance, respectively, as of the last day of the related Collection Period, minus (y) the amount of Group I or Group II Available Funds, as the case may be, remaining to be distributed as the related Noteholders’ Principal Distribution Amount for the Group I or Group II Notes, respectively, on such Distribution Date pursuant to Sections 5.05(c)(X)(5) or 5.05(c)(Y)(6), respectively, of the Sale and Servicing Agreement and (2) with respect to any Distribution Date on and after the Group I or Group II Parity Date, respectively, an amount equal to (A) the related Noteholders’ Principal Distribution Amount for the Group I or Group II Notes, respectively, for such Distribution Date minus (B) the amount of Group I or Group II Available Funds, respectively, remaining to be distributed as the related Noteholders’ Principal Distribution Amount for the Group I or Group II Notes, respectively, on such Distribution Date pursuant to Sections 5.05(c)(X)(5) or 5.05(c)(Y)(6), respectively, of the Sale and Servicing Agreement.

“Realized Losses” means the excess of the aggregate principal balance of any Liquidated Student Loan plus accrued but unpaid interest thereon over the related Liquidation Proceeds to the extent allocable to principal.

“Record Date” means, with respect to a Distribution Date or Redemption Date, the close of business on the 26th day of the calendar month in which such Distribution Date or Redemption Date occurs.

“Recoveries” means, with respect to any Liquidated Student Loan, moneys collected in respect thereof, from whatever source, during any Collection Period following the Collection Period in which such Group I or Group II Student Loan, as applicable, became a Liquidated Student Loan, net of the sum of any amounts expended by the Master Servicer (or any Subservicer acting on its behalf) for the account of any Obligor and any amounts required by law to be remitted to the Obligor.

“Redemption Date” means in the case of a payment to the Group I or Group II Noteholders, as the case may be, pursuant to Section 10.01 of the Indenture, the Distribution Date specified by the Administrator or the Issuer pursuant to Section 10.01 of the Indenture.

“Redemption Price” means in the case of a payment made to the Group I or Group II Noteholders pursuant to Section 10.01 of the Indenture, the amount to be so paid.

“Reference Bank” means a leading bank (i) engaged in transactions in Eurodollar deposits in the international Eurocurrency market, (ii) not controlling, controlled by or under common control with the Administrator and (iii) having an established place of business in London.

“Regulation AB” means  Subpart 229.1100 – Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100-229.1123, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the Commission in the adopting release (Asset-Backed Securities, Securities Act Release No. 33-8518, 70 Fed. Reg. 1,506, 1,531 (Jan. 7, 2005)) or by the staff of the Commission, or as may be provided by the Commission or its staff from time to time.

“Rehabilitated Student Loans” means the Group II Student Loans that are 100% guaranteed by TERI, which were at one time in default and transferred to TERI upon its guaranty claim payment but have since made at least three consecutive monthly payments in full and were transferred back to the Seller and, as of the Cutoff Date, are no more than 150 days delinquent in payment of interest and principal.

“Remote Time-Sharing Services Program” means the various services and programs made available by PHEAA to KBNA pursuant to the Society RT-SS Agreement.

“Representative” means Deutsche Bank Securities Inc., as representative of the several Underwriters under the Underwriting Agreement.

“Reserve Accounts” means the collective reference to the Group I Reserve Account and the Group II Reserve Account.

“Responsible Officer” means, with respect to the Indenture Trustee or the Eligible Lender Trustee, any officer within the Corporate Trust Office of the Indenture Trustee or the Eligible Lender Trustee, including any Vice President, Assistant Vice President, Secretary, Assistant Secretary, or any other officer of the Indenture Trustee or the Eligible Lender Trustee customarily performing functions similar to those performed by any of the above designated officers, with direct responsibility for the administration of the Indenture (or the Trust Agreement, as amended from time to time, as applicable to the Eligible Lender Trustee) and the other Basic Documents on behalf of the Indenture Trustee or the Eligible Lender Trustee and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer’s knowledge of and familiarity with the particular subject.

“S&P” means Standard and Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc.

“Sale and Servicing Agreement” means the Sale and Servicing Agreement dated as of December 1, 2006 among the Issuer, the Depositor, the Administrator, the Eligible Lender Trustee and the Master Servicer.

“Sarbanes Certification” means the certification required by Rules 13a-14(d) and 15(d)-14(d) under the Exchange Act (pursuant to Section 302 of the Sarbanes Oxley Act of 2002).

“Schedules of Financed Student Loans” means the listing of the Financed Student Loans set forth in Schedules A-1 and A-2 to the Sale and Servicing Agreement and to the Indenture (which Schedules may be in the form of microfiche or computer tape), as amended.

“Securities” means the Notes.

“Securities Act” means the Securities Act of 1933, as amended.

“Seller” means KBNA.

“Senior Percentage” means, with respect to the (i) Group I Notes only, the percentage equivalent of a fraction, the numerator of which is the aggregate principal balance of the Group I Senior Notes, and the denominator of which is the sum of the aggregate principal balance of all the Group I Notes and (ii) Group II Notes only, the percentage equivalent of a fraction, the numerator of which is the aggregate principal balance of the Group II Senior Notes, and the denominator of which is the sum of the aggregate principal balance of all the Group II Notes.

“Servicer’s Report” means any report of the Master Servicer (or any Subservicer acting at the direction of the Master Servicer) delivered pursuant to Section 4.08(a) or (b) of the Sale and Servicing Agreement, substantially in the form acceptable to the Administrator.

“Servicing Criteria” means the “servicing criteria” set forth in Item 1122(d) of Regulation AB, as such may be amended from time to time.

“SLS Loan” means a Financed Federal Loan designated as such that is made under the Supplemental Loans for Students Program pursuant to the Higher Education Act.

“Society” means Society National Bank, predecessor in interest to KBNA and successor in interest to Ameritrust.

“Society RT-SS Agreement” means (i) the Remote Time-Sharing Services Agreement, dated January 28, 1992, by and between PHEAA and Society, as amended from time to time, relating to certain Financed Student Loans, or (ii) after the expiration of the agreement described in clause (i), the then current agreement relating to the provision of remote time-sharing services between PHEAA and KBNA, or if no such agreement exists, the last such agreement to be in existence; and any references to specific sections of the Society RT-SS Agreement shall mean the sections of the agreement described in clause (i) of this definition or the substantially similar provisions of the relevant agreement described in clause (ii) of this definition.

“Special Allowance Payments” means payments, designated as such, consisting of effective interest subsidies by the Department in respect of the Financed Federal Loans to the Eligible Lender Trustee on behalf of the Trust in accordance with the Higher Education Act.

“Specified Reserve Account Balance” means, with respect to any distribution date: (1) with respect to the Group I Reserve Account, an amount equal to the greater of (x) 0.25% of the Group I Pool Balance of the Group I Student Loans, and (y) 0.15% of the aggregate principal balance of the Group I Student Loans as of the Cutoff Date; and (2) with respect to the Group II Reserve Account, an amount equal to the greater of (x) 3.50% of the Group II Pool Balance of the Group II Student Loans, and (y) 0.50% of the aggregate principal balance of the Group II Student Loans as of the Cutoff Date; provided, however, in each case, in no event will such balance exceed the sum of the outstanding principal amount of the related group of Notes.

“Stafford Loan” means a Financed Federal Loan designated as such that is made under the Federal Stafford Loan Program in accordance with the Higher Education Act.

“State” means any one of the 50 States of the United States of America or the District of Columbia.

“Statistical Cutoff Date” means October 1, 2006, with respect to the Financed Student Loans.

“Stepdown Date” means, with respect to the Group I or Group II Notes, as applicable, the earlier of (i) the first date on which no Group I or Group II Senior Notes, as applicable, remain outstanding or (ii) the December 2011 Distribution Date.

“Student Loans” means education loans to students and parents or sponsors of students.

“Student Loan Transfer Agreement” means the Student Loan Transfer Agreement, dated as of December 1, 2006, among KBNA, as seller, the Depositor, as purchaser, and the Depositor Eligible Lender Trustee, whereunder the Student Loans are sold to the Depositor.

“Subcontractor”  means any vendor, subcontractor or other Person that is not responsible for the overall servicing (as “servicing” is commonly understood by participants in the student loan-backed securities market) of Financed Student Loans but performs one or more of the discrete functions identified in Item 1122(d) of Regulation AB with respect to the Financed Student Loans under the direction or authority of the Administrator, Servicer or Indenture Trustee (as applicable).

“Subordinate Note Principal Trigger” means, with respect to the Group I or Group II Subordinate Notes, as applicable,  and will occur and be continuing if a related Note Parity Trigger occurs and is continuing with respect to the Group I or Group II Notes, as applicable.  In addition, a Subordinate Note Principal Trigger with respect to the Group I or Group II Subordinate Notes, as applicable, will occur if the Cumulative Default Percentage for the Group I or Group II Student Loans exceeds 25% and 17%, respectively, (or such higher percentage which satisfies the Rating Agency Condition) as of the end of the related Collection Period.

“Subordinate Percentage” means, for the Group I or Group II Notes, as applicable, is equal to 100% minus the Senior Percentage of the Group I or Group II Notes, respectively.

“Subservicer” initially means each of PHEAA, in its capacity as subservicer of the Financed Student Loans it services on behalf of the Master Servicer pursuant to the PHEAA Subservicing Agreements, and GLELSI, as subservicer of the Financed Student Loans it services on behalf of the Master Servicer pursuant to the GLELSI Subservicing Agreements, as applicable, and such other Subservicers as may, from time to time, be appointed by the Master Servicer as Subservicers in accordance with the provisions of Section 4.13 of the Sale and Servicing Agreement.

“Subsequent Transfer Date” has the meaning set forth in Section 3.02(b) or Section 4.06(b), as applicable of the Sale and Servicing Agreement.

“Substituted Student Loan” means any student loan substituted by the Depositor (or KBNA on its behalf), pursuant to the terms of Section 3.02(b) of the Sale and Servicing Agreement or by the Master Servicer (or by the applicable Subservicer), pursuant to the terms of Section 4.06 of the Sale and Servicing Agreement, from time to time.

“Substitution Shortfall” means the amount of any shortfall between the Purchase Amount of the Substituted Student Loans and the Purchase Amount of the Financed Student Loans for which they are being substituted.

“Successor Administrator” has the meaning specified in Section 3.07(e) of the Indenture.

“Successor Master Servicer” has the meaning specified in Section 3.07(e) of the Indenture.

“Telerate Page 3750” means the display page so designated on the Bridge Telerate Service (or such other page as may replace that page on that service for the purpose of displaying comparable rates or prices) or such comparable page on a comparable service.

“TERI” means The Education Resources Institute, Inc., a Massachusetts non-profit corporation.

“Three-Month LIBOR” means the London interbank offered rate ("LIBOR") for deposits in U.S. dollars having a maturity of three months commencing on the related LIBOR Determination Date (the "Index Maturity") which appears on Telerate Page 3750 as of 11:00 a.m., London time, on such LIBOR Determination Date.  If such rate does not appear on Telerate Page 3750, the rate for that day will be determined on the basis of the rates at which deposits in U.S. dollars, having the Index Maturity and in a principal amount of not less than U.S. $1,000,000, are offered at approximately 11:00 a.m., London time, on such LIBOR Determination Date to prime banks in the London interbank market by the Reference Banks.  The Administrator will request the principal London office of each of such Reference Banks to provide a quotation of its rate.  If at least two such quotations are provided, the rate for that day will be the arithmetic mean of the quotations.  If fewer than two quotations are provided, the rate for that day will be the arithmetic mean of the rates quoted by major banks in New York City, selected by the Administrator, at approximately 11:00 a.m., New York City time, on such LIBOR Determination Date for loans in U.S. dollars to leading European banks having the Index Maturity and in a principal amount of not less than U.S. $1,000,000; provided that if the banks selected as aforesaid are not quoting as mentioned in this sentence, Three-Month LIBOR in effect for the applicable reset period will be Three-Month LIBOR in effect for the previous reset period.

“Transferred MPN Loans” means those Financed Student Loans that are MPN Loans.

“Treasury Regulations” means regulations, including proposed or temporary regulations, promulgated under the Code.  References in any document or instrument to specific provisions of proposed or temporary regulations shall include analogous provisions of final Treasury Regulations or other successor Treasury Regulations.

“Trust” means the Issuer, established pursuant to the Trust Agreement.

“Trust Account Property” means the Trust Accounts, all amounts and investments held from time to time in any Trust Account (whether in the form of deposit accounts, Physical Property, book-entry securities, uncertificated securities or otherwise), including the Group I and Group II Reserve Account Initial Deposits and all proceeds of the foregoing.

“Trust Accounts” has the meaning specified in Section 5.01 of the Sale and Servicing Agreement.

“Trust Agreement” means the Trust Agreement, dated as of October 26, 2006, between the Depositor and the Owner Trustee, as amended and restated by the Amended and Restated Trust Agreement, dated as of December 1, 2006, among the Depositor, the Owner Trustee and the Eligible Lender Trustee.

“Trust Certificate” means the Certificate.

“Trust Estate” means all right, title and interest of the Trust (or the Eligible Lender Trustee on behalf of the Trust) in and to the property and rights assigned to the Trust pursuant to Article II of the Sale and Servicing Agreement, all funds on deposit from time to time in the Trust Accounts and all other property of the Trust from time to time, including any rights of the Eligible Lender Trustee and the Trust pursuant to the Sale and Servicing Agreement and the Administration Agreement.

“Trust Indenture Act” or “TIA” means the Trust Indenture Act of 1939 as in force on the date hereof, unless otherwise specifically provided.

“Trust Receipts” means the collective reference to the GLELSI Trust Receipt and the PHEAA Trust Receipt.

“TGSLC” means Texas Guaranteed Student Loan Corporation.

“UCC” means, unless the context otherwise requires, the Uniform Commercial Code, as in effect in the relevant jurisdiction, as amended from time to time.

“Undergraduate Loan Programs” means the loan programs pursuant to which KBNA or KBUSA made loans to students enrolled in approved or accredited undergraduate institutions.

“Underwriters” shall mean Deutsche Bank Securities Inc, KeyBanc Capital Markets, a Division of McDonald Investments Inc. and Credit Suisse Securities (USA).

“Underwriting Agreement” shall mean the Note Underwriting Agreement.

“Underwriter Information” shall have the meaning given to such term in Section 2(b) of the Underwriting Agreement.

“USAF” means United Student Aid Fund, Inc., an Indiana corporation.

SCHEDULE A-1
TO THE
SALE AND SERVICING AGREEMENT

Schedule of Group I Student Loans (which shall include any Add-On Consolidation Loans added to existing Federal Consolidation Loans during the Consolidation Loan Add-On Period)

Delivered to the Indenture Trustee.

SCHEDULE A-2
TO THE
SALE AND SERVICING AGREEMENT

Schedule of Group II Student Loans

Delivered to the Indenture Trustee

SCHEDULE C
TO THE
SALE AND SERVICING AGREEMENT

Location of Financed Student Loan Files - PHEAA

Documents relating to the Financed Student Loans being subserviced by PHEAA on behalf of the Master Servicer pursuant to the PHEAA Subservicing Agreements (including original notes) are stored at PHEAA’s facility at 1200 North 7th Street, Harrisburg, Pennsylvania 17102.

Location of Financed Student Loan Files - GLELSI

Documents relating to the Financed Student Loans being subserviced by GLELSI on behalf of the Master Servicer pursuant to the GLELSI Subservicing Agreements (including original notes) are stored at GLELSI’s facilities at 2401 International Lane, Madison, Wisconsin 53704, and, on behalf of GLELSI, at the offices of Datakeep Inc., 2538 Daniels Street, Madison, Wisconsin 53718.

SCHEDULE D
TO THE
SALE AND SERVICING AGREEMENT

[RESERVED]

SCHEDULE E
TO THE
SALE AND SERVICING AGREEMENT

1.

Fees.  The Master Servicing Fee payable to the Master Servicer on each Monthly Servicing Payment Date in accordance with Sections 4.07 and 5.05(b), (c)(X)(1) and (c)(Y)(1) of the Sale and Servicing Agreement shall be equal to 0.0416666% (0.50% on an annualized basis) (the “Master Servicing Fee Percentage”) of the Group I and Group II Pool Balance, respectively, as of the last day of the preceding calendar month (the “Master Servicing Fee”).

2.

Adjustments.  If a demonstrable and significant increase occurs in the costs incurred by the Master Servicer in providing and/or arranging for the services to be provided under the Sale and Servicing Agreement, whether due to changes in applicable governmental regulations, guarantor program requirements or regulations, United States Postal Service postage rates or some other identifiable cost increasing event, the Depositor, the Eligible Lender Trustee on behalf of the Issuer and the Master Servicer shall negotiate in good faith a reasonable increase in the Master Servicing Fee Percentage to reflect the increased costs of the Master Servicer (subject to satisfaction of the Rating Agency Condition).

EXHIBIT A
TO THE
SALE AND SERVICING AGREEMENT

Form of Noteholders’ Statement pursuant to Section 5.07 of Sale and Servicing Agreement

Capitalized Terms used herein are defined in Appendix A thereto.

Distribution Date:___________________

(amounts in whole dollars unless otherwise noted)
			Noteholders' Distribution Amount	Note	Subordinate Note Principal Triggers	Principal Remaining After Distribution		Master Servicing	Administration
		Principal	Interest	Interest	in effect?	Principal	Principal
		Distribution	Distribution	Rate	( Y / N / -- )	Outstanding	Pool Factor	Fees	Fees
(A)	Distribution/Payment Amounts
	(i)	Class I-A-1 Notes
	(ii)	Class I-A-2 Notes
	(iii)	Class I-B Notes
	(iv)	Total Group I Notes

	(v)	Class II-A-1 Notes
	(vi)	Class II-A-2 Notes
	(vii)	Class II-A-3 Notes
	(viii)	Class II-A-4 Notes
	(ix)	Class II-B Notes
	(x)	Class II-C Notes
	(xi)	Total Group II Notes

(B)	Amounts per $1000 of original Note Principal Amount as of the Closing Date
	(i)	Class I-A-1 Notes
	(ii)	Class I-A-2 Notes
	(iii)	Class I-B Notes
	(iv)	Total Group I Notes

	(v)	Class II-A-1 Notes
	(vi)	Class II-A-1 Notes
	(vii)	Class II-A-3 Notes
	(viii)	Class II-A-4 Notes
	(ix)	Class II-B Notes
	(x)	Class II-C Notes
	(xi)	Total Group II Notes

(C)	Pool Performance Metrics		Group I		Group II
			# Loans	Principal	# Loans		Principal
	(i)	Group Pool Balance

	(ii)	30-60 Days Delinquent
	(iii)	61-90 Days Delinquent
	(iv)	91-120 Days Delinquent
	(v)	121-150 Days Delinquent
	(vi)	151-180 Days Delinquent
	(vii)	More than 180 Days Delinquent
	(viii)	Claims Filed Awaiting Payment
	(ix)	Total Delinquency

	(x)	Realized Losses

(D)	Reserve & Group I Capitalized Interest Account Usage		Group I		Group II
	(i)	Amount remaining in Reserve Accounts
	(ii)	Amount of Interest and Expense Draw from Reserve Accounts
	(iii)	Amount remaining in the Group I Capitalized Interest Account

EXHIBIT B
TO THE
SALE AND SERVICING AGREEMENT

[RESERVED]

EXHIBIT C

TO THE
SALE AND SERVICING AGREEMENT

[RESERVED]

EXHIBIT D
TO THE
SALE AND SERVICING AGREEMENT

ASSIGNMENT

For value received, in accordance with the Sale and Servicing Agreement (the “Sale and Servicing Agreement”) dated as of December 1, 2006, among KeyCorp Student Loan Trust 2006-A, as issuer (the “Issuer”), KeyBank National Association, as master servicer (the “Master Servicer”) and seller (the “Seller”), Key Consumer Receivables LLC, as depositor (the “Depositor”), JPMorgan Chase Bank, National Association, solely as eligible lender trustee on behalf of the Issuer and not in its individual capacity (the “Eligible Lender Trustee”) and as depositor eligible lender trustee (the “Depositor Eligible Lender Trustee”) on behalf of  the Depositor, and KeyBank National Association, as administrator (the “Administrator”), the undersigned does hereby sell, assign, transfer and otherwise convey unto the Issuer (with respect to the beneficial ownership interest), and, with respect to legal title, the Eligible Lender Trustee on behalf of the Issuer, without recourse (subject to the obligations set forth in the Sale and Servicing Agreement), (i) all right, title and interest of the undersigned in and to the Financed Student Loans and all obligations of the Obligors thereunder including all moneys paid thereunder and all written communications received by the Depositor (and the Depositor Eligible Lender Trustee) with respect thereto (including borrower correspondences, notices of death, disability or bankruptcy and requests for deferrals or forbearances), on or after the Cutoff Date, (ii) the rights of the Depositor set forth in Sections 2.01(ii) and 2.01(iii) of the Sale and Servicing Agreement, and (iii) the proceeds of any and all of the foregoing.  The foregoing sale does not constitute and is not intended to result in any assumption by the Issuer or the Eligible Lender Trustee of any obligation of the Seller to the Obligors with respect to the Financed Student Loans or any other person in connection with the Financed Student Loans or any agreement or instrument relating to any of them.

In addition, the undersigned, by execution of this instrument, hereby endorses the promissory notes evidencing each Financed Student Loan described in Schedules A-1 and A-2 to the Sale and Servicing Agreement in favor of the Eligible Lender Trustee on behalf of the Issuer, without recourse (subject to the obligations set forth in the Sale and Servicing Agreement) against the undersigned.  This indorsement may be effected by attaching a facsimile hereof to each or any of such promissory notes.

This Assignment is made pursuant to and upon the representations, warranties and agreements on the part of the undersigned contained in the Sale and Servicing Agreement and is to be governed by the Sale and Servicing Agreement.

Capitalized terms used but not defined herein shall have the meaning assigned to them in Appendix A to the Sale and Servicing Agreement, which also contains rules as to usage that shall be applicable herein.

IN WITNESS WHEREOF, the undersigned has caused this Assignment to be duly executed as of December 7, 2006.

KEY CONSUMER RECEIVABLES LLC, as Depositor
By: ______________________________________
Name: Krista C. Neal
Title: Treasurer
JPMorgan Chase Bank, National Association, as Depositor Eligible Lender Trustee for the Depositor
By: ______________________________________
Name:
Title:

EXHIBIT E
TO THE
SALE AND SERVICING AGREEMENT

[RESERVED]

EXHIBIT F

Servicing Criteria To Be Addressed In Assessment Of Compliance

The assessment of compliance to be delivered by the Master Servicer, shall address, at a minimum, the criteria identified as below as “Applicable Servicing Criteria”:

Reference	Criteria	Applicability
General Servicing Considerations
1122(d)(1)(i)	Policies and procedures are instituted to monitor any performance or other triggers and events of default in accordance with the transaction agreements.	X
1122(d)(1)(ii)	If any material servicing activities are outsourced to third parties, policies and procedures are instituted to monitor the third party’s performance and compliance with such servicing activities.	X
1122(d)(1)(iii)	Any requirements in the transaction agreements to maintain a back-up servicer for the pool assets are maintained.	N/A
1122(d)(1)(iv)

A fidelity bond and errors and omissions policy is in effect on the party participating in the servicing function throughout the reporting period in the amount of coverage required by and otherwise in accordance with the terms of the transaction agreements.

X
Cash Collection and Administration
1122(d)(2)(i)

Payments on pool assets are deposited into the appropriate custodial bank accounts and related bank clearing accounts no more than two business days following receipt, or such other number of days specified in the transaction agreements.

X
1122(d)(2)(ii)	Disbursements made via wire transfer on behalf of an obligor or to an investor are made only by authorized personnel.	N/A
1122(d)(2)(iii)

Advances of funds or guarantees regarding collections, cash flows or distributions, and any interest or other fees charged for such advances, are made, reviewed and approved as specified in the transaction agreements.

N/A
1122(d)(2)(iv)

The related accounts for the transaction, such as cash reserve accounts or accounts established as a form of over collateralization, are separately maintained (e.g., with respect to commingling of cash) as set forth in the transaction agreements.

N/A
1122(d)(2)(v)

Each custodial account is maintained at a federally insured depository institution as set forth in the transaction agreements. For purposes of this criterion, “federally insured depository institution” with respect to a foreign financial institution means a foreign financial institution that meets the requirements of Rule 13k-1(b)(1) of the Securities Exchange Act.

X
1122(d)(2)(vi)	Unissued checks are safeguarded so as to prevent unauthorized access.	X
1122(d)(2)(vii)

Reconciliations are prepared on a monthly basis for all asset-backed securities related bank accounts, including custodial accounts and related bank clearing accounts. These reconciliations are (A) mathematically accurate; (B) prepared within 30 calendar days after the bank statement cutoff date, or such other number of days specified in the transaction agreements; (C) reviewed and approved by someone other than the person who prepared the reconciliation; and (D) contain explanations for reconciling items. These reconciling items are resolved within 90 calendar days of their original identification, or such other number of days specified in the transaction agreements.

X

Investor Remittances and Reporting
1122(d)(3)(i)

Reports to investors, including those to be filed with the Commission, are maintained in accordance with the transaction agreements and applicable Commission requirements. Specifically, such reports (A) are prepared in accordance with timeframes and other terms set forth in the transaction agreements; (B) provide information calculated in accordance with the terms specified in the transaction agreements; (C) are filed with the Commission as required by its rules and regulations; and (D) agree with investors’ or the trustee’s records as to the total unpaid principal balance and number of pool assets serviced by the servicer.

N/A
1122(d)(3)(ii)	Amounts due to investors are allocated and remitted in accordance with timeframes, distribution priority and other terms set forth in the transaction agreements.	N/A
1122(d)(3)(iii)	Disbursements made to an investor are posted within two business days to the servicer’s investor records, or such other number of days specified in the transaction agreements.	N/A
1122(d)(3)(iv)	Amounts remitted to investors per the investor reports agree with cancelled checks, or other form of payment, or custodial bank statements.	N/A
Pool Asset Administration
1122(d)(4)(i)	Collateral or security on pool assets is maintained as required by the transaction agreements or related pool asset documents.	N/A
1122(d)(4)(ii)	Pool assets and related documents are safeguarded as required by the transaction agreements	X
1122(d)(4)(iii)	Any additions, removals or substitutions to the asset pool are made, reviewed and approved in accordance with any conditions or requirements in the transaction agreements.	X
1122(d)(4)(iv)

Payments on pool assets, including any payoffs, made in accordance with the related pool asset documents are posted to the servicer’s obligor records maintained no more than two business days after receipt, or such other number of days specified in the transaction agreements, and allocated to principal, interest or other items (e.g., escrow) in accordance with the related pool asset documents.

X
1122(d)(4)(v)	The servicer’s records regarding the pool assets agree with the servicer’s records with respect to an obligor’s unpaid principal balance.	X
1122(d)(4)(vi)

Changes with respect to the terms or status of an obligor's pool assets (e.g., loan modifications or re-agings) are made, reviewed and approved by authorized personnel in accordance with the transaction agreements and related pool asset documents.

X
1122(d)(4)(vii)

Loss mitigation or recovery actions (e.g., forbearance plans, modifications and deeds in lieu of foreclosure, foreclosures and repossessions, as applicable) are initiated, conducted and concluded in accordance with the timeframes or other requirements established by the transaction agreements.

X
1122(d)(4)(viii)

Records documenting collection efforts are maintained during the period a pool asset is delinquent in accordance with the transaction agreements. Such records are maintained on at least a monthly basis, or such other period specified in the transaction agreements, and describe the entity’s activities in monitoring delinquent pool assets including, for example, phone calls, letters and payment rescheduling plans in cases where delinquency is deemed temporary (e.g., illness or unemployment).

X
1122(d)(4)(ix)	Adjustments to interest rates or rates of return for pool assets with variable rates are computed based on the related pool asset documents.	X
1122(d)(4)(x)

Regarding any funds held in trust for an obligor (such as escrow accounts): (A) such funds are analyzed, in accordance with the obligor’s pool asset documents, on at least an annual basis, or such other period specified in the transaction agreements; (B) interest on such funds is paid, or credited, to obligors in accordance with applicable pool asset documents and state laws; and (C) such funds are returned to the obligor within 30 calendar days of full repayment of the related pool assets, or such other number of days specified in the transaction agreements.

N/A
1122(d)(4)(xi)

Payments made on behalf of an obligor (such as tax or insurance payments) are made on or before the related penalty or expiration dates, as indicated on the appropriate bills or notices for such payments, provided that such support has been received by the servicer at least 30 calendar days prior to these dates, or such other number of days specified in the transaction agreements.

N/A
1122(d)(4)(xii)

Any late payment penalties in connection with any payment to be made on behalf of an obligor are paid from the servicer’s funds and not charged to the obligor, unless the late payment was due to the obligor’s error or omission.

N/A
1122(d)(4)(xiii)

Disbursements made on behalf of an obligor are posted within two business days to the obligor’s records maintained by the servicer, or such other number of days specified in the transaction agreements.

N/A
1122(d)(4)(xiv)	Delinquencies, charge-offs and uncollectible accounts are recognized and recorded in accordance with the transaction agreements.	X
1122(d)(4)(xv)	Any external enhancement or other support, identified in Item 1114(a)(1) through (3) or Item 1115 of Regulation AB, is maintained as set forth in the transaction agreements.	N/A

Exhibit G

FORM OF ANNUAL CERTIFICATION

Re:

The Sale and Servicing Agreement dated as of December 1, 2006 (the “Agreement”), among KeyCorp Student Loan Trust 2006-A, as Issuer, Key Consumer Receivables LLC, as Depositor, KeyBank National Association, as Master Servicer and Seller, KeyBank National Association, as Administrator and JPMorgan Chase Bank, National Association, as Eligible Lender Trustee

I, ________________________________, the _______________________ of KeyBank National Association (the “Master Servicer”), certify to the Administrator, on behalf of the Issuer, and their officers, with the knowledge and intent that they will rely upon this certification, that:

(1)

I have reviewed the servicer compliance statement of the Master Servicer provided in accordance with Item 1123 of Regulation AB (the “Compliance Statement”), the report on assessment of the Master Servicer’s compliance with the servicing criteria set forth in Item 1122(d) of Regulation AB (the “Servicing Criteria”), provided in accordance with Rules 13a-18 and 15d-18 under Securities Exchange Act of 1934, as amended (the “Exchange Act”) and Item 1122 of Regulation AB (the “Servicing Assessment”), the registered public accounting firm’s attestation report provided in accordance with Rules 13a-18 and 15d-18 under the Exchange Act and Section 1122(b) of Regulation AB (the “Attestation Report”), and all servicing reports, officer’s certificates and other information relating to the servicing of the Financed Student Loans by the Master Servicer during 200[ ] that were delivered by the Master Servicer to the Administrator, on behalf of the Issuer, pursuant to the Agreement (collectively, the “Company Servicing Information”);

(2)

Based on my knowledge, the Company Servicing Information, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in the light of the circumstances under which such statements were made, not misleading with respect to the period of time covered by the Company Servicing Information;

(3)

Based on my knowledge, all of the distribution, servicing and other information required to be provided in the Company Servicing Information for the period covered by this report is included in the Company Servicing Information;

(4)

I am responsible for reviewing the activities performed by the Master Servicer under the Agreement, and based on my knowledge and the compliance review conducted in preparing the Compliance Statement and except as disclosed in the Compliance Statement, the Servicing Assessment or the Attestation Report, the Master Servicer has fulfilled its obligations under the Agreement in all material respects; and

(5)

The Compliance Statement required to be delivered by the Master Servicer pursuant to the Agreement, and the Servicing Assessment and Attestation Report required to be provided by the Master Servicer and by any Subservicer or Subcontractor pursuant to the Agreement, have been provided to the Administrator, on behalf of the Issuer.  Any material instances of noncompliance described in such reports have been disclosed to the Administrator, on behalf of the Issuer.  Any material instance of noncompliance with the Servicing Criteria has been disclosed in such reports.

Date:

_________________________

By:  ________________________________
Name:
Title: